Exhibit 4.9

EXECUTION COPY

SECOND AMENDED AND RESTATED

MORTGAGE, SECURITY AGREEMENT AND INDENTURE OF TRUST

FROM

VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS

TO

SUNTRUST BANK, CENTRAL FLORIDA,

NATIONAL ASSOCIATION, AS TRUSTEE

Dated as of October 15, 1999

v

SECOND AMENDED AND RESTATED

MORTGAGE, SECURITY AGREEMENT AND INDENTURE OF TRUST

THIS SECOND AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT AND INDENTURE OF TRUST (this “Indenture”) dated as of October 15, 1999, being the Amended 1994 Indenture (as hereinafter defined) as amended and restated effective on the Initial Exchange Date (as hereinafter defined) from the VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS, a home rule unit of local government duly organized and validly existing under the Constitution and laws of the State of Illinois (the “Issuer”) to SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, (the “Trustee”), as successor trustee to US Bank Trust National Association, as successor trustee (the “Second Successor Trustee”) to First Trust of Illinois, National Association, as successor trustee to Bank of America Illinois (the “Original Trustee”).

WITNESSETH:

WHEREAS, the Industrial Project Revenue Bond Act, 65 ILCS 5/11-74-1 et seq., as supplemented and amended (the “Act”), authorizes the Issuer to issue revenue bonds to finance in whole or in part the cost of acquisition, purchase, construction, reconstruction, improvement, betterment or extension of any “industrial project” (as defined in the Act);

WHEREAS, the Act also authorizes the Issuer to lease any such industrial project to any enterprise described in the Act;

WHEREAS, pursuant to authority granted to it by the Act, as supplemented by the Local Government Debt Reform Act, 30 ILCS 350/1 et seq., as amended and supplemented, and the Tax Increment Allocation Redevelopment Act. 65 ILCS 5/11-74.4-1 et seq., as supplemented and amended (the “TIF Act”), the President and Board of Trustees of the Issuer adopted a resolution (the “Bond Resolution”) on September 20, 1994, as supplemented and amended by a resolution adopted by the President and Board of Trustees of the Issuer on October 18, 1994, authorizing assistance to Robbins Resource Recovery Partners, L.P. (the “Company”) in the financing of a recycling and waste-to-energy facility designed to process approximately 1,600 tons of municipal solid waste per day (the “Facility”), together with associated materials, ancillary structures and related contractual and property interests (collectively, the “Project”);

WHEREAS, the Issuer has entered into a Facility Site Lease and Host Benefits Agreement with the Company dated as of September 15, 1994 (the “Site Lease”), concerning the lease of the facility site described in Exhibit A hereto and the granting of certain easements and rights to the Company;

WHEREAS, the Company has entered into a project operating and maintenance agreement with FWI to provide for the operation and maintenance of the Facility;

WHEREAS, the Company has entered into waste disposal agreements with various municipalities to provide for the disposal of solid waste generated within the boundaries of such municipalities at the Facility;

WHEREAS, the Company has entered into an amended and restated electric service contract dated as of September 16, 1994, with Commonwealth Edison Company concerning the sale of electricity produced at the Facility, which contract has been further amended by the parties as follows:

(i)            Rate 18 Standby Electric Service Contract Addendum dated January 8, 1997;

(ii)           Addendum dated as of April 1, 1988;

(iii)          Addendum 2 dated as of January 1, 1999; and

(iv)          Addendum 3 dated as of May 26, 1999;

WHEREAS, the Issuer has entered into a Facility Lease Agreement dated as of September 15, 1994 (the “Original Facility Lease Agreement”) with the Company, concerning the lease of the Facility to the Company:

WHEREAS, the Issuer and Original Trustee were parties to a Mortgage, Security Agreement and Indenture of Trust, dated as of September 15, 1994 (the “Original Indenture”):

WHEREAS, pursuant to the Original Indenture the Issuer provided for the issuance of its Original Series 1994 Bonds (as hereinafter defined), including its $45,000,000 Taxable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project),  Series 1994C (the “1994C Bonds”) and its $20,000,000 Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project), Series 1994D (the “1994D Bonds”), for the purpose of financing a portion of the cost of acquiring, constructing, equipping and installing the Project and for any other purposes permitted by the Act and the TIF Act, subject to the provisions of the Original Indenture;

WHEREAS, pursuant to the Bond Resolution and the Original Indenture on November 23, 1994, the Issuer issued the Original Series 1994 Bonds in the combined aggregate principal amount of $385,000,000 for the purpose of (i) financing a portion of the cost of the Project, including certain capitalized interest on the Original Series 1994 Bonds, (ii) paying the costs of issuing the Original Series 1994 Bonds and (iii) funding a deposit to a debt service reserve account securing certain of the Original Series 1994 Bonds, as further described in the Original Indenture;

WHEREAS, all things necessary to make the Original Series 1994 Bonds, when authenticated by the Trustee and issued as provided in the Original Indenture, the valid, binding and legal obligations of the Issuer according to the import thereof and the terms of the Original Indenture, and to constitute the Original Indenture a valid pledge of and grant of a lien on the Trust Estate (as defined therein), subject to the provisions of the Original Indenture, for the purpose of providing for the operation and maintenance of the Project and to secure the payment of the principal of, premium, if any, and interest on the Bonds (as therein defined) were done and performed, in due form and time, as required by law;

WHEREAS, the execution and delivery of the Original Indenture and the execution and issuance of the Original Series 1994 Bonds, subject to the terms of the Original Indenture, were in all respects duly authorized by the Issuer;

WHEREAS, the Issuer and the Second Successor Trustee are parties to an Amended and Restated Mortgage, Security Agreement and Indenture of Trust, dated as of September 15, 1996 (the “Amended 1994 Indenture”), authorized by a bond ordinance adopted by the Issuer on September 10, 1996 (the “1996 Exchange Bond Ordinance”);

WHEREAS, the Issuer entered into the Amended 1994 Indenture to amend, restate and supersede the Original Indenture to accommodate an exchange of certain of the Original Series 1994A Bonds (as hereinafter defined) and Original Series 1994B Bonds (as hereinafter defined) for Exchanged 1994 Bonds (as hereinafter defined) of the same respective series bearing a lower interest rate (subject to increase in certain circumstances), having different redemption provisions, having a longer maturity, having the benefit of certain additional covenants and credit support arrangements, all as described more particularly therein (the “Exchanged 1994 Bonds”);

WHEREAS, pursuant to the 1996 Exchange Bond Ordinance and the Amended 1994 Indenture, on October 15, 1996 the Issuer issued the Exchanged 1994 Bonds in the combined aggregate principal amount of $319,750,000;

WHEREAS, the holders of Original Series 1994A Bonds issued on November 23, 1994 in the par amount of $250,000 chose not to consent to the offered exchange under the Amended 1994 Indenture (the “Non-Consenting Series 1994A Bonds”) and continued to hold the Original Series 1994A Bonds after issuance of the Exchanged 1994 Bonds (the Exchanged 1994 Bonds and the Non-Consenting Series 1994A Bonds, the “1994 Bonds”);

WHEREAS, all things necessary to make the Exchanged 1994 Bonds, when authenticated by the Trustee and issued as provided in the Amended 1994 Indenture, the valid, binding and legal obligations of the Issuer according to the import thereof and the terms of the Amended 1994 Indenture, and to constitute the Amended 1994 Indenture a valid pledge of and grant of a lien on the Trust Estate (as defined therein), subject to the provisions of the Amended 1994 Indenture, for the purpose of providing for the operation and maintenance of the Project and to secure the payment of the principal of, premium, if any, and interest on the Bonds (as therein defined) were done and performed, in due form and time, as required by law;

WHEREAS, the execution and delivery of the Amended 1994 Indenture and the execution and issuance of the Exchanged 1994 Bonds, subject to the terms of the Amended 1994 Indenture, were in all respects duly authorized by the Issuer;

WHEREAS, the 1994C Bonds were retired on July 24, 1997 and the 1994D Bonds were refunded at their maturity by the Issuer’s $20,350,000 Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project), Series 1997A (the “1997A Bonds”) issued on July 24, 1997 and secured under another indenture and without the benefit of any security under the Amended 1994 Indenture;

WHEREAS, the Issuer desires to enter into this Indenture to amend, restate and supersede the Amended 1994 Indenture in order to accommodate the issuance of the 1999 Bonds (as hereinafter defined) in exchange for the 1994 Bonds through a pre-packaged bankruptcy proceeding;

WHEREAS, new CUSIP numbers shall be assigned to the 1999 Bonds;

WHEREAS, pursuant to authority granted to it by the Act, as supplemented by the TIF Act, the President and Board of Trustees of the Issuer adopted on October 12, 1999 an ordinance (the “1999 Exchange Bond Ordinance”) authorizing this Indenture, the amendment and restatement of the Facility Lease Agreement (as hereinafter defined) and the issuance of the 1999 Bonds;

WHEREAS, portions of certain Litigation Proceeds (as hereinafter defined) respecting the Retail Rate Litigation (as hereinafter defined) will, by the terms of the Litigation Proceeds Trust Agreement, be paid to the Trustee for application to the redemption or payment of the Series 1999D Bonds and thereafter to the payments of other series of the Bonds as hereinafter provided;

WHEREAS, FWC has executed and delivered an Exit Funding Agreement dated as of October 15, 1999 between FWC and the Trustee, by the terms of which FWC has agreed, subject to the terms thereof, to make payments to the Trustee to be used to pay the debt service on the Series 1999C Bonds and the Series 1999D Bonds (to the extent not otherwise paid);

WHEREAS, all things necessary to make the 1999 Bonds, when authenticated by the Trustee and issued as provided in this Indenture, the valid, binding and legal obligations of the Issuer according to the import thereof and the terms of this Indenture, and to constitute this Indenture a valid and effective amendment and restatement of the Amended 1994 Indenture, a valid pledge of and grant of a lien on the Trust Estate, subject to the provisions of this Indenture, for the purpose of providing for the operation and maintenance of the Project and to secure the payment of the principal of, premium, if any, and interest on the 1999 Bonds have been done and performed, in due form and time, as required by law;

WHEREAS, the execution and delivery of this Indenture and the execution and issuance of the 1999 Bonds, subject to the terms hereof, have in all respects been duly authorized by the Issuer;

WHEREAS, additional amounts may be necessary to improve the Project or for other purposes set forth herein, opportunities may develop to reduce debt service on the 1999 Bonds and circumstances may occur that will require the restructuring of the 1999 Bonds, and as a result, provision has been and continues to be made for the issuance of additional bonds from time to time (the “Additional Bonds”);

WHEREAS, the 1999 Bonds and all Additional Bonds that will be issued under this Indenture have been and will continue to be, or will be, as the case may be, further secured by a mortgage on and security interest in the Project and a pledge and assignment of the Facility Lease Agreement (as hereinafter defined) to the Trustee, but only to the extent and subject to the limitations set forth in this Indenture; and

WHEREAS, the parties hereto hereby agree to the amendments and modifications provided for herein, subject to the terms and conditions hereinafter set forth;

GRANTING CLAUSES

NOW, THEREFORE, THIS MORTGAGE, SECURITY AGREEMENT AND INDENTURE OF TRUST WITNESSETH:

That in order to provide for the operation and maintenance of the Project and to secure the payment of the principal of, premium, if any, and interest on all Bonds issued and to be issued hereunder, according to the import thereof, and to reimburse any Credit Bank, any Debt Service Reserve Account Facility Provider and any Bond Insurer (each as hereinafter defined) for amounts owed to it under its Credit Facility, Debt Service Reserve Account Facility or Bond Insurance Policy (each as hereinafter defined), respectively, but subject to the limitations set forth herein, and the performance and observance of each and every covenant and condition herein and in the Bonds contained, and for and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created, and of the exchange and acceptance of the Bonds by the respective Owners thereof, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds shall be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become Owners thereof, the Issuer does hereby mortgage, absolutely assign, pledge and grant a lien upon all of its right, title and interest in and to the following described property, rights and interests (herein called the “Trust Estate”) to the Trustee and its successors in trust and assigns, to the extent provided in this Indenture and excluding the Unassigned Rights (as hereinafter defined):

(a)  The Revenues (as hereinafter defined);

(b)  The real estate described in Exhibit A attached hereto and made a part hereof, together with the entire interest of the Issuer in and to all buildings, structures, improvements and appurtenances now standing, or at any time hereafter constructed or placed, upon such real estate, including all right, title and interest of the Issuer, if any, in and to all building material, building equipment and fixtures of every kind and nature whatsoever on said real estate or in any building, structure or improvement now or hereafter standing on said real estate, and the reversion or reversions, remainder or remainders, in and to said real estate, together with the entire interest of the Issuer in and to all and singular the tenements, hereditaments, easements, rights-of-way, rights, privileges and appurtenances to said real estate belonging or in any wise appertaining thereto, including without limitation the entire right, title and interest of the Issuer in, to and under any streets, ways, alleys, gores or strips of land adjoining said real estate, and all claims or demands whatsoever of the Issuer either in law or in equity, in possession or expectancy, of, in and to said real estate; (it being the intention of the parties hereto that, so far as may be permitted by Law (as hereinafter defined), all property of the character herein above described, which is now owned or is hereafter acquired by the Issuer and is affixed or attached or annexed to said real estate shall be and remain or become and constitute a portion of said real estate and the security covered by and subject to the lien of this Indenture), together with all rents, income, revenues, issues and profits thereof, and the present and continuing right to make claim for, collect, receive and receipt for any and all of such rents, income, revenues, issues and profits arising therefrom or in connection therewith (except the rights of the Issuer under Article III of the Site Lease to receive certain rental and other payments); subject, however, to Permitted Encumbrances (as hereinafter defined);

(c)  The buildings, machinery, equipment and other tangible personal property owned by the Issuer and described in Exhibit B attached hereto and made a part hereof (which machinery, equipment and property is to be located on the real estate described in Exhibit A attached hereto and made a part hereof), together with all other machinery, equipment and further tangible personal property which is now owned or hereafter acquired by the Issuer and which is now or at any time hereafter located on the real estate described in Exhibit A attached hereto and made a part hereof (excluding property installed by and which remains the property of the Company pursuant to the Site Lease or the Facility Lease Agreement), and all products and proceeds thereof; subject, however, to Permitted Encumbrances;

(d)  The Site Lease pursuant to which the land described in Exhibit A hereto and made a part hereof is leased to the Company, including all extensions and renewals of the term thereof, if any, together with all rights, title and interest of the Issuer as Lessor therein, thereto and thereunder (except the rights of the Issuer under Article III of the Site Lease to receive certain rental and other payments), including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the rents, income, revenues, issues and profits and other sums of money payable or receivable thereunder, whether payable as rents or otherwise, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Issuer or any lessor is or may become entitled to do under the Site Lease, provided, that the assignment made by this clause shall not impair or diminish any obligation of the Issuer under the provisions of the Site Lease;

(e)  (i)  The real estate from time to time acquired by the Issuer and described in Exhibit F attached hereto and made a part hereof, together with the entire interest of the Issuer in and to all buildings, structures, improvements and appurtenances now standing, or at any time hereafter constructed or placed, upon such real estate, including all right, title and interest of the Issuer, if any, in and to all building material, building equipment and fixtures of every kind and nature whatsoever on said real estate or in any building, structure or improvement now or hereafter standing on said real estate, and the reversion or reversions, remainder or remainders, in and to said real estate, together with the entire interest of the Issuer in and to all and singular the tenements, hereditaments, easements, rights-of-way, rights, privileges and appurtenances to said real estate belonging or in any wise appertaining thereto, including without limitation the entire right, title and interest of the Issuer in, to and under any streets, ways, alleys, gores or strips of land adjoining said real estate, and all claims or demands whatsoever of the Issuer either in law or in equity, in possession or expectancy, of, in and to said real estate; it being the intention of the parties hereto that, so far as may be permitted by law, all property of the character hereinabove described, which is now owned or is hereafter acquired by the Issuer and is affixed or attached or annexed to said real estate, shall be and remain or become and constitute a portion of said real estate and the security covered by and subject to the lien of this Indenture, together with all rents, income, revenues, issues and profits thereof, and the present and continuing right to make claim for, collect, receive and receipt for any and all of such rents, income, revenues, issues and profits arising therefrom or in connection therewith (except the rights of the Issuer under the Laydown Site Lease to receive certain rental and other payments); subject, however, to Permitted Encumbrances;

(ii)           The machinery, equipment and other tangible personal property owned by the Issuer and to be located on the real estate described in Exhibit F attached hereto and made a part hereof, together with all other machinery, equipment and further tangible personal property which is now owned or hereafter acquired by the Issuer and which is now or at any time hereafter located on the real estate described in Exhibit F attached hereto and made a part hereof (excluding property installed by and which remains the property of the Company pursuant to the Laydown Site Lease), and all products and proceeds thereof; subject, however, to Permitted Encumbrances; and

(iii)          The Laydown Site Lease pursuant to which the land described in Exhibit F hereto and made a part hereof is leased to the Company, including all extensions and renewals of the term thereof, if any, together with all rights, title and interest of the Issuer as Lessor therein, thereto and thereunder (except the rights of the Issuer under the Laydown Site Lease to receive certain rental and other payments), including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the rents, income, revenues, issues and profits and other sums of money payable or receivable thereunder, whether payable as rents or otherwise, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Issuer or any lessor is or may become entitled to do under the Laydown Site Lease, provided, that the assignment made by this clause shall not impair or diminish any obligation of the Issuer under the provisions of the Laydown Site Lease;

(f)  The Transfer Station Mortgage pursuant to which the land described in Exhibit G hereto and made a part hereof will be mortgaged by the Company to the Issuer, including all rights, title and interest of the Issuer as mortgagee therein, thereto and thereunder including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the rents, income, revenues, issues and profits and other sums of money payable or receivable thereunder, whether payable as rents or otherwise, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Issuer or any mortgagee is or may become entitled to do under the Transfer Station Mortgage, provided, that in the event that the Transfer Station Mortgage is terminated in accordance with its terms, such land shall be released automatically from the lien of this Indenture upon the Trust Estate at the time of such termination;

(g)  The Facility Lease Agreement pursuant to which the buildings, equipment, machinery and related property described therein and in Exhibit B attached hereto and made a part hereof are leased to the Company, including all extensions and renewals of the term thereof, if any, together with all rights, title and interest of the Issuer as lessor therein, thereto and thereunder, including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the rents, income, revenues, issues and profits and other sums of money payable or receivable thereunder, whether payable as rents or otherwise, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Issuer or any lessor is or may become entitled to do under the Facility Lease Agreement, provided, that the assignment made by this clause shall not impair or diminish any obligation of the Issuer under the provisions of the Facility Lease Agreement;

(h)  The Collateral (as hereinafter defined) including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the rents, income, revenues, issues and profits and other sums of money payable or receivable thereunder, and to bring actions and proceedings thereunder or for the enforcement thereof;

(i)  All funds, accounts and subaccounts established pursuant to this Indenture and all moneys and securities and earnings in such funds, accounts and subaccounts;

(j)  The Site Lease Environmental Guaranty Agreement (as hereinafter defined) including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the moneys payable or receivable thereunder and to bring actions and proceedings thereunder or for the enforcement thereof;

(k)  The Laydown Site Lease Environmental Guaranty Agreement (as hereinafter defined) including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the moneys payable or receivable thereunder and to bring actions and proceedings thereunder or for the enforcement thereof;

(l)  The Pledges of Partnership Interests (as hereinafter defined);

(m)  The Incremental Taxes (as hereinafter defined) including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any Incremental Taxes, and to bring actions and proceedings for the enforcement of its rights with respect thereto; and

(n)  Any and all other contracts, instruments, moneys, securities and property furnished from time to time to the Trustee by the Issuer or on behalf of the Issuer or by any other persons to be held by the Trustee under the terms of this Indenture;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security of the Bonds issued and to be issued hereunder and secured by this Indenture, including any Bonds hereafter issued, without preference, priority or distinction as to participation in the lien, benefit and protection hereof of any one Bond over any other or from the others by reason of priority in the issue or negotiation thereof or by reason of the date or dates of maturity thereof, or for any other reason whatsoever (except as expressly provided in this Indenture), so that each and all of the Bonds shall have the same right, lien and privilege under this Indenture and shall be equally secured hereby, with the same effect as if the same had all been made, issued and negotiated upon the delivery hereof (all except as expressly provided in this Indenture);

PROVIDED, HOWEVER,  that prior to the occurrence of an Event of Default (as hereinafter defined) the lien on and pledge of the Trust Estate conferred by this Indenture in favor of the Trustee shall be subject in all respects to the provisions of this Indenture that require the application of Revenues or other moneys to the Revenue Fund, the Operations and Maintenance Fund, the Construction Fund, the Tax Equalization Fund, the Redemption Fund, the Retail Rate Litigation Fund or the Rebate Fund (as such terms are hereinafter defined), including in each case any account or subaccount established therein, prior to the application of such Revenues or other moneys for the payment of the principal or Redemption Price (as hereinafter defined) of and the interest on the Bonds.  The Trust Estate does not include the Unassigned Rights.  No Owner of any Bonds has the right to compel any exercise of the taxing power of the Issuer to pay the principal or Redemption Price of the Bonds or the interest thereon.  The Bonds do not constitute an indebtedness of the Issuer or a loan of the credit thereof within the meaning of any constitutional or statutory provision.

Notwithstanding the foregoing provisions of these Granting Clauses:

(i)            moneys or investments credited to a Debt Service Reserve Account (as hereinafter defined) within the Debt Service Reserve Fund (as hereinafter defined) shall be pledged to and secure solely the Bonds with respect to which such Debt Service Reserve Account has been established;

(ii)           moneys or investments credited to the various Accounts and Subaccounts in the various Funds (as hereinafter defined) shall be pledged to and secure solely the series of Bonds with respect to which such Accounts and Subaccounts have been established;

(iii)          the Special Tax Allocation Account and the Incremental Tax Surplus Account (as such terms are hereinafter defined) and the moneys and investments credited thereto shall secure, and constitute a source of payment for, solely the Series 1999A Bonds (as hereinafter defined), and may also be used for such other purposes as may be permitted by subsection (b) of Section 5.05 of this Indenture;

(iv)          until the first date on which none of the Series 1999A Bonds shall remain Outstanding and the Tax Equalization Account (as hereinafter defined) shall be closed, the Tax Equalization Account and the moneys and investments credited thereto shall secure, and constitute a source of payment for, solely the Series 1999B Bonds and any Additional Bonds (as such terms are hereinafter defined) Outstanding (as hereinafter defined) during such period;

(v)           the assignment of the Facility Lease Agreement to the Trustee under and pursuant to these Granting Clauses shall constitute (Y) an assignment of all obligations of the Company under the Facility Lease Agreement and (Z) an assignment of all rights of the Issuer under the Facility Lease Agreement except for the Unassigned Rights;

(vi)          the assignment of the Pledges of Partnership Interests shall be for the sole benefit of the Series 1999A Bonds and the Series 1999B Bonds;

(vii)         the rights, titles and interests mortgaged, assigned, pledged and granted in the Granting Clauses above, except for Granting Clause (i), shall not be so pledged to the payment of the Series 1999C Bonds and Series 1999D Bonds.

(viii)        moneys and investments of the Rebate Fund shall not be pledged to the payment of the Bonds but shall be applied solely to the payment of rebate amounts due to the United States of America with respect to Tax-Exempt Bonds or payments in lieu thereof; and

(ix)           upon the occurrence of an Event of Default the Trustee shall have a first lien on amounts collected pursuant to Article VII, as described in Section 7.16 hereof.

PROVIDED, FURTHER, HOWEVER, that these presents are upon the condition that, if the Issuer, or its successors, shall well and truly pay or cause to be paid, or provide for the payment of all principal, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner stipulated therein and herein, then this Indenture and the rights hereby granted shall cease, terminate and be void, but shall otherwise be and remain in full force;

AND IT IS HEREBY COVENANTED AND AGREED by and among the Issuer, the Trustee and the Owners from time to time of the Bonds, that the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become the Owners thereof, and the trusts and conditions upon which the moneys and securities hereby pledged are to be held and disposed of, which trusts and conditions the Trustee hereby accepts, are as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.  Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes hereof and of any amendment hereof or supplement hereto and of the Bonds and of any certificate, opinion, request or other document mentioned herein or therein have the meanings defined herein, the following definitions to be equally applicable to both the singular and plural forms of any of the terms defined herein:

“Accreted Amount” means, with respect to any Capital Appreciation Bonds, the amount set forth (Y) in Exhibit H to this Indenture in the case of the Series 1999D Bonds and (Z) in the supplemental indenture authorizing any Additional Bonds in the case of such Additional Bonds, as the amount representing the initial public offering or exchange price thereof, plus the amount of interest that has accreted on such Bonds, compounded periodically, to the date of calculation, determined by reference to accretion tables contained in or referred to in such Exhibit H in the case of the Series 1999D Bonds and in a supplemental indenture in the case of Additional Bonds.  The Accreted Amounts for such Bonds as of any date not stated in such tables shall be calculated by adding to the Accreted Amount for such Bonds as of the date stated in such tables immediately preceding the date of computation a portion of the difference between the Accreted Amount for such preceding date and the Accreted Amount for such Bonds as of the date shown on such tables immediately succeeding the date of calculation, apportioned on the assumption that interest accretes during any period in equal daily amounts on the basis of a 360-day year consisting of twelve 30-day months.

“Act” means The Industrial Project Revenue Bond Act, 65 ILCS 5/11-74-1 et seq., as amended from time to time.

“Additional Bonds” means Bonds authenticated and delivered pursuant to Section 2.07 hereof.

“Affiliate” with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.  No individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such Person.

“Agency Agreement” means that certain agreement dated as of May 9, 1994, by and among the South Suburban Solid Waste Agency, the Company and the municipalities named therein.

“Agency Guaranty Agreement” means the Agency Guaranty Agreement dated as of September 15, 1994, from FWC to the South Suburban Solid Waste Agency, pursuant to which FWC has guaranteed the obligations of the Company under the Agency Agreement.

“Amended 1994 Indenture” is defined in the Preamble.

“Ash Disposal Agreements” means:

(i)            The Bottom Ash Recycling and Disposal Agreement dated as of April 23, 1998, between the Company and American International Materials, L.L.C., and

(ii)           The Fly Ash Recycling and Disposal Agreement dated as of April 23, 1998, between the Company and American International Materials, L.L.C.

“Authorized Denominations” means in the case of the 1999 Bonds any whole dollar amount (one dollar minimum denomination), and, in the case of Additional Bonds, such other denominations as may be specified in the supplemental indenture authorizing the issuance thereof.

“Beneficial Owner” is defined in Section 2.09 hereof.

“Bond Counsel” means any firm of nationally recognized municipal bond attorneys selected by the Issuer with the prior written consent of a Company Representative (which consent shall not be unreasonably withheld) and experienced in the issuance of municipal bonds and matters relating to the exclusion of the interest thereon from gross income for Federal income tax purposes.

“Bond Fund” means the fund by that name created in Section 5.02(a)(iv) hereof.

“Bond Insurance Policy” means a municipal bond new issue insurance policy insuring and guaranteeing the payment of the principal of and interest on a series of Bonds or certain maturities thereof as may be provided in the supplemental indenture authorizing such series.

“Bond Insurer” means a Person that has issued a Bond Insurance Policy.  All references to “Bond Insurer” shall be of no effect at any time that no Bond Insurance Policy is issued and secures a series of the Bonds, except with respect to rights of any Bond Insurer established hereunder which do not by their terms, expire upon the termination of the Bond Insurance Policy issued by such Bond Insurer.

“Bond Resolution” means Resolution No.  9-20-94 adopted by the Corporate Authorities on September 20, 1994, as supplemented and amended by Resolution No.  10-18-94 adopted by the Corporate Authorities on October 18, 1994, as supplemented by the 1996 Exchange Bond Ordinance, and the 1999 Exchange Bond Ordinance, and as the same may be further supplemented and amended from time to time.

“Bondholder” and “Owner” each means the registered owner of a Bond.

“Bonds” means the Series 1999A Bonds, the Series 1999B Bonds, the Series 1999C Bonds and the Series 1999D Bonds and any Additional Bonds.

“Book-Entry System” means the system maintained by the Securities Depository described in Section 2.09 hereof.

“Business Day”  means any day other than (i) a Saturday or Sunday or (ii) a day on which banks in any city in which the principal office of the Trustee or any Securities Depository is located, are authorized or required to be closed.

“Capital Appreciation and Income Bond” means any Bond as to which accruing interest is not paid prior to the Interest Commencement Date specified therefor and is compounded periodically on certain designated dates prior to the Interest Commencement Date specified therefor, all as provided in the supplemental indenture authorizing the issuance of such Capital Appreciation and Income Bond.

“Capital Appreciation Bond” means any Bond the interest on which (i) shall be compounded periodically on certain designated dates, (ii) shall be payable only at maturity or redemption prior to maturity and (iii) shall be determined by subtracting from the Accreted Amount the initial public offering or exchange price thereof, all as provided in this Indenture with respect to the Series 1999D Bonds or in the supplemental indenture authorizing the issuance of any other Capital Appreciation Bond.  The term “Capital Appreciation Bond” as used throughout this Indenture also includes any Capital Appreciation and Income Bond prior to the Interest Commencement Date specified therefor.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the collateral pledged and assigned to the Issuer by the Company pursuant to Section 4.6 of the Facility Lease Agreement.

“ComEd” shall mean Commonwealth Edison Company, an Illinois corporation, and its successors and assigns.

“Company” means Robbins Resource Recovery Partners, L.P., a Delaware limited partnership, and its successors and assigns.

“Company Representative” means a person at the time designated to act on behalf of the Company for purposes of this Indenture and the Facility Lease Agreement by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Company by its General Partner.  The certificate may designate an alternate or alternates.

“Construction Fund” means the fund by that name created in Section 5.02(a)(i) hereof.

“Corporate Authorities” means the President and Board of Trustees of the Issuer.

“Costs of Issuance” means, in connection with the issuance of any Additional Bonds, underwriters’ discount or fee, counsel fees (including bond counsel, underwriters’ counsel, Issuer’s counsel, Trustee’s counsel, company counsel as well as any other specialized counsel fees incurred in connection with the borrowing), financial advisor fees, Trustee fees, accountant fees, printing costs incurred in connection with the issuance of the Additional Bonds, costs incurred in connection with the preparation, execution and filing of this Indenture and the Facility Lease Agreement and the preparation of all other documents in connection therewith, and costs of engineering and feasibility studies necessary to the issuance of the Additional Bonds.

“Costs of Issuance Account” means the account by that name created in the Construction Fund in Section 5.02(a)(i)(A) hereof.

“CPI” means the Consumer Price Index for the Chicago-Gary-Lake County, Illinois/Indiana/Wisconsin, Standard Metropolitan Statistical Area.  All-Items for all Urban Consumers, 1982-1984 Base, published by the United States Department of Labor, or, if such index is no longer published or its method of computation is substantially modified, a substitute index published by the Federal government of the United States or a reputable publisher of financial or economic statistics that will fairly and reasonably reflect the same or substantially the same information as the discontinued or modified index, as agreed by the Company, FWC and the Trustee.

“Credit Bank” means, as to any particular series of Bonds, the Person (other than a Bond Insurer) providing a Credit Facility, as may be provided in the supplemental indenture authorizing such Series.  All references to “Credit Bank” shall be of no effect at any time that no

Credit Facility is issued and secures a series of the Bonds, except with respect to rights of any Credit Bank established hereunder which do not, by their terms, expire upon the termination of the Credit Facility issued by such Credit Bank.

“Credit Facility” means, as to any particular series of Bonds, a letter of credit, a line of credit, a guaranty, a standby bond purchase agreement or other credit or liquidity enhancement facility, other than a Bond Insurance Policy, as may be provided in the supplemental indenture authorizing such series.  The Exit Funding Agreement shall not be considered a Credit Facility.

“Credit Facility Agreement” means, as to any particular Credit Facility, the agreement pursuant to which such Credit Facility was issued.

“Current Interest Bond” means any Bond the interest on which is payable on the Interest Payment Dates provided therefor in the supplemental indenture authorizing such Bond.  The term “Current Interest Bond” as used throughout this Indenture also includes any Capital Appreciation and Income Bond from and after the Interest Commencement Date specified therefor.

“Date of Determination” means the date of a final, non-appealable decision in or settlement of the Retail Rate Litigation.

“DBT” means the Robbins Resource Recovery Facility Trust, a Delaware business trust governed by the DBT Trust Agreement.

“DBT Trust Agreement” means the Trust Agreement dated as of October 15, 1999 among the Trustee, as beneficial owner, the Delaware Trustee, the Company and FWC.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations under any leases of property, real or personal, which, in accordance with GAAP, would be required to be capitalized on a balance sheet of such Person, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others to the extent Guaranteed by such Person, (vii) all obligations under letters of credit issued for the account of such Person, (viii) all obligations of such Person under trade or bankers’ acceptances and (ix) all obligations of such Person under agreements providing for swaps, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to the payment of interest.

“Debt Service” means, for any Period, principal of, premium, if any, and interest due and payable on the Bonds during such Period.

“Debt Service Coverage Ratio” means, for any Period, the ratio of (i) Revenues (excluding the proceeds of insurance other than business interruption insurance) less payments from the Operations and Maintenance Fund to (ii) Debt Service payable during such Period.  In computing the Debt Service Coverage Ratio, the interest rate per annum on Variable Rate Bonds shall be assumed to be the Estimated Average Interest Rate.

“Debt Service Reserve Account” means any debt service reserve account established in the Debt Service Reserve Fund from time to time.

“Debt Service Reserve Account Facility” means a surety bond, letter of credit, line of credit, insurance policy or other credit facility issued to guarantee or assure timely payment of principal of or interest on, or both, one or more series of Outstanding Bonds entitled to the benefits and security of a Debt Service Reserve Account, subject only to notification that there are insufficient funds for such payment in the related Debt Service Reserve Account.  A Debt Service Reserve Account Facility shall be issued in a stated amount which, when added to the funds deposited in the related Debt Service Reserve Account and the stated amounts of all other Debt Service Reserve Account Facilities, will equal 100% of the Debt Service Reserve Account Requirement for such Debt Service Reserve Account computed on a basis which includes all Outstanding Bonds entitled to the benefits and security of such Debt Service Reserve Account.

“Debt Service Reserve Account Facility Agreement” means, as to any particular Debt Service Reserve Account Facility, the agreement pursuant to which such Debt Service Reserve Account Facility was issued.

“Debt service Reserve Account Facility Provider” means an insurance company, bank, savings and loan association, savings bank, thrift institution, credit union, trust company, surety company or other institution which, at the time of issuance of a Debt Service Reserve Account Facility by such entity, meets the requirements set forth in the supplemental indenture authorizing the Bonds to benefit from such Facility.

“Debt Service Reserve Account Requirement” means, (i) zero with respect to the Series 1999A Bonds, the Series 1999B Bonds, the Series 1999C Bonds and the Series 1999D Bonds and (ii) the amount or formula set forth in the supplemental indenture authorizing any Additional Bonds, which requirement may vary from series to series, and may not be required for a particular series.

“Debt Service Reserve Fund” means the fund by that name created in Section 5.02(a)(v) hereof.

“Default” means an “Event of Default” as such term is defined in this Indenture or the Facility Lease Agreement.

“Delaware Trustee” means Wilmington Trust Company, or any successor trustee or co-trustee under the DBT Trust Agreement.

“Determination of Taxability” means, with respect to a series of Tax-Exempt Bonds, a final determination (from which no right of appeal exists or the Company, or FWC in the case of the Series 1999C Bonds and the Series 1999D Bonds, determines not to pursue further appeal) by the Internal Revenue Service or a court of competent jurisdiction, or a determination by the Company, or FWC in the case of the Series 1999C Bonds and the Series 1999D Bonds, based on an opinion of Bond Counsel that, as the result of any event, the interest payable on such Tax-Exempt Bonds is includable for federal income tax purposes in the gross income of an owner or former owner of a Tax-Exempt Bond of such series (other than a substantial user of the Project or related person within the meaning of Section 147(a) of the Code).  Interest on a Tax-Exempt Bond shall not be deemed to be includable in gross income for Federal income tax purposes merely by reason of such interest constituting a tax preference item for purposes of a Federal alternative minimum tax, loss of or reduction in a related deduction or other indirect adverse tax consequences.  For the purposes of this definition, “interest” shall not include any Supplemental Interest.

“Distribution Account” means the account by that name created in the Surplus Fund in Section 5.02(a)(ix)(B) hereof.

“DTC” means The Depository Trust Company, New York, New York, and its successors and assigns.

“Easements” means all easements and rights, if any, required to provide the Company access to the Project and, to the extent required to be obtained in the name of the Issuer, such other easements and rights, if any, required to provide the municipal solid waste, water, transportation, utilities and other services at, to or from the Project necessary for the operation and maintenance of the Project.

“Eligible Successors” means, with respect to the Independent Engineer, such nationally recognized engineering firm of similar standing that is mutually acceptable to the Company and the Trustee.

“Environmental Law” means any Law relating to pollution or the environment, including laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the workplace or the environment, or otherwise relating to the presence of Hazardous Materials.

“Estimated Average Interest Rate” means, as to any Variable Rate Bonds, (a) to the extent any Variable Rate Bonds are Outstanding, the higher of (i) 120% of the average rate of interest payable on such Variable Rate Bonds over the last 12 months that any such Variable Rate Bonds have been Outstanding or (ii) 120% of the most current actual interest rate on such

Variable Rate Bonds, and (b) if no Variable Rate Bonds are then Outstanding, but are authorized to be issued by supplemental indenture, 100% of the most recently published interest rate published in The Bond Buyer as the 30 Year Index of 25 Revenue Bonds or a comparable index selected by the Company.

“Event of Default” means any occurrence or event specified in and defined by Section 7.01 hereof.

“Exchanged 1994 Bonds” means, collectively, the $319,750,000 bonds issued under the Amended 1994 Indenture as “Series 1994A Consenting Bonds” and the “Series 1999B Consenting Bonds” (as each such term is defined in the Amended 1994 Indenture).

“Exit Funding Agreement” means that certain Exit Funding Agreement dated as of October 15, 1999 between FWC and the Trustee, as the same may be amended or supplemented in accordance with its terms.

“Exit Payments” means those payments to be made to the Company by FWC pursuant to Section 2(a) of the Exit Funding Agreement.

“Facility” means the 1.600 (nominal) ton per day non-hazardous municipal solid waste refuse-derived fuel waste-to-energy integrated resource recovery facility located in and owned by the Village, and leased to the Company pursuant to the Facility Lease Agreement.

“Facility Lease Agreement” means that certain Amended and Partially Restated Facility Lease Agreement, dated as of October 15, 1999, as amended by Amendment No. 3 to Facility Lease Agreement, dated as of July 1, 1997, between the Issuer and the Company, as the same may be further amended or supplemented from time to time in accordance with its terms.

“Facility Operation Bonds” means Additional Bonds authorized to be issued pursuant to Section 2.07(b) hereof.

“Facility Site” means the approximately 16 acre site located in the Village of Robbins, Illinois, upon which the Facility is located which is more particularly described on Exhibit A hereof.

“Favorable Opinion of Bond Counsel” means, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be a Bond Counsel, to the effect that such action is permitted under the Act, this Indenture and the Facility Lease Agreement and will not adversely affect the exclusion from gross income of interest on the Tax-Exempt Bonds for purposes of Federal income taxation (subject to the inclusion of any customary exceptions).

“Federal Bankruptcy Code” means Title 11 of the United States Code or any other federal bankruptcy code hereafter in effect.

“First Litigation Proceeds Account” means the account by that name created in the Retail Rate Litigation Proceeds Fund in Section 5.02(a)(viii)(A) hereof.

“Fiscal Year” means the period beginning January 1 and ending December 31 of the same year.

“FWC” means Foster Wheeler Corporation, a New York corporation, and its successors and assigns.

“FWC Default” shall have the meaning given such term in the Exit Funding Agreement.

“FWC Representative” means a person at the time designated to act on behalf of FWC for purposes of this Indenture by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of the FWC by its Treasurer or an Assistant Treasurer.  The certificate may designate an alternate or alternates.

“FWI” means RRRP Illinois, Inc., a subsidiary of FWPS, together with its successors in interest.

“FWM” means RRRP Midwest, Inc., a subsidiary of FWPS, together with its successors in interest.

“FWPS” means Foster Wheeler Power Systems, Inc., a subsidiary of FWC, together with its successors in interest.

“FWR” means RRRP Robbins, Inc., a subsidiary of FWPS, together with its successors in interest.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“General Partner” means FWR and its successors and assigns under the Partnership Agreement.

“Governmental Authority” means the federal government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over any aspect of construction or operation of the Project.

“Governmental Obligations” means (i) direct obligations of the United States for which its full faith and credit are pledged, (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full-faith-and-credit obligation of the United States of America.

or (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii).

“Guaranty” by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, bonds or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term “Guaranty” shall not include (Y) endorsements for collection or deposit in the ordinary course of business, or (Z) indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business.  The term “Guaranty” or “Guaranteed” used as a verb has a correlative meaning.

“Hazardous Materials” means any toxic or hazardous pollutant, emissions, contaminants, chemicals, materials, wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, specifically including, but not limited to, asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

“Holiday” means New Year’s Day, Martin Luther King Day, President’s Day, Patriot’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

“Illinois Public Utility Act Amendment” means the amendment made by House Bill 1523, Public Act 89-0448. to the Illinois Public Utilities Act, 220 ILCS 5/8-403.1.

“Incremental Tax Surplus Account” means the account by that name created in the Tax Equalization Fund in Section 5.02(a)(vi)(B) hereof.

“Incremental Taxes” means all receipts, if any, arising from the ad valorem taxes levied upon taxable real property in the Area by any and all taxing districts or municipal corporations having the power to tax real property in the Area, which taxes are attributable to the increase in the then current equalized assessed valuation of each taxable lot, block, tract or parcel of real property in the Area over and above the total Initial Equalized Assessed Value of each such piece of property, all as determined by the County Clerk of The County of Cook, Illinois, in accord with Section 8 of the TIF Act.

“Indenture” means this Second Amended and Restated Mortgage, Security Agreement and Indenture of Trust, dated as of October 15, 1999, as amended and restated as of the Initial

Exchange Date, from the Issuer to the Trustee, as it may be further supplemented or amended from time to time pursuant to the provisions hereof.

“Independent Engineer” means Burns and Roe Enterprises, Inc. or its Eligible Successor.

“Independent Engineer’s Certificate” means a certificate of a representative of the Independent Engineer.

“Information Services” means any of the following services which has been designated in a certificate of the Issuer delivered to the Trustee: Financial Information, Inc.’s “Daily Called Bond Service,” 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Service’s “Kenny Notification Service/Called Bond Service.” 55 Broad Street, 45th Floor, New York, New York 10041; Mergent FIS’s “Called Bond Service.”  5250 Center Drive, Charlotte, North Carolina 28217 and Xcitek, Inc.’s “ Called Bond Service,” 5 Hanover Square, 25th Floor, New York 10004, or such other services providing information with respect to called bonds as the Issuer may designate in a certificate of the Issuer delivered to the Trustee.

“Initial Equalized Assessed Value” means the equalized assessed value of each taxable lot, block, tract or parcel of real property within the Area as last equalized or assessed by the Department of Revenue of the State of Illinois for State and County taxes for the year 1993, all as determined by the County Clerk of The County of Cook, Illinois, in accordance with the TIF Act.

“Initial Exchange” means the exchange, as of the Initial Exchange Date, of 1994 Bonds for 1999 Bonds as provided herein.

“Initial Exchange Date” means the date that the 1999 Bonds shall be issued and exchanged for the 1994 Bonds, being the same date as the effective date specified in the prepackaged plan of reorganization involving the restructuring of the 1994 Bonds pursuant to the petitions of the Company, FWR and FWI for reorganization under Chapter 11 of Title 11 of the United States Code and confirmed by the bankruptcy court.

“Insurance and Condemnation Proceeds Account” means the account by that name created in the Construction Fund in Section 5.02(a)(i)(B) hereof.

“Insurance Proceeds” means all amounts and proceeds (including instruments) in respect of the net proceeds of any casualty insurance policy or title insurance policy, except proceeds of business interruption insurance.

“Interest Commencement Date” means, with respect to any Capital Appreciation and Income Bond, the date specified in the supplemental indenture authorizing the issuance of such Bond (which date must be prior to the maturity date for such Capital Appreciation and Income Bond) after which interest accruing on such Capital Appreciation and Income Bond shall be payable periodically, with the first such payment date being the applicable Interest Payment Date immediately succeeding such Interest Commencement Date.

“Interest Payment Date” means April 15 and October 15 of each year in the case of the Series 1999A Bonds, the Series 1999B Bonds and the Series 1999C Bonds and each other date on which interest on the Bonds shall become due and payable by virtue of maturity, redemption or otherwise; provided, however, that Interest Payment Date may mean in respect of Bonds constituting Variable Rate Bonds or Optional Tender Bonds, if so provided in the supplemental indenture authorizing their issuance, such other date or dates provided therein or permitted thereby.

“Investment Grade” means a rating in one of the four highest rating categories (without regard to subcategories within such rating categories) by Standard & Poor’s or Moody’s (or an equivalent rating by another nationally recognized credit rating agency of similar standing if such entities are not in the business of rating the subject of such rating).

“Issuer” means the Village of Robbins, Cook County, Illinois, a home rule unit of local government duly organized and validly existing under the Constitution and laws of the State of Illinois.

“Issuer Documents” means this Indenture, the Facility Lease Agreement, the Site Lease, the Laydown Site Lease, the Tax Agreement and the Bonds.

“Issuer Representative” means a person at the time designated to act on behalf of the Issuer for purposes of this Indenture and the Facility Lease Agreement by a written instrument furnished to the Trustee and the Company containing the specimen signature of such person and signed on behalf of the Issuer by any of its officers.  The certificate may designate an alternate or alternates.

“Law” means any statue, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

“Laydown Site Lease” means the Laydown Site Lease Agreement dated as of October 15, 1999 between the Issuer and the Company.

“Laydown Site Lease Environmental Guaranty Agreement” means the Laydown Site Lease Environmental Guaranty Agreement dated as of October 15, 1999, from FWC to the Issuer, as the same may be supplemented or amended in accordance with its terms.

“Lease Payments” means rental payments required to be made by the Company pursuant to Section 4.3(a) of the Facility Lease Agreement.

“Leased Equipment” means the machinery, equipment and related property described in Exhibit B attached hereto and made a part hereof, comprising a portion of the Project, which have been or will be acquired or financed with the proceeds of the sale of the Bonds and installed on the Leased Land, and any item of machinery, equipment and related property acquired and installed on the Leased Land in substitution therefor or in addition thereto pursuant to the provisions of Section 5.17 of the Facility Lease Agreement, less any such machinery, equipment and related property as may be released from the Facility Lease Agreement pursuant to Section 5.17 thereof or taken by the exercise of the power of eminent domain, and is further defined as all property owned by the Issuer and leased to the Company pursuant to the Facility Lease Agreement, and which is not included in the definition of Leased Land.

“Leased Land” means the real estate, interests in real estate and other rights described in Exhibit A attached hereto and made a part hereof and any lease supplementing the Site Lease, together with all additions thereto and substitutions therefor, less such real estate, interests in real estate and other rights as may be released from the Site Lease pursuant to the provisions thereof or taken by the exercise of the power of eminent domain as provided in Section 4.4 of the Facility Lease Agreement.

“Letter of Representations” means the letter of representations with respect to the 1999 Bonds executed by the Issuer, the Trustee and the Securities Depository.

“Lien” means any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other), or preference, priority or other security agreement, preferential arrangement or encumbrance which has the practical effect of constituting a security interest (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Litigation Event” means any event that results in the actual receipt of Litigation Proceeds.

“Litigation Proceeds” means any value received by, or payable to, the Company in any form, including, without limitation, any lump-sum payment, structured payment or increase in electric rates payable to the Company in respect of the Project, as a result of, or relating to, the Retail Rate Litigation for any reason, including, without limitation, by reason of settlement thereof or any judgment therein or any change in applicable law.  In the event that all or a portion of such value takes the form of an increase in electric rates payable to the Company in respect of the Project, the amount of Litigation Proceeds shall equal the amount of such increase, which shall be calculated as the amounts actually received by, or payable to, the Company (or the amount that would be payable to the Company if the Company were then selling to ComEd) over the Wholesale Rate; provided, that from January 1, 2000 through January 1, 2004 (or such earlier date as Addendum 3 may be terminated, otherwise than in connection with the Retail Rate

Litigation) the Wholesale Rate shall be deemed to be the amount payable to the Company under Addendum 3.

“Litigation Proceeds Trust Agreement” means the Litigation Proceeds Trust Agreement dated as of October 15, 1999 among FWC, the Trustee, the Company and the Litigation Proceeds Trustee.

“Litigation Proceeds Trustee” means SunTrust Bank, Central Florida, National Association, or its successor, in its capacity as trustee under the Litigation Proceeds Trust Agreement.

“Local Government Debt Reform Act” means the Local Government Debt Reform Act, 30 ILCS 350/1 et seq., as amended and supplemented.

“Mandatory Exchange” means the exchange of Series 1999A Bonds and Series 1999B Bonds for the Additional Bonds referred to in Section 2.07(d) hereof.

“Material Adverse Effect” means, when all material factors occurring over the term of the Bonds are evaluated by the Independent Engineer, a materially adverse effect on (i) the Project (including the operation or maintenance of the Project as contemplated by the Project Documents), (ii) the operations, results of operations or property of the Company, (iii) the ability of the Company to perform its obligations under any of the Project Documents, or the ability of the Company to obtain performance under the Project Documents to which it is a party in accordance with the terms thereof, (iv) the value of the Mortgaged Property (taken as a whole), (v) the timely payment of the principal of, or premium, if any, or interest on any of the Bonds, (vi) the availability of any material Governmental Approval as shall now or hereafter be necessary to be obtained in connection with the acquisition, construction, completion, operation or maintenance of the Project, (vii) compliance with any material Governmental Approval in whole or in part, (viii) the ability to comply with the terms of any material Governmental Approval, or (ix) the financial condition of the Project.

“Maturity Date” means with respect to each series of Bonds, the date specified in this Indenture or the supplemental indenture providing for the issuance of such Bonds.

“Maturity Value” means in respect of the Series 1999D Bonds the Accreted Amount at their stated October 15, 2010 maturity, as set forth in Exhibit H.

“Monthly O&M Payment” means the amounts payable by the Company to the Operator under the O&M Agreement as “Monthly O&M Payment” (as such term is defined in the O&M Agreement) and set forth in a certificate of the Operator.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency,

“Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company.

“Mortgaged Property” means the properties (i) comprising the Project more particularly described in subclauses (b), (c) and (e), of the Granting Clauses hereof, including the properties leased to the Company under the Site Lease, the Laydown Site Lease and the Facility Lease Agreement, (ii) mortgaged by the Transfer Station Mortgage, and (iii) all properties which, under the terms hereof, are or subsequently become subject to the lien of this Indenture.

“MWh” means megawatt hour.

“Net Revenues” means, for any Period, the amount of the excess of Revenues over the amounts paid from the Operations and Maintenance Fund for such Period.

“1994 Bonds” has the meaning ascribed to such term in the preamble to this Indenture.

“1999 Bonds” means, collectively, Series 1999A Bonds, Series 1999B Bonds,  Series 1999C Bonds and Series 1999D Bonds, which have been exchanged for the 1994 Bonds pursuant to the Initial Exchange.

“1999 Exchange Bond Ordinance” means Ordinance No. 101299, adopted by the Corporate Authorities of the Issuer on October 19, 1999.

“1996 Exchange Bond Ordinance” means Ordinance No. 91096, adopted by the Corporate Authorities of the Issuer on September 10, 1996.

“O&M Agreement” means the Project Operating and Maintenance Agreement dated as of October 15, 1999, between the Company and the Operator, and all further amendments, modifications and supplements thereto, and any replacement agreement approved by the Owners of a majority in aggregate principal amount of the outstanding Series 1999A Bonds and the Series 1999B Bonds voting as a single class.

“O&M Cost” means, for any Period, the sum of amounts payable by the Company to the Operator under the O&M Agreement.

“O&M Deficiency Variance” means the amounts payable by the Company to the Operator under the O&M Agreement as “Deficiency Variance” (as such term is defined in the O&M Agreement) and set forth in a certificate of the Independent Engineer and/or the Company in accordance with the O&M Agreement.

“O&M Prior Cost Deficiency” means the amounts payable by the Company to the Operator under the O&M Agreement as “Prior Cost Deficiency” (as such term is defined in the O&M Agreement) and set forth in a certificate of the Independent Engineer.

“Officer’s Certificate” means a certificate executed by a Company Representative.

“Off-Peak Market Price” means (a) at any time when a liquid energy market does not exist in the Chicago metropolitan area, $12.00 per MWh, escalated at the CPI from the Initial Exchange Date, and (b) at any time when a liquid energy market does exist in the Chicago metropolitan area, with respect to purchases on a particular day, the weighted average price per off-peak MWh traded into the Chicago metropolitan area for such day, as provided in a recognized trading index or indices in such market as agreed upon by FWC, the Company and the Trustee.

“Off-Peak Period” means any period that is not an On-Peak Period.

“On-Peak Market Price” means, (a) at any time when a liquid energy market does not exist in the Chicago metropolitan area, with respect to purchases of electricity on a particular day, the weighted average price per on-peak MWh for electricity traded into the Cinergy control area for such day as published in the Wall Street Journal, National Edition under the heading “DJ Cinergy” multiplied by a factor of 105%, or, if such price is not published therein, such other price as the Company, FWC and the Trustee shall mutually agree on and (b) at any time when a liquid energy market does exist in the Chicago metropolitan area, with respect to purchases on a particular day, the weighted average price per on-peak MWh traded into the Chicago metropolitan area for such day, as provided in a recognized trading index or indices in such market as agreed upon by FWC, the Company and the Trustee.

“On-Peak Period” means the period of hours beginning at 0601 hours (for the hour ending 0700 hours) and ending at 2200 hours (for the hour ending 2200 hours) on all weekdays, Monday through Friday, excluding Holidays.

“Operating Guaranty Agreement” means the Operating Guaranty Agreement dated as of October 15, 1999, by FWC for and in favor of the Company.

“Operations and Maintenance Fund” means the fund by that name created in Section 5.02(a)(iii) hereof.

“Operator” means FWI and its successors and assigns under the O&M Agreement.

“Opinion of Counsel” shall mean a written opinion of counsel for any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Company, whether or not such counsel is an employee of any of them.

“Optional Tender Bonds” means Bonds with respect to which the Owners thereof have the option to tender to the Trustee or to any agent thereof, all or a portion of such Bonds for payment or purchase.

“Original Facility Lease Agreement” shall have the meaning ascribed to it in the recitals to this Indenture.

“Original Indenture” means the Mortgage, Security Agreement and Indenture of Trust, dated September 15, 1994.

“Original Principal Amount” means as to the Series 1999D Bonds the Accreted Amount thereof on their date of issue, as set forth in Exhibit H.

“Original Series 1994 Bonds” means, collectively, the “Series 1994A Bonds”, “the Series 1994B Bonds”, “the Series 1994C Bonds” and the “Series 1994D Bonds” (as each such term is defined in the Original Indenture) issued under the Original Indenture.

“Original Series 1994A Bonds” means “Series 1994A Bonds” (as such term is defined in the Original Indenture) issued under the Original Indenture.

“Original Series 1994B Bonds” means “Series 1994B Bonds” (as such term is defined in the Original Indenture) issued under the Original Indenture.

“Outstanding” when used as of a particular time with reference to Bonds, means all Bonds delivered hereunder except:

(i)                                     Bonds canceled by the Trustee or surrendered to the Trustee for cancellation;

(ii)                                  Bonds paid or deemed to have been paid within the meaning of Section 11.01 hereof; and

(iii)                               Bonds in lieu of or in substitution for which replacement Bonds shall have been executed by the Issuer and delivered by the Trustee.

“Owner” and “Bondholder” each means the registered owner of a Bond.

“Participant” means one of the entities which is a member of the Securities Depository and deposits securities, directly or indirectly in the Book-Entry System.

“Partners” means the General Partner and the Limited Partners (as defined in the Partnership Agreement).

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Robbins Resource Recovery Partners, L.P. dated as of October 15, 1999 and between FWR and FWI, as the same may be supplemented or amended in accordance with its terms.

“Period” means, as the context requires, a calendar year or specified portion thereof, a Fiscal Year, fiscal quarter or specified number of fiscal quarters of the Company.

“Permitted Encumbrances” means, as of any particular time, (i) liens for taxes, assessments and governmental charges which are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest, (ii) such minor defects, irregularities, encumbrances, utility, access and other easements and rights of way (including, without limitation, rights and easements granted to Clark Oil Company, Enron Liquids Pipeline Operating Limited Partnership, West Shore Pipe Line Company and ComEd), mineral rights, restrictions and exceptions, statutory liens and clouds on title as normally exist with respect to properties similar in character to the Project that will not in the aggregate materially interfere with or impair the operations being conducted at the Project (or, if no operations are being conducted there at, the operations for which the Project was designed or last modified) or that will not in the aggregate result in a Material Adverse Effect, or which are under contract to be removed or altered in the normal course of constructing the Project, (iii) the Site Lease, the Laydown Site Lease, the Transfer Station Mortgage, the Facility Lease Agreement and this Indenture, (iv) any mechanic’s, laborer’s, materialmen’s suppliers, vendors, construction or other like liens or rights arising in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are the subject of a Good Faith Contest, (v) any exceptions to title which are contained in the Title Policy or leasehold insurance policy delivered to the Trustee, (vi) all deposits or pledges to secure: statutory obligations or appeals; releases of attachments, stays of execution or injunctions; performance of bids, tenders, contracts (other than for the repayment of borrowed money), permits or leases; or for purposes of like general nature in the ordinary course of business; (vii) liens in connection with workers’ compensation, unemployment insurance or other social security or pension obligations, and (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same is the subject of a Good Faith Contest (excluding any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment).  For purposes of this definition of Permitted Encumbrances, “Good Faith Contest” means the contest of an item if: (i) the item is diligently contested in good faith by appropriate proceedings timely instituted and (A) adequate reserves are established in accordance with GAAP with respect to the contested item and held by or for the benefit of the Company in cash or Permitted Investments and (B) during the period of such contest, the enforcement of any contested item is effectively stayed; or (ii) the failure to pay or comply with the contested item during the period of such Good Faith Contest could not reasonably be expected to result in a Material Adverse Effect.

“Permitted Investments” means any of the following:

(i)                                     Governmental Obligations;

(ii)                                  direct obligations of, obligations guaranteed by, and any other obligations the interest on which is excluded from income for federal income tax purposes issued by any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, any possession or territory of the United States of America or any political subdivision, agency, authority or instrumentality of any of the foregoing, which are rated at least A or the equivalent by Standard & Poor’s or Moody’s;

(iii)                               commercial paper issued by any corporation with assets exceeding $500,000,000, which is rated at least A-1 or the equivalent by Standard & Poor’s or Moody’s, provided that (A) such obligations mature not later than 180 days from the date of purchase, (B) such purchases do not exceed 10% of the outstanding obligations of such corporation, and (C) no more than one-third of the moneys being invested may be invested in such obligations;

(iv)                              money market mutual funds (including those offered by the Trustee or an Affiliate of the Trustee) registered under the Investment Company Act of 1940 having a portfolio consisting of the securities described in paragraph (i) above or agreements to repurchase such obligations;

(v)                                 repurchase agreements of government securities having the meaning set out in the Government Securities Act of 1986 (P.L. 99-571) (subject to the provisions of said Government Securities Act and the regulations issued thereunder, and subject further to the condition that in the case of repurchase agreements of other than Governmental Obligations, the underlying security which is the subject of the repurchase agreement is rated at least “A” or the equivalent by Standard & Poor’s or Moody’s) made with banking institutions and trust companies authorized to do business in the State of Illinois, provided any such banking institution or trust company must be rated at least “A” or the equivalent by Standard & Poor’s or Moody’s (unless such securities are registered or inscribed in the Issuer’s name) or other repurchase agreements which satisfy the provisions of the Public Funds Investment Act (30 ILCS 235/0.01 et seq., as supplemented and amended);

(vi)                              (A)                              interest-bearing savings accounts, interest-bearing certificates of deposit or interest-bearing time deposits or any other investments constituting direct obligations of any bank as defined by the Illinois Banking Act (205 ILCS 5/1 et seq.), provided that such bank is insured by the Federal Deposit Insurance Corporation (“FDIC”) and is rated at least “A” or the equivalent by Standard & Poor’s or Moody’s, or (B) investments in the shares or other forms of securities legally issuable by savings banks or savings and loan associations incorporated under the laws of the State, or any other state or under the laws of the United States, the shares or investment certificates of which are insured by the FDIC or (C) in the dividend-bearing share accounts, share certificate accounts or class of share accounts of a credit union chartered under the laws of the State or the laws of the United States, with its principal office located within the State and the accounts of which are insured by applicable law, to the extent permitted by the Public Funds Investment Act; provided that the amount of all such deposits not collateralized or insured by an agency of the federal government shall not exceed 75% of the capital stock and surplus of such bank, 75% of the net worth of such savings bank or savings and loan association, or 50% of the unimpaired capital and surplus of such credit union, as the case may be; and

(vii)                           any other investment permitted by Law; provided that such investment or the issuer thereof is rated at least “A” or the equivalent by Standard & Poor’s or Moody’s, and upon delivery of an opinion of Bond Counsel to the Company and the Trustee to the effect that such investment is permitted by Law.

Each of the Permitted Investments described in clause (v) above shall contain a provision for (A) the unwinding of such investment within three Business Days after the long term or short term debt rating of the bank or other financial institution, as the case may be, providing such investment falls below A or the equivalent by Standard & Poor’s or Moody’s or after such entity defaults on the payment of any of its obligations to or on behalf of the Company, unless such investment is collateralized with Governmental Bonds in an amount equal to at least 102% of the face amount of such investments or such rating is reinstated on or prior to such unwind date; and (B) the transfer of any security or collateral delivered pursuant to such Permitted Investment to the Trustee, or the holding of such securities or collateral in trust for its account, as titleholder, or the holding of such securities or collateral in a segregated account by a bank, trust company or national banking association having a capital stock and surplus of more than $50,000,000.  Each of such Permitted Investments shall also be accompanied by an Opinion of Counsel, addressed to the Issuer, the Trustee and the Company and subject to such exceptions as shall be acceptable to such parties, to the effect that the Trustee has a first perfected security interest or an ownership interest in such security or collateral.

In making or directing investment of moneys in Permitted Investments which constitute (Y) certificates of deposit of banks or savings and loan associations or (Z) GICs (as defined in the Tax Agreement), the Company shall (and, to the extent the Trustee has investment discretion, the Trustee shall) comply with the provisions of Treas. Reg. Sec. 1.148-5(d)(6)(ii) in the case of certificates of deposit and Treas. Reg. Sec. 1.148-5(d)(6)(iii) in the case of GICs, or successor provisions, if applicable.

“Permitted Liens” means Liens permitted pursuant to Section 5.15 of the Facility Lease Agreement.

“Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

“Petition Date” means the date on which the Company, FWR and FWI file petitions for reorganization under Chapter 11 of Title 11 of the United States Code in connection with a prepackaged plan of reorganization involving the restructuring of the 1994 Bonds.

“Pledges of Partnership Interest” means collectively the separate Pledges of Partnership Interests, each dated as of September 15, 1994, and each affirmed as of the Initial Exchange Date, from the FWR, as general partner and as limited partner, and FWI, as limited partner, to the Issuer, in which each of the pledgors pledges its ownership interest in the Company to the Issuer, as further security for the obligations of the Company under the Facility Lease Agreement and all substantially similar pledges that may be made from time to time by a Partner of the Company to the Issuer.

“Power Purchase Agreement” means the Amended and Restated Electric Service Contract between the Company and ComEd dated as of dated as of September 16, 1994, concerning the sale of electricity produced at the Facility, which contract has been further amended by the parties as follows:

(i)                                     Rate 18 Standby Electric Service Contract Addendum dated January 8, 1997;

(ii)                                  Addendum dated as of April 1, 1988;

(iii)                               Addendum 2 dated as of January 1, 1999; and

(iv)                              Addendum 3 dated as of May 26, 1999 and effective as of January 1, 2000, as the same may be further amended or supplemented in accordance with its terms.

“Principal” or “principal” means (i) with respect to any Capital Appreciation Bond, the Accreted Amount thereof (the difference between the stated amount to be paid at maturity and the Accreted Amount being deemed unearned interest) except as used in this Indenture in connection with the authorization and issuance of Bonds, in which case “principal” means the initial public offering or exchange price of a Capital Appreciation Bond (the difference between the Accreted Amount and the initial public offering or exchange price being deemed interest) and (ii) with respect to the principal amount of any Current Interest Bond, the principal amount of such Bond payable in satisfaction of a Sinking Fund Installment, if applicable, or at maturity.

“Project” means, collectively, the Facility, together with associated materials, ancillary structures and related contractual and property interests and the Site.

“Project Agreements” means the Power Purchase Agreement, the O&M Agreement, Operating Guaranty Agreement, the Waste Disposal Agreements, the Site Lease, the Laydown Site Lease, the Facility Lease Agreement, the Services Agreement, the Services Guaranty Agreement, the Ash Disposal Agreements, the Agency Agreement, the Agency Guaranty Agreement, the operating and maintenance agreement for the Transfer Station and all other existing contracts entered into by the Company and all additional contracts, to which the Company is a party, relating to the Project or the Transfer Station.

“Project Area” or “Area” means the Robbins Redevelopment Project Area, which is legally and commonly described on Exhibit A attached hereto, as heretofore established by the Corporate Authorities by Ordinance No. 8-30-94A, adopted by the Corporate Authorities on August 30, 1994.

“Project Costs” means all costs properly chargeable to the acquisition, construction, installation, equipping, improvement, renovation or restoration of the Project or to its financing, including, without limitation, any costs permitted under the Act.

“Project Documents” means each of the Project Agreements, the Tax Agreement and the Security Documents.

“Project Purchase Price” is defined in Section 8.1 of the Facility Lease Agreement.

“Prudent Engineering and Operating Practices” means the practices, methods and acts generally engaged in or adopted by the electric utility industry that at a particular time for electrical generating facilities of similar design and construction as the Facility, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner consistent with law, regulation, reliability, safety, environmental protection, economy and expedition.

“Purchase Price” means the purchase price established in any supplemental indenture authorizing Optional Tender Bonds as the purchase price to be paid for such Bonds upon an optional or mandatory tender of all or a portion of such Bonds.

“QSWEF” means a “qualified solid waste energy facility” within the meaning of the Illinois Public Utilities Act, 220 ILCS 5/8-403.1. or any successor or similar legislation, as the same may be amended or enacted from time to time.

“QSWEF Rate” means a rate payable for electricity purchased by a public utility from a QSWEF which is equivalent to the electricity rate payable by the Issuer to such public utility for purchases of electricity by the Issuer from such public utility.

“Rating Agency” means Moody’s or Standard & Poor’s and their successors or assigns.

“Rebate Fund” means the fund by that name created in Section 5.02(a)(x) hereof.

“Record Date” means, with respect to the 1999 Bonds, the last calendar day of the calendar month next preceding each Interest Payment Date and, with respect to any other series of Bonds, such other day as may be determined in the applicable supplemental indenture.

“Redemption Date” or “redemption date” means, with respect to each series of Bonds, the date fixed for redemption of such Bonds subject to redemption in any notice of redemption given in accordance with the terms hereof.

“Redemption Fund” means the fund by that name created in Section 5.02(a)(vii) hereof.

“Redemption Price” means with respect to Current Interest Bonds an amount equal to the principal of and premium, if any, and accrued interest, if any, on the Bonds to be paid on the Redemption Date and with respect to Capital Appreciation Bonds an amount equal to their Accreted Amount and premium, if any, to be paid on the Redemption Date.

“Refunding Bonds” means Additional Bonds authorized to be issued pursuant to Section 2.07(c) hereof.

“Restructuring Agreement Date” means October 15, 1999.

“Retail Rate Litigation” means the litigation pending in the U.S. District Court for the Northern District of Illinois, currently on appeal to the U.S. Court of Appeals for the Seventh Circuit (Case #96-CV-1735) and the litigation pending in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, affirmed, in part, and vacated, in part, by the Appellate Court of Illinois, First District (Consolidated Action Docket Nos. 96 CH 2560 and 96 CH 12873) and remanded to the Circuit Court.

“Retail Rate Litigation Proceeds Fund” means the fund of that name created in Section 5.02(a)(viii) hereof.

“Retail Rate Litigation Trust Agreement” means that certain Litigation Proceeds Trust Agreement dated as of October 15, 1999 among the Company, FWC, the Trustee and Sun Trust Bank, Central Florida, National Association, as trustee under the Retail Rate Litigation Trust Agreement.

“Revenue Fund” means the fund of that name created in Section 5.02(a)(ii) hereof.

“Revenues” means (a) all revenues, income, rents and receipts derived or to be derived by the Company from or attributable to the lease and/or operations of the Project, including all revenues and damage payments attributable to the Project or to be received by the Company under the Project Agreements; (b) the proceeds of any public liability insurance, automobile liability insurance, insurance covering a loss due to an interruption in the operation of any portion of the Project (including business interruption and use and occupancy insurance or any other insurance except as provided in clause (X) below; and (c) any other moneys, revenues or receipts which are specifically included in such definition by the terms of any supplemental indenture.  Revenues shall not include (W) payments to the Company from the Operations and Maintenance Fund, the Construction Fund and the Surplus Fund; (X) proceeds of the sale of any Bonds; (Y) casualty insurance proceeds (or the proceeds of any insurance policy maintained for the repair or replacement of any portion of the Project); or (Z) payments of moneys under any Bond Insurance Policy, Credit Facility or Debt Service Reserve Account Facility.  Neither Exit Payments nor Litigation Proceeds are Revenues.

“Second Litigation Proceeds Account” means the account by that name created in the Retail Rate Litigation Proceeds Fund in Section 5.02(a)(viii)(B) hereof.

“Secured Property” is defined in Section 7.08 hereof.

“Securities Depository” means DTC or its nominee, and its successors appointed by the Company in accordance with the provisions of Section 2.09 hereof.

“Security” means any shares, stock, bonds, debentures, notes, evidences of indebtedness or any other instruments commonly known as “securities”.

“Security Documents” means collectively, this Indenture, the Facility Lease Agreement, the Pledges of Partnership Interests, the Transfer Station Mortgage and the Exit Funding Agreement and any financing statements relating thereto.

“Serial Bonds” means the Bonds of a series which shall be stated to mature in annual installments.

“Series 1999A Bond Account” means the account by that name created in the Bond Fund in Section 5.02(a)(iv)(A) hereof.

“Series 1999A Bonds” means the Issuer’s Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999A issued in the Initial Exchange to Owners of the 1994 Bonds: provided, however, that following the issuance of the Additional Bonds pursuant to the provisions of Sections 2.07(d).  Series 1999A Bonds means the Additional Bonds so issued pursuant to Section 2.07(d) in such exchange.

“Series 1999A Interest Subaccount” means the subaccount by that name created in the Series 1999A Bond Account in the Bond Fund in Section 5.02(a)(iv)(A)(I) hereof.

“Series 1999A Redemption Account” means the account by that name created in the Redemption Fund in Section 5.02(a)(vii)(A) hereof.

“Series 1999A Sinking Fund Installment Subaccount” means the subaccount by that name created in the Series 1999A Bond Account in the Bond Fund in Section 5.02(a)(iv)(A)(II) hereof.

“Series 1999B Bond Account” means the account by that name created in the Bond Fund in Section 5.02(a)(iv)(B) hereof.

“Series 1999B Bonds” means the Issuer’s Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners. L.P. Project) Series 1999B issued in the Initial Exchange to Owners of the 1994 Bonds; provided, however, that following the issuance of the Additional Bonds pursuant to the provisions of Section 2.07(d).  Series 1999B Bonds means the Additional Bonds so issued pursuant to Section 2.07(d) in such exchange.

“Series 1999B Interest Subaccount” means the subaccount by that name created in the Series 1999B Bond Account in the Bond Fund in Section 5.02(a)(iv)(B)(I) hereof.

“Series 1999B Redemption Account” means the account by that name created in the Redemption Fund in Section 5.02(a)(vii)(B) hereof.

“Series 1999B Sinking Fund Installment Subaccount” means the subaccount by that name created in the Series 1999B Bond Account in the Bond Fund in Section 5.02(a)(iv)(B)(II) hereof.

“Series 1999C Bond Account” means the account by that name created in the Bond Fund in Section 5.02(a)(iv)(C) hereof.

“Series 1999C Bonds” means the Issuer’s Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999C issued in the Initial Exchange to Owners of the 1994 Bonds.

“Series 1999C Interest Subaccount” means the subaccount by that name created in the Series 1999C Bond Account in the Bond Fund in Section 5.02(a)(iv)(C)(I) hereof.

“Series 1999C Redemption Account” means the account by that name created in the Redemption Fund by Section 5.02(a)(vii)(C) hereof.

“Series 1999D Bond Account” means the account by that name created in the Bond Fund in Section 5.02(a)(iv)(D) hereof.

“Series 1999D Redemption Account” means the account by that name created in the Redemption Fund in Section 5.02(a)(vii)(D) hereof.

“Series 1999D Bonds” means the Issuer’s Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999D issued in the Initial Exchange to the Owners of the 1994 Bonds.

“Service Provider” means FWI and its successors and assigns under the Services Agreement.

“Services Agreement” means the Services Agreement dated as of October 15, 1999, by and between the Service Provider and the Company, as the same may be supplemented and amended in accordance with its terms.

“Services Guaranty Agreement” means the Services Agreement dated as of October 15, 1999, from FWC for and in favor of the Company, as the same may be supplemented and amended in accordance with its terms.

“Sinking Fund Installment” means (i) with respect to the Series 1999A Bonds, each principal amount of Series 1999A Bonds scheduled to be redeemed pursuant to Section 4.08(a) hereof, (ii) with respect to the Series 1999B Bonds, each principal amount of Series 1999B Bonds scheduled to be redeemed pursuant to Section 4.08(b) hereof, (iii) with respect to the Series 1999C Bonds, each principal amount of Series 1999C Bonds scheduled to be redeemed pursuant to Section 4.08(c) hereof, and (iv) with respect to any other series of Bonds, each principal amount of Bonds scheduled to be redeemed through sinking fund redemption provisions by the application of amounts on deposit in a designated Sinking Fund Installment Subaccount to be established pursuant to Section 5.02 hereof.

“Site” means, collectively, the Facility Site, the Laydown Site and the Easements.

“Site Lease” means the Facility Site Lease and Host Benefits Agreement dated as of September 15, 1994 and amended as of October 15, 1999, as affirmed by the Company as of the Initial Exchange Date, between the Issuer and the Company, as the same may be supplemented or amended in accordance with its terms.

“Site Lease Environmental Guaranty Agreement” means the Site Lease Environmental Guaranty Agreement dated as of September 15, 1994, as affirmed by FWC as of the Initial Exchange Date, from FWC to the Issuer, as the same may be supplemented or amended in accordance with its terms.

“Special Record Date” means such date as may be fixed for the payment of defaulted interest in accordance with Section 3.01(e).

“Special Tax Allocation Account” means the account by that name created in the Tax Equalization Fund in Section 5.02(a)(vi)(A) hereof and constituting a special account within the 1994 Robbins Resource Recovery Redevelopment Project Area Special Tax Allocation Account created and designated by Ordinance No. 8-30-94B, of the Issuer.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Inc., its successors and assigns, and, if such group shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Standard & Poor’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company.

“State” means the State of Illinois.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement pursuant to which FWC and either FWPS or the DBT agree to the Stock Sale with the purchaser identified therein.

“Stock Sale” means the sale, gift or transfer of the capital stock of FWR and FWI, pursuant to the Stock Purchase Agreement.

“Supplemental Interest” means, as of the Date of Determination, the maximum amount of interest which could be accrued and paid on the Outstanding Series 1999A Bonds and the Outstanding Series 1999B Bonds, on a pro rata basis, over the remaining life of the Outstanding Series 1999A Bonds and the Series 1999B Bonds less the amount that would accrue during such period at the annual rate of interest per annum applicable to the Outstanding Series 1999A Bonds and the Outstanding Series 1999B Bonds.  Such maximum amount shall be calculated as the aggregate of (i) the amount (or, if such amount is not determined at the time of calculation of Supplemental Interest, the amount projected by the Person calculating the Supplemental Interest) of Litigation Proceeds received by or payable to the Trustee, for the benefit of the Owners of the Series 1999A Bonds and the Series 1999B Bonds, (ii) if, and only if, the Litigation Proceeds are payable as a Lump Sum payment, any investment earnings or projected investment earnings on such Litigation Proceeds, (iii) any scheduled Sinking Fund Installment with respect to the Series 1999A Bonds and the Series 1999B Bonds, and (iv) the projected Revenues to be received by the Partnership from the Date of Determination over the remaining life of the Outstanding Series 1999A Bonds and the Outstanding Series 1999B Bonds projected to be applied to Debt Service with respect to interest payable on the Series 1999A and 1999B over the remaining life of such bonds.  The amount of Supplemental Interest, if any, shall be determined by CIBC Oppenheimer or such other Person approved by the Owners of a majority in aggregate principal amount of the Outstanding Series 1999A Bonds and Series 1999B Bonds voting as a single class and shall be certified to the Trustee within sixty (60) days of the Date of Determination.

“Surplus Account” means the account by that name created in the Surplus Fund in Section 5.02(a)(ix)(A) hereof.

“Surplus Fund” means the fund by that name created in Section 5.02(a)(ix) hereof.

“Tax Agreement” means the Tax Compliance Agreement dated the Initial Exchange Date among the Issuer, the Company and the Trustee relating to the 1999 Bonds, as amended from time to time, and any similar agreement entered into by such parties in connection with the issuance of other series of Tax-Exempt Bonds.

“Tax Equalization Account” means the account by that name created in the Tax Equalization Fund in Section 5.02(a)(vi)(C) hereof.

“Tax Equalization Fund” means the fund by that name created in Section 5.02(a)(vi) hereof.

“Tax-Exempt Bonds” means the Series 1999A Bonds, the Series 1999B Bonds, the Series 1999C Bonds, the Series 1999D Bonds and any Additional Bonds of the Issuer delivered under this Indenture, if in connection with such delivery there was delivered to the Trustee an opinion of Bond Counsel to the effect that the interest on such Additional Bonds is not included in the gross income of the Owners of such Additional Bonds for purposes of Federal income taxation.

“Term Bonds” means the Bonds of a series other than Serial Bonds which shall be stated to mature on one or more dates through the payment of Sinking Fund Installments.

“Third Party Engineer” is defined in Section 9.8 of the Facility Lease Agreement.

“TIF Act” means the Tax Increment Allocation Redevelopment Act. 65 ILCS 5/11-74.4-1 et seq., as amended from time to time.

“TIF Ordinance” means Ordinance Nos. 8-30-94, 8-30-94A, 8-30-94B and 9-20-94 adopted by the Corporate Authorities of the Issuer on August 30, 1994 and September 20, 1994, in the case of Ordinance No. 9-20-24.

“Title Insurer” means Chicago Title Insurance Company and Commonwealth Land Title Insurance Company, and their respective successors and assigns.

“Title Policy” means the title insurance policies insuring the priority of the lien of this Indenture and the leasehold mortgages created by the Facility Lease Agreement, in the Site Lease, the Laydown Site Lease and the Facility Lease and the mortgage created by the Transfer Station Mortgage.

“Transfer Station” means the waste transfer station located in the Village of Forest View, Illinois and owned by FWM.

“Transfer Station Mortgage” means the mortgage from FWM granting a lien to the Issuer on the Transfer Station and the site thereof and a security interest in the equipment located thereon.

“Trust Estate” is defined in the Granting Clauses hereto.

“Trustee” means SunTrust Bank, Central Florida, National Association, or any other bank or trust company duly incorporated and existing under and by virtue of the laws of any state or of the United States of America, which may be substituted in its place as provided in Section 8.02 hereof.

“Unassigned Rights” means the rights of the Issuer under Section 9.02 (relating to indemnification) and Section 9.05 (relating to fees and expenses) of the Facility Lease Agreement.

“Uncontrollable Circumstances” shall have the meaning ascribed to it in the O&M Agreement.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.

“Variable Rate Bonds” means any Bonds the interest rate on which is not established at the time of issuance thereof at a single numerical rate for the entire term thereof.

“Waste Disposal Agreements” means each and every particular waste disposal agreement entered into between the Company and a municipality, which provides for the delivery of waste to the Facility.

“Wholesale Rate” means, with respect to purchases of electricity during Off-Peak Periods, the Off-Peak Market Price, and with respect to purchases of electricity during On-Peak Periods, the On-Peak Market Price.

Section 1.02.                         Interpretation.

(a)  In this Indenture, unless the context otherwise requires:

(i)                                     The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Indenture, refer to this Indenture, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Indenture;

(ii)                                  Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa;

(iii)                               Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons;

(iv)                              Any headings preceding the text of the several Articles and Sections of this Indenture, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect; and

(v)                                 References to funds established hereunder shall include any and all accounts or subaccounts therein.

(b)  Whenever in this Indenture the Issuer, the Company or the Trustee is named or referred to, it shall include, and shall be deemed to include, its respective successors and assigns whether so expressed or not.  All of the covenants, stipulations, obligations and agreements by or on behalf of, and other provisions for the benefit of, the Issuer, the Company or the Trustee contained in the Indenture shall bind and inure to the benefit of such respective successors and assigns and shall bind and inure to the benefit of any officer, board, commission, authority, agency or instrumentality to whom or to which there shall be transferred by or in accordance with law any right, power or duty of the Issuer or of its successors or assigns, the possession of which is necessary or appropriate in order to comply with any such covenants, stipulations, obligations, agreements or other provisions of this Indenture.  All references to agreements, contracts, documents, indentures and other instruments include schedules, exhibits, and appendices and are to such instruments as executed and delivered and as duly amended, supplemented or otherwise modified or replaced in accordance with their respective terms and the terms hereof.

(c)  Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person other than the Issuer, the Trustee, the Company, and FWC, including their respective agents, and the Owners of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof.  All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall be for the sole benefit of the Issuer, the Trustee, the Company and FWC, including their respective agents and the Owners of the Bonds.

ARTICLE II

AUTHORIZATION AND ISSUANCE OF BONDS

Section 2.01.                         Authorization of Bonds.

(a)  The Issuer shall not issue any Bonds while this Indenture is in effect except in accordance with the provisions of this Article II.  All Bonds issued under this Indenture shall be designated “Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project),” and shall include such further appropriate designations as the Issuer may determine.

(b)  Bonds may be issued in one or more series and each Bond shall bear upon its face the designation determined for its series.  Any two or more series may be consolidated for purposes of sale in such manner as may be provided herein or in the supplemental indenture authorizing such series.

(c)  Bonds of each series shall be executed by the Issuer and delivered to the Trustee and thereupon shall be authenticated by the Trustee and delivered to the Issuer or upon its order, but only upon the receipt by the Trustee, at or prior to such authentication, of:

(i)                                     An opinion of Bond Counsel regarding the validity and enforceability of such Bonds and, if it is intended that such Bonds be Tax-Exempt Bonds, an opinion as to the exclusion of interest on such Bonds from the gross income of the Owners thereof for Federal income tax purposes;

(ii)                                  A written order as to the delivery of such Bonds signed by an Issuer Representative, which order shall direct, among other things, the application of the proceeds of such Bonds;

(iii)                               In the case of the 1999 Bonds: this Indenture, the Facility Lease Agreement and any bond resolution or ordinance necessary to authorize such bonds, including without limitation the 1999 Exchange Bond Ordinance.  In the case of each other series of Bonds: a copy of the supplemental indenture (and evidence of the proper recordation thereof), the amendment to the Facility Lease Agreement (and evidence of the proper recordation thereof) and the bond resolution authorizing such Bonds, so certified, which shall specify:

(A)                              The authorized principal amount, designation and series of such Bonds;

(B)                                The purposes for which such series of Bonds is being issued;

(C)                                The date, and the maturity date or dates, of the Bonds of such series;

(D)                               The interest rate or rates of the Bonds of such series, or the manner of determining such rate or rates, and the Interest Payment Dates and Record Dates therefor;

(E)                                 The Authorized Denominations and the manner of dating, numbering and lettering of the Bonds of such series;

(F)                                 The Redemption Price or Prices, if any, and any redemption dates and terms for the Bonds of such series not determined herein; and

(G)                                The amount and date of each Sinking Fund Installment, if any, for Bonds of like maturity of such series, provided that the aggregate of such Sinking Fund Installments shall equal the aggregate principal amount of all such Bonds less the principal amount scheduled to be retired at maturity;

(iv)                              If such Bonds will be entitled to the benefits of a Debt Service Reserve Account, the amount of the Debt Service Reserve Account Requirement calculated in accordance with this Indenture and the related supplemental indenture immediately after such authentication and delivery and the deposits, if any, necessary to be made to such Debt Service Reserve Account, determined as authorized by clause (v) of Section 5.04(b) hereof, to cause the amount on deposit in such Debt Service Reserve Account to equal the Debt Service Reserve Account Requirement;

(v)                                 A certificate of an Issuer Representative stating that there has not occurred and is not continuing an Event of Default under this Indenture or that the issuance of such Additional Bonds will cure any such Event of Default; and

(vi)                              Such further documents, moneys and securities as, in the Opinion of Bond Counsel, are required by the provisions of this Indenture, the Facility Lease Agreement or any supplemental indenture.

(d)  Except as otherwise permitted under this Indenture with respect to the 1999 Bonds.  Bonds of the same series and maturity shall be of like tenor except as to denomination and form.  After the original issuance of Bonds of a series, no Bonds of such series shall be issued except in lieu of or in substitution for other Bonds of such series pursuant to Article III.  Section 4.06 or Section 9.03 hereof.

Section 2.02.                         Series 1999 Bonds.

(a)  The 1994 Bonds were authorized and issued pursuant to the Original Indenture and the Amended 1994 Indenture in the aggregate principal amount of $320,000,000 to pay certain Project costs, to pay costs of issuance in connection with the issuance of the Original Series 1994 Bonds and to provide for the funding of a debt service reserve account.  The 1999 Bonds are hereby authorized in the aggregate principal amount of up to $273,000,000 to be issued on the Initial Exchange Date in exchange for all the Outstanding 1994 Bonds.

(b)  The 1999 Bonds of each Series shall be issuable in the following maximum amounts:

Series 1999A Bonds	Series 1999B Bonds	Series 1999C Bonds	Series 1999D Bonds

$115,000,000	$45,000,000	$95,000,000	$18,000,000

and each Series 1994 Bond shall be issued in exchange for 1999 Bonds — Series 1999A Bonds, Series 1999B Bonds, Series 1999C Bonds and Series 1999D Bonds — by dividing the principal amount of the 1994 Bond of each Owner by $1,000 and multiplying the resulting quotient by the following numbers for the Series 1999A Bonds, the Series 1999B Bonds, the Series 1999C Bonds and the Series 1999D Bonds, respectively, and the integers of such products shall be the principal amount of the Series 1999A Bonds, Series 1999B Bonds, Series 1999C Bonds and Series 1999D Bonds to be exchanged for such Owner’s 1994 Bonds:

	Principal Amount of Series
Principal Amount of 1994 Bond	1999A Bonds	1999B Bonds	1999C Bonds	1999D Bonds

$1,000	$359,375	$140,625	$296,875	$56,250

provided, however, that after such allocation, the Series 1999C     Bonds shall be issued pro rata (with any fractional dollar amounts being rounded down to the nearest whole dollar amount) by maturity among the Owners; and provided, further, that the provisions of Sections 2.03, 2.04, 2.05 and 2.06 are in all respects subject to the provisions of this Section 2.02.

Section 2.03.                         Series 1999A Bonds.

(a)  The Series 1999A Bonds are hereby authorized in the aggregate principal amount of up to $115,000,000 to be issued on the Initial Exchange Date in exchange for 1994 Bonds in the ratio indicated in Section 2.02(b).  The Series 1999A Bonds shall be Current Interest Bonds and shall be distinguished from the Bonds of all other series, by the title “Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Mandatorily Exchangeable Series 1999A.”

(b)  The Series 1999A Bonds shall be in registered form and shall be initially dated the Initial Exchange Date and thereafter shall be dated in accordance with the provisions of Section 3.01 hereof.  The Series 1999A Bonds shall bear interest payable semi-annually on April 15 and October 15 in each year, commencing the first April 15 or October 15 occurring after the Initial Exchange Date, computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)  The Series 1999A Bonds shall mature, subject to prior redemption in accordance with the provisions of Article IV, on October 15 of the year and in the principal amount and shall bear interest at the rate per annum set forth in the table below:

YEAR	PRINCIPAL AMOUNT	RATE PER ANNUM

2016	$115,000,000	8.375%

Notwithstanding the rate per annum stated above, if a Litigation Event shall have occurred, the Series 1999A Bonds shall bear interest at a rate equal to the sum of the rate per annum stated above (8.375%) plus the Supplemental Interest from the Date of Determination at a rate, not to exceed 5.625% per annum, payable on the same dates as provided in subsection (b) above.

(d)  The Series 1999A Bonds shall be in Authorized Denominations (but no single Series 1999A Bond shall represent principal maturing on more than one date) and shall be numbered consecutively but need not be authenticated or delivered in consecutive order.  The Series 1999A Bonds and the Trustee’s Certificate of Authentication shall be in substantially the form set forth in Exhibit C-1 attached hereto and by reference made a part hereof with such variations, omissions or insertions as are required or permitted by this Indenture.

(e)  Upon consummation of the Stock Sale, the Series 1999A Bonds will be subject to Mandatory Exchange, on a pro rata basis, for Additional Bonds issued pursuant to Section 2.07(d) hereof.

(f)  The principal and Redemption Price of the Series 1999A Bonds shall be payable at the designated corporate trust offices of the Trustee, in the City of Orlando, Florida.  Interest on the Series 1999A Bonds shall be payable by check or bank draft mailed or delivered by the Trustee to the Owners as the same appear on the registration books of the Issuer maintained by the Trustee as of the relevant Record Date.

Section 2.04.                         Series 1999B Bonds.

(a)  The Series 1999B Bonds are hereby authorized in the aggregate principal amount of up to $45,000,000 to be issued on the Initial Exchange Date in exchange for 1994 Bonds in the ratio indicated in Section 2.02(b).  The Series 1999B Bonds shall be Current Interest Bonds, and shall be distinguished from the Bonds of all other series by the title “Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Mandatorily Exchangeable Series 1999B.”

(b)  The Series 1999B Bonds shall be in registered form and shall be initially dated the Initial Exchange Date and thereafter shall be dated in accordance with the provisions of Section 3.01 hereof.  The Series 1999B Bonds shall bear interest payable semi-annually on April 15 and October 15 in each year, commencing the first April 15 or October 15 occurring after the Initial Exchange Date, computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)  The Series 1999B Bonds shall mature, subject to prior redemption in accordance with the provisions of Article IV hereof, on October 15 of the year and in the principal amount and shall bear interest at the rate per annum set forth in the table below:

YEAR	PRINCIPAL AMOUNT	RATE PER ANNUM

2016	$45,000,000	8.375%

Notwithstanding the rate per annum stated above, if a Litigation Event shall have occurred, the Series 1999B Bonds shall bear interest at a rate equal to the sum of the rate per annum stated above (8.375%) plus Supplemental Interest from the Date of Determination at a rate, not to exceed 5.625% per annum, and payable on the same dates as provided in subsection (b) above.

(d)  The Series 1999B Bonds shall be in Authorized Denominations (but no single Series 1999B Bond shall represent principal maturing on more than one date) and shall be numbered consecutively but need not be authenticated or delivered in consecutive order.  The Series 1999B Bonds and the Trustee’s Certificate of Authentication shall be in substantially the form set forth in Exhibit C-2 attached hereto and by reference made a part hereof with such variations, omissions or insertions as are required or permitted by this Indenture.

(e)  Upon consummation of the Stock Sale, the Series 1999B Bonds will be subject to Mandatory Exchange, on a pro rata basis, for Additional Bonds issued pursuant to Section 2.07(d) hereof.

(f)  The principal and Redemption Price of the Series 1999B Bonds shall be payable at the designated corporate trust offices of the Trustee, in the City of Orlando, Florida.  Interest on the Series 1999B Bonds shall be payable by check or bank draft mailed or delivered by the Trustee to the Owners as the same appear on the registration books of the Issuer maintained by the Trustee as of the Record Date.

Section 2.05.                         Series 1999C Bonds.

(a)  The Series 1999C Bonds are hereby authorized in the aggregate principal amount of up to $95,000,000 to be issued on the Initial Exchange Date in exchange for 1994 Bonds in the ratio indicated in Section 2.02(b).  The Series 1999C Bonds shall be Current Interest Bonds and shall be distinguished from the Bonds of all other series by the title “Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999C.”

(b)  The Series 1999C Bonds shall be in registered form and initially dated October 15, 1999 and thereafter shall be dated in accordance with the provisions of Section 3.01 hereof.  All Series 1999C Bonds shall bear interest payable semi-annually on April 15 and October 15 in each year, commencing on the first April 15 or October 15 occurring after the Initial Exchange Date, computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)  The Series 1999C Bonds shall mature, subject to prior redemption in accordance with the provisions of Article IV hereof, on October 15 of the years and in the principal amounts and shall bear interest at the rates per annum set forth in the table below:

YEAR	PRINCIPAL AMOUNT	RATE PER ANNUM

2009	$17,845,000	7.25%

2024	$75,155,000	7.25%

(d)  The Series 1999C Bonds shall be in Authorized Denominations (but no single Series 1999C Bond shall represent principal maturing on more than one date) and shall be numbered consecutively but need not be authenticated or delivered in consecutive order.  The Series 1999C

Bonds and the Trustee’s Certificate of Authentication shall be in substantially the form set forth in Exhibit D attached hereto and by reference made a part hereof with such variations, omissions or insertions as are required or permitted by this Indenture.

(e)  The principal and Redemption Price of the Series 1999C Bonds shall be payable at the designated corporate trust offices of the Trustee, in the City of Orlando, Florida.  Interest on the Series 1999C Bonds shall be payable by check or bank draft mailed or delivered by the Trustee to the Owners as the same appear on the registration books of the Issuer.

Section 2.06.                         Series 1999D Bonds.

(a)  The Series 1999D Bonds are hereby authorized in the aggregate principal amount of up to $18,000,000 to be issued on the Initial Exchange Date in exchange for 1994 Bonds in the ratio indicated in Section 2.02(b).  The Series 1999D Bonds shall be Capital Appreciation Bonds, and shall be distinguished from the Bonds of all other series by the title “Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999D.”

(b)  The Series 1999D Bonds shall be in registered form and initially dated October 15, 1999 and thereafter shall be dated in accordance with the provisions of Section 3.01 hereof.  All Series 1999D Bonds shall accrete interest on their Original Principal Amount at a yield to maturity of 7.0% and in accordance with Accreted Amounts set forth in Exhibit H.

(c)  The Series 1999D Bonds shall mature, subject to prior redemption in accordance with the provisions of Article IV hereof, in the amount of the “Maturity Value” (set forth in Exhibit H hereto) on October 15, 2009.

(d)  The Series 1999D Bonds shall be in the minimum Authorized Denominations or any integral multiple thereof and shall be numbered consecutively but need not be authenticated or delivered in consecutive order.  The Series 1999D Bonds and the Trustee’s Certificate of Authentication shall be in substantially the form set forth in Exhibit E attached hereto and by reference made a part hereof with such variations, omissions or insertions as are required or permitted by this Indenture.

(e)  The principal and Redemption Price of the Series 1999D Bonds shall be payable at the designated corporate trust offices of the Trustee, in the City of Orlando, Florida.

Section 2.07.                         Additional Bonds. One or more series of Additional Bonds may be authorized and delivered for the purposes set forth herein.

(a)  Additional Bonds consisting of Facility Operations Bonds may be issued for the purposes set forth in Section 2.07(b).  Additional Bonds consisting of Refunding Bonds may be issued for the purposes set forth in Section 2.07(c) and (d).  All such Additional Bonds shall be issued in accordance with Section 2.02 hereof and this Section 2.07.  The Additional Bonds of any such series shall be authenticated and delivered by the Trustee only upon receipt by it (in addition to the documents, securities and moneys required by Section 2.01 hereof) of a certificate of a Company Representative stating that all required deposits to all funds, accounts and subaccounts hereunder are current and that no Event of Default under the Facility Lease Agreement has occurred and is continuing and no event which with the passage of time or notice or both would constitute an Event of Default under the Facility Lease Agreement has occurred, provided, however, such Additional Bonds may be issued if such Event of Default or insufficient fund balance would be cured upon the issuance of such Additional Bonds.  Such Additional Bonds may be issued as Current Interest Bonds, Variable Rate Bonds, Capital Appreciation Bonds, Capital Appreciation and Income Bonds.  Optional Tender Bonds (provided the Issuer shall deliver to the Trustee upon the authentication of such Bonds a Credit Facility which the Trustee or another agent may draw upon to pay the Purchase Price of any such Bonds), Serial Bonds or Term Bonds or any combination thereof, all as provided in the supplemental indenture providing for their issuance.

(b)  Facility Operation Bonds may be issued to refurbish, upgrade, modify or add to the Project so long as (Y) the Company certifies in writing to the Trustee and the Independent Engineer confirms (such confirmation not to be unreasonably withheld or delayed) that (i) there will be no fundamental change in the use of the Facility as a result of the additional investment, (ii) the maximum waste disposal capacity of the Facility will not be increased by more than 25%, (iii) the proceeds of such Additional Bonds will be sufficient for the proposed purpose; and (iv) the proposed purpose of the additional investment is not reasonably expected to have a Material Adverse Effect and (Z) the issuance of the Facility Operation Bonds shall have been approved in writing by the Owners of not less than two-thirds in aggregate principal amount of the Series 1999A Bonds and the Series 1999B Bonds voting as a single class.  No Additional Bonds may be issued under Section 2.07(b) without the prior written consent of the Company.  All repairs, restorations, improvements, extensions or facilities financed in whole or in part with the proceeds of Additional Bonds shall become a part of the Project and shall also be part of the Trust Estate.

(c)  Refunding Bonds may be issued to refinance any Bonds (i) upon the occurrence of a Determination of Taxability with respect to the Bonds proposed to be refunded, or (ii) if and when there shall be delivered to the Trustee a certificate of a Company Representative, confirmed in writing by the Independent Engineer (such confirmation not to be unreasonably withheld or delayed), confirming that:

(A)                              the annual Debt Service requirements for the Bonds (after the issuance of such Refunding Bonds) do not exceed the annual Debt Service requirements for the Bonds (prior to the issuance of such Refunding Bonds) by more than 5% for any Fiscal Year during the remaining term of the Bonds Outstanding prior to such date; or

(B)                                the issuance of the Refunding Bonds shall have been approved in writing by the Owners of not less two-thirds in aggregate principal amount of the Series 1999A Bonds and the Series 1999B Bonds voting as a single class.

(d)  In the event of a Stock Sale, Additional Bonds shall be issued, in exchange for the Outstanding Series 1999A Bonds and the Outstanding Series 1999B Bonds, with the terms and provisions set forth or described in the Stock Purchase Agreement and any supplemental indenture related to such Additional Bonds or any related documents, provided that such terms and provisions shall have been approved in writing by the Owners of at least 66-2/3% in aggregate outstanding principal amount of the Series 1999A Bonds and the Series 1999B Bonds voting as a single class.

(e)  Prior to the delivery by the Issuer of any Additional Bonds there shall be filed with the Trustee the following (in addition to one of the certificates described above):

(i)                                     A supplement to this Indenture executed by the Issuer and the Trustee creating such Additional Bonds and specifying the terms thereof in accordance with Section 2.02 hereof including, without limitation, (A) if such Bonds will be entitled to the benefits of a Debt Service Reserve Account, providing for a deposit to a Debt Service Reserve Account of the amount, if any, necessary so that the amount therein equals the Debt Service Reserve Account Requirement calculated in accordance with this Indenture and the related supplemental indenture immediately after such delivery, to the extent not funded from any other source, (B) in connection with the issuance of Facility Operation Bonds, requisition and other withdrawal requirements relating to draws to be made from appropriate accounts and subaccounts in the Construction Fund and (C) until the first date on which none of the Series 1999A Bonds shall remain Outstanding and the Tax Equalization Account shall be closed, providing for deposits into the Tax Equalization Account to secure such Bonds on a parity with the other Bonds secured thereby.

(ii)                                  A supplement to the Facility Lease Agreement executed by the Issuer and the Company whereby the Company acknowledges the issuance of such Bonds and agrees to adjust its Lease Payments to cover Debt Service on such Bonds.

(iii)                               A certificate executed by a Company Representative to the effect that no Event of Default under the Facility Lease Agreement has occurred and is continuing and no event which with the passage of time or notice or both would constitute an Event of Default has occurred, unless the issuance of such Additional Bonds would cure such Event of Default.

(iv)                              (A)                              If the Additional Bonds are intended to be Tax-Exempt Bonds, an opinion of Bond Counsel to the effect that (1) the interest on such series of Additional Bonds is not includable in the gross income of the Owners thereof for federal income tax purposes, (2) the issuance of such Additional Bonds will not adversely affect the tax status of interest on the then Outstanding Tax-Exempt Bonds and (3) such supplements to this Indenture and the Facility Lease Agreement have been duly authorized, executed and delivered by the Issuer and constitute the valid and binding obligations of the Issuer.

(B)                                If the Additional Bonds are not intended to be Tax-Exempt Bonds, an opinion of Bond Counsel to the effect set forth in Section 2.07(e)(iv)(A)(2) and (3) above.

(v)                                 An Opinion of Counsel to the Company to the effect that the supplement to the Facility Lease Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

(vi)          A written request of an Issuer Representative to the Trustee to authenticate and deliver such Additional Bonds.

Section 2.08.                         Other Indebtedness.  Except as otherwise provided in Section 2.07 hereof, the Issuer hereafter shall not issue any bonds, notes, debentures, or other evidences of indebtedness of a similar nature, other than the Bonds, on a parity with the Bonds (except as otherwise provided in this Indenture), payable out of or secured by the pledge or assignment of the Trust Estate and shall not create or cause to be created any other lien or charge on the Trust Estate, other than Permitted Encumbrances; provided, however, that nothing in this Indenture shall prevent the Issuer from issuing, if and to the extent permitted by law, other evidences of indebtedness (a) payable out of, or secured by, a pledge and assignment of any part of the Trust Estate to be derived on and after such date as the pledge of the Trust Estate provided in this Indenture shall be discharged and satisfied as provided in Section 11.01 hereof or (b) with the prior written consent of a Company Representative, payable solely from and secured by a pledge of the rights of the Company in and to amounts released to the Company from the Surplus Fund; and provided, further, however, such evidences of indebtedness must (i) be fully subordinated in all respects to the pledge of the Trust Estate created under this Indenture in favor of the Bonds, and (ii) provide that the holders of such evidences of indebtedness have no right to exercise remedies under the instruments or agreements evidencing such indebtedness, or as otherwise permitted by law, to enforce repayment of such indebtedness for as long as any Bonds are Outstanding.

Section 2.09.                         Book-Entry System.  The Series 1999 Bonds shall be, and any Additional Bonds may be, issued in the name of Cede & Co., as nominee for DTC as the initial Securities Depository and registered Owner of the 1999 Bonds, and held in the custody of or by the Trustee for the account of the Securities Depository.  A single certificate will be issued and delivered to the Securities Depository for each maturity of such Bonds (except as otherwise required by DTC).  The actual purchasers of Bonds (the “Beneficial Owners”) will not receive physical delivery of Bond certificates except as provided herein.  For so long as the Securities Depository shall continue to serve as securities depository for the Bonds as provided herein, all transfers of beneficial ownership interests will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds is to receive, hold or deliver any Bond certificate.

Except as provided in Section 13.12, the Issuer, the Trustee and the Company shall treat the Securities Depository (or its nominee) as the sole and exclusive Owner of the Bonds registered in its name for the purposes of payment of the principal of and interest on or Redemption Price, if any, of the Bonds or portion thereof to be redeemed, and of giving any notice permitted or required to be given to Bondholders under this Indenture and neither the Issuer, the Trustee nor the Company shall be affected by any notice to the contrary.  Neither the Issuer, the Trustee nor the Company shall have any responsibility or obligations to the Securities Depository, any Participant, any Beneficial Owner or any other person which is not shown on the bond register maintained by the Trustee, with respect to the accuracy of any records maintained by the Securities Depository or any Participant; the payment by the Securities Depository or any Participant of any amount in respect of the principal of and interest on the Bonds: any notice which is permitted or required to be given to Bondholders under the Indenture; the selection by the Securities Depository or any Participant of any person to receive payment in the event of a partial redemption of the Bonds; or any consent given or other action taken by the Securities Depository as a Series Bondholder.  The Trustee shall pay all principal of and interest on or Redemption Price, if any, of the Bonds registered in the name of Cede & Co., only to or “upon the order of the Securities Depository (as that term is used in the Uniform Commercial Code as adopted in Illinois and New York), and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal of and interest on or Redemption Price, if any, of such Bonds to the extent of the sum or sums so paid.

The Issuer and the Trustee covenant and agree, so long as DTC shall continue to serve as Securities Depository for the Bonds, to meet the requirements of DTC with respect to required notices and other provisions of the Letter of Representations executed with respect to the Bonds.

The Issuer, the Company and the Trustee may rely conclusively upon (i) a certificate of the Securities Depository as to the identity of the Participants in the Book-Entry System with respect to the Bonds and (ii) a certificate of any such Participant as to the identity of, and the respective principal amount of Bonds beneficially owned by, the Beneficial Owners.  The Trustee shall direct DTC to allocate the Redemption Price paid in connection with any redemption of less than all of the Bonds of a series and less than all of a maturity within a series pro rata among its direct Participants shown on its books to be the owners of such Bonds.

Whenever, during the term of the Bonds, the beneficial ownership thereof is determined by a book-entry at the Securities Depository, the requirements in this Indenture of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of the Securities Depository as to registering or transferring the book-entry to produce the same effect.  Any provision hereof permitting or requiring delivery of Bonds shall, while the Bonds are in a Book-Entry System, be satisfied by the notation on the books of the Securities Depository in accordance with the law of the State.

The Trustee and the Issuer, at the direction and expense of the Company, may from time to time appoint a successor Securities Depository and enter into an agreement with the Securities

Depository, to establish procedures with respect to the Bonds not inconsistent with the provisions of this Indenture.  Any successor Securities Depository shall be approved by the Trustee and shall be a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

The Trustee and the Issuer, at the direction and expense of the Company, will cause the delivery of bond certificates to each Beneficial Owner, registered in the name of such Beneficial Owner, under the following circumstances:

(a)  The Securities Depository determines to discontinue providing its service with respect to the Bonds and no successor Securities Depository is appointed as described above.  Such a determination may be made at any time by giving 30 days’ written notice to the Issuer, the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law; or

(b)  The Company determines not to continue the Book-Entry System through a Securities Depository.

The Trustee is hereby authorized to make such changes to the form of Bonds attached hereto as Exhibits C-1, C-2, D and E which are not inconsistent with this Indenture and which are necessary or appropriate upon the appointment of a successor Securities Depository or while the Book-Entry System is not in effect.

If at any time, the Securities Depository ceases to hold the Bonds, thereafter all references herein to the Securities Depository shall be of no further force or effect.

ARTICLE III

GENERAL TERMS AND PROVISIONS OF BONDS

Section 3.01.                          Medium of Payment; Form and Date; Letters and Numbers.

(a)  The Bonds shall be payable, with respect to interest, principal and Redemption Price, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

(b)  Any Bonds of a series shall be issued only in the form of fully registered Bonds without coupons or, pursuant to the provisions of a supplemental indenture, in any other form permitted by law at the time of original issuance, including, but not limited to, Bonds which are transferable through a book-entry system.

(c)  Each Bond shall be lettered and numbered as provided in this Indenture or the supplemental indenture authorizing the series of which such Bond is a part and so as to be distinguished from every other Bond.

(d)  Bonds shall be dated as provided in this Indenture with respect to the 1999 Bonds or, in the case of Bonds of other series, the supplemental indenture authorizing the Bonds of such series.

(e)  Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered on the registration books of the Issuer which are maintained by the Trustee at the close of business on the Record Date for such interest.  Any interest on any Bond which is payable but is not punctually paid or provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Owner of such Bond on the Record Date by virtue of having been such Owner, and such Defaulted Interest shall be paid to the person in whose name the Bond is registered on such registration books at the close of business on a Special Record Date to be fixed by the Trustee, such date to be not more than 15 nor fewer than 10 days prior to the date of proposed payment.  The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given by first class mail, postage prepaid, to each Owner at such Owner’s address as it appears in the registration books, not fewer than 10 days prior to such Special Record Date, and may, in its discretion, cause a similar notice to be published once in a newspaper of general circulation in each place where Bonds are payable, but such publication shall not be a condition precedent to the establishment of such Special Record Date.

Section 3.02.                         Legends.   The Bonds of each series may contain or have endorsed thereon such provisions, specifications and descriptive words not inconsistent with the provisions of this Indenture as may be necessary or desirable to comply with custom, law, the rules of any securities exchange or commission or brokerage board, or otherwise, as may be determined by the Issuer or the Trustee prior to the authentication and delivery thereof.

Section 3.03.                         Execution and Authentication.

(a)  The Bonds shall be executed in the name of the Issuer by the manual or facsimile signature of the President of the Issuer, and the Village Clerk of the Issuer shall affix manually or by facsimile the seal of the Issuer to the Bonds and attest said seal by manual or facsimile signature.  In case any one or more of the officers who shall have signed or sealed any of the Bonds shall cease to be such officer before the Bonds so signed and sealed shall have been authenticated and delivered by the Trustee, such Bonds may, nevertheless, be authenticated and delivered as herein provided, and may be issued as if the persons who signed or sealed such Bonds had not ceased to hold such offices.  Any Bond may be signed and sealed on behalf of the Issuer by such persons who at the time of the execution of such Bond shall hold the proper office in the Issuer, although at the date of such Bond such persons may not have been so authorized or have held such office.

(b)  The Bonds shall bear a certificate of authentication, in the form set forth in this Indenture or the supplemental indenture authorizing such Bonds, executed manually by the Trustee.  Only such Bonds as shall bear such certificate of authentication shall be entitled to any right or benefit under this Indenture, and no such Bond shall be valid or obligatory for any purpose until such certificate of authentication shall have been duly executed by the Trustee.  Such certificate of the Trustee upon any such Bond executed on behalf of the Issuer shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered under this Indenture and that the Owner thereof is entitled to the benefits of this Indenture.

Section 3.04.                         Interchangeability of Bonds.  Subject to the provisions of Section 3.06 hereof, any Bond, upon surrender at the principal office of the Trustee with a written instrument of transfer satisfactory to the Trustee, duly executed by the Owner or its duly authorized attorney, may, at the option of the Owner and upon payment of any charges which the Trustee may make as provided in Section 3.06, be exchanged for an equal aggregate principal amount of fully registered Bonds of the same series and maturity and tenor of any other Authorized Denominations.

Section 3.05.                         Negotiability, Transfer and Registration.

(a)  The transfer of each Bond shall be registrable only upon the registration books of the Issuer, which shall be kept for that purpose by the Trustee, by the Owner in person or by its attorney duly authorized in writing, upon surrender thereof with a written instrument of transfer satisfactory to the Trustee, duly executed by the Owner or its duly authorized attorney.  Upon the registration of transfer of any such Bond, the Issuer shall issue in the name of the transferee a new Bond or Bonds in Authorized Denominations of the same aggregate principal amount, series, maturity and tenor as the surrendered Bond.

(b)  The Issuer and the Trustee may deem and treat the person in whose name any Bond shall be registered upon the registration books of the Issuer as the absolute Owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal and Redemption Price, if any, of and interest on such Bond and for all other purposes, and all such payments so made to any such Owner or upon its order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Issuer nor the Trustee shall be affected by any notice to the contrary.

Section 3.06.                         Provisions with Respect to Exchanges and Transfers.  In all cases in which the privilege of registering the transfer of or exchanging Bonds is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture.  All Bonds surrendered in any such exchanges shall forthwith be canceled by the

Trustee.  For any exchange or registration of transfer of Bonds, whether temporary or definitive, the Issuer or the Trustee may make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid.  The Trustee shall not be required to make any registration, registration of transfer or exchange of any Bond during the period between each Record Date and the next succeeding Interest Payment Date of such Bond, or after such Bond has been called for redemption or, in the case of any proposed redemption of Bonds, during the 15 days next preceding the date of first giving notice of such redemption.

Section 3.07.                         Bonds Mutilated, Destroyed, Stolen or Lost.  In case any Bond shall become mutilated or be destroyed, stolen or lost, the Issuer shall execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of like series, maturity, tenor and principal amount (in an Authorized Denomination) as the Bonds so mutilated, destroyed, stolen or lost, in exchange and substitution for such mutilated Bond, upon surrender and cancellation of such mutilated Bond or in lieu of and substitution for the Bond destroyed, stolen or lost, upon filing with the Trustee of evidence satisfactory to the Issuer and the Trustee that such Bond has been destroyed, stolen or lost, and proof of Ownership thereof, and upon furnishing the Issuer and the Trustee with indemnity satisfactory to them and complying with such other reasonable regulations as the Issuer and the Trustee may prescribe and paying such expenses as the Issuer and the Trustee may incur.  All Bonds so surrendered to the Trustee shall be canceled by the Trustee in accordance with Section 13.10 hereof.  Any such new Bonds issued pursuant to this Section in substitution for Bonds alleged to be destroyed, stolen or lost shall constitute original additional contractual obligations on the part of the Issuer, whether or not the Bonds so alleged to be destroyed, stolen or lost shall be found at any time or be enforceable by anyone, shall be entitled to equal and proportionate benefits with all other Bonds of the same series issued under this Indenture and shall be equally secured by the moneys or securities held by the Issuer or the Trustee for the benefit of the Owners of other Bonds of the same series.

Section 3.08.                         Temporary Bonds.

(a)  Until the definitive Bonds of any series are prepared, the Issuer may execute, in the same manner as is provided in Section 3.03, and, upon the request of the Issuer, the Trustee shall authenticate and deliver, in lieu of definitive Bonds, but subject to the same provisions, limitations and conditions as the definitive Bonds except as to the denominations thereof and as to exchangeability, one or more temporary Bonds substantially of the tenor of the definitive Bonds in lieu of which such temporary Bond or Bonds are issued, in Authorized Denominations, and with such omissions, insertions and variations as may be appropriate to temporary Bonds.  The Issuer at its own expense shall prepare and execute and, upon the surrender of such temporary Bonds the Trustee shall authenticate and, without charge to the Owner thereof, deliver in exchange therefor, definitive Bonds of the same aggregate principal amount, series and maturity as the temporary Bonds surrendered in Authorized Denominations.  Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits and security as definitive Bonds authenticated and issued pursuant to this Indenture.

(b)  The Owner of any temporary Bond or Bonds may, at its option, surrender the same to the Trustee in exchange for another temporary Bond or Bonds of like aggregate principal amount, series and maturity of any Authorized Denominations, and thereupon the Issuer shall execute and the Trustee shall authenticate and, in exchange for the temporary Bond or Bonds so surrendered and upon payment of the taxes, fees and charges provided for in Section 3.06, shall deliver a temporary Bond or Bonds of like aggregate principal amount, series and maturity in such other Authorized Denominations as shall be requested by such Owner.

(c)  All temporary Bonds surrendered in exchange either for another temporary Bond or Bonds or for a definitive Bond or Bonds shall be forthwith canceled by the Trustee.

ARTICLE IV

REDEMPTION OF BONDS

Section 4.01.                         Privilege of Redemption and Redemption Price.  Bonds subject to redemption prior to maturity pursuant to this Indenture or a supplemental indenture shall be redeemable, upon notice given as provided in this Article IV, at such times, at such Redemption Prices and upon such terms, in addition to the terms contained in this Article IV, as may be specified in this Indenture or in the supplemental indenture authorizing such series.

Section 4.02.                         Redemption at the Election or Direction of the Company.  In the case of any redemption of Bonds at the election or direction of the Company, the Company shall give written notice to the Trustee of its election or direction so to redeem, of the date fixed for redemption, of the series, and of the principal amounts of the Bonds of each maturity bearing the same CUSIP number of such series to be redeemed.  Such notice shall be given at least 45 days prior to the specified redemption date or such shorter period as shall be acceptable to the Trustee.  In the event notice of redemption shall have been given as provided in Section 4.05 and the conditions to any such redemption shall have been satisfied, there shall be paid on or prior to the specified redemption date to the Trustee an amount in cash or Governmental Obligations maturing on or before the specified redemption date which together with other moneys, if any, available therefor held by the Trustee, will be sufficient to redeem all of the Bonds to be redeemed on the specified redemption date at their Redemption Price plus interest accrued and unpaid to the date fixed for redemption; such amount and moneys shall be held in a separate, segregated account for the benefit of the Owners of the Bonds so called for redemption.

Section 4.03.                         Redemption Otherwise Than at Company’s Election or Direction.  Whenever by the terms of this Indenture the Trustee is required or authorized to redeem Bonds otherwise than at the election or direction of the Company, the Trustee shall give the notice of redemption and pay the Redemption Price, plus interest accrued and unpaid to the date fixed for redemption, in accordance with the terms of Articles IV and V to the extent applicable.

Section 4.04.                         Selection of Bonds to Be Redeemed.

(a)  Unless otherwise provided by supplemental indenture or the terms of this Indenture, if less than all of the Bonds of like maturity and CUSIP number of a series shall be called for redemption, the particular Bonds or portion of Bonds to be redeemed shall be selected pro rata among all Bonds of such maturity in such manner as the Trustee in its discretion may deem fair and appropriate; provided, however, that with respect to redemptions of 1999 Bonds, unless this Indenture or a supplemental indenture specifies otherwise, any such partial redemption shall be on a pro rata basis among the series subject to redemption in accordance with their relative principal amounts; and provided further that in selecting portions of such Bonds for redemption, the Trustee shall treat each such Bond as representing that number of Bonds of said minimum Authorized Denomination which is obtained by dividing the principal amount of such Bond to be redeemed in part by the minimum Authorized Denomination for such series of Bonds.  If less than all of the Bonds of any series are to be redeemed and such Bonds are held in book-entry only form, the Trustee shall direct the Securities Depository for such series of Bonds to select the particular Bonds or portions thereof to be redeemed in such a manner as to redeem such Bonds pro rata among all of its direct Participants shown on the Securities Depository’s books to be holders of such Bonds in accordance with their relative ownership of such Bonds.

(b)  If less than all of the 1999 Bonds is to be redeemed pursuant to Section 4.08, the Trustee shall first receive an opinion of Bond Counsel to the effect that the proposed redemption of fewer than all 1999 Bonds would not result in the interest payable on the 1999 Bonds remaining Outstanding after such redemption being includable in the gross income for Federal income tax purposes of any Owner, other than a “substantial user” or “related person”.

(c)  At its option, the Company, on behalf of the Issuer, may deliver to the Trustee written notice, which shall (i) specify a principal amount of the Bonds of a series delivered to the Trustee therewith, or theretofore redeemed pursuant to Section 4.07 and (ii) instruct the Trustee to apply the principal amount of such Bonds so delivered or redeemed for credit against a Sinking Fund Installment specified by the Company failing due at least 45 days after delivery of such notice.  Each such Bond so delivered shall be credited by the Trustee at 100% of the principal amount thereof.

Section 4.05.                         Notice of Redemption.

(a)  When the Trustee shall receive notice from the Company of its election or direction to redeem Bonds pursuant to Section 4.02, and when redemption of Bonds is authorized or required pursuant to Section 4.03, the Trustee shall give notice, in the name of the Issuer, of the redemption of such Bonds, which notice shall specify the series, CUSIP number and maturities of the Bonds to be redeemed, the date fixed for redemption and the place or places where amounts due upon such date fixed for redemption will be payable and, if less than all of the Bonds of any like series, CUSIP number and maturity are to be redeemed, the letters and numbers or other distinguishing marks of such Bonds so to be redeemed, and, in the case of

Bonds to be redeemed in part only, such notice shall also specify the respective portions of the principal amount thereof to be redeemed.  Such notice shall further state that on such date there shall become due and payable the Redemption Price of each Bond to be redeemed, or the Redemption Price of the specified portions of the principal thereof in the case of Bonds to be redeemed in part only, together with interest accrued to the date fixed for redemption, and that from and after such date interest thereon shall cease to accrue and be payable.  The Trustee shall mail copies of such notice by first-class mail, postage prepaid, not less than 30 nor more than 60 days before the date fixed for redemption, to the Owners of the Bonds to be redeemed at their addresses as shown on the registration books of the Issuer maintained by the Trustee.  Any notice of optional redemption may also state that the redemption is conditioned on receipt of moneys for such redemption by the Trustee on or prior to the redemption date; if such moneys are not received, the redemption of the Bonds for which notice was given shall not be made.  If the Trustee mails notices of redemption as herein provided, notice shall be conclusively presumed to have been given to all Owners.

(b)  In addition to the foregoing notice, further notice in the form described in paragraph (a) of this Section 4.05 shall be given by the Trustee as set out below, but no defect in said further notice nor any failure to give all or any portion of such further notice shall in any manner defeat the effectiveness of a call for redemption if notice thereof is given as above prescribed:

Each further notice of redemption shall be sent at least 35 days before the redemption date by registered or certified mail or overnight delivery service to all registered securities depositories then in the business of holding substantial amounts of obligations of types comprising the Bonds (such depositories now being DTC, Midwest Securities Trust Company of Chicago, Illinois, Pacific Securities Depository Trust Company of San Francisco, California, and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania) and to one or more Information Services.

Section 4.06.                         Payment of Redeemed Bonds.  Notice having been given in the manner provided in Section 4.05 and any conditions to such redemption having been satisfied, the Bonds or portions thereof so called for redemption shall become due and payable on the date fixed for redemption at the Redemption Price, plus interest accrued and unpaid to such date, and, upon presentation and surrender thereof at any place specified in such notice, such Bonds, or portions thereof, shall be paid at the Redemption Price, plus interest accrued and unpaid to such date.  If there shall be called for redemption less than the entire principal amount of any Bond, the Issuer shall execute and the Trustee shall authenticate and deliver, upon the surrender of such Bond, without charge to the Owner thereof, for the unredeemed balance of the principal amount of the Bond so surrendered, fully registered Bonds of like series, maturity and tenor in any Authorized Denominations.  If, on the date fixed for redemption, moneys for the redemption of all the Bonds or portions thereof of any like series and maturity to be redeemed, together with interest to such date, shall be held by the Trustee so as to be available therefore on said date and if notice of redemption shall have been given as aforesaid, then, from and after the date fixed for redemption.

interest on the Bonds or portions thereof of such series and maturity so called for redemption shall cease to accrue and become payable.  If said moneys shall not be so available on the date fixed for redemption, such Bonds or portions thereof shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption.

Section 4.07.                         Redemption of 1999 Bonds Pursuant to Sinking Fund Installments.

(a)  The Series 1999A Bonds are subject to redemption prior to maturity at a Redemption Price equal to the principal amount thereof, plus accrued interest plus a premium equal to the amount credited to the Series 1999A Bond Sinking Fund Installment Subaccount pursuant to Section 5.08(c)(iv) and Section 5.04(b)(iv)(B)(II), by application by the Trustee of funds on deposit to the credit of the Series 1999A Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

Year	Amount

2001	$2,449
2002	3,428
2003	2,989,118
2004	3,919,208
2005	4,752,321
2006	4,998,680
2007	5,536,946
2008	7,250,192
2009	$7,985,349
2010	8,769,485
2011	8,720,507
2012	9,651,086
2013	10,778,066
2014	11,904,557
2015	13,159,859
2016*	14,578,748

* Stated Maturity

(b)  The Series 1999B Bonds are also subject to redemption prior to maturity at a Redemption Price equal to the principal amount thereof, plus accrued interest plus a premium equal to the amount credited to the Series 1999B Bond Sinking Fund Installment Subaccount pursuant to Section 5.08(c)(iv) and Section 5.04(b)(iv)(B)(II), by application by the Trustee of funds on deposit to the credit of the Series 1999B Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

Year	Amount

2015	$17,376,761
2016*	27,623,239

* Stated Maturity

(c)  The Series 1999C Bonds maturing on October 15, 2009 and October 15, 2024 are also subject to redemption prior to maturity at a Redemption Price equal to the principal amount thereof, plus accrued interest, by application by the Trustee of funds on deposit to the credit of the Series 1999C Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

SERIES 1999C BOND MATURING OCTOBER 15, 2009

Year	Amount

2000	$1,285,000
2001	1,375,000
2002	1,475,000
2003	1,580,000
2004	1,690,000
2005	$1,810,000
2006	1,940,000
2007	2,080,000
2008	2,225,000
2009*	2,385,000

* Stated Maturity

SERIES 1999C BOND MATURING OCTOBER 15, 2024

Year	Amount

2023	$37,230,000
2024*	39,925,000

* Stated Maturity

Section 4.08.                         Special Mandatory Redemption of the 1999 Bonds upon a Determination of Taxability.  The Series 1999A Bonds and the Series 1999B Bonds are subject to special mandatory redemption at a Redemption Price of 103% of the principal amount of such Bonds being redeemed, and the Series 1999C Bonds and the Series 1999D Bonds are subject to special mandatory redemption at a Redemption Price of 100% of the principal amount of such Bonds being redeemed, plus, in any case, accrued interest, if any, to the redemption date, such date to be not later than 180 days after the occurrence of a Determination of Taxability.  Fewer than all of a series of Bonds may be redeemed if, in the opinion of Bond Counsel (which opinion shall be addressed and delivered to the Trustee and the Issuer), redemption of fewer than all Bonds of such series would result in the interest payable on the Bonds of such series remaining Outstanding being not includable in the gross income for Federal income tax purposes of any owner other than a “substantial user” or “related person.”  If the lien of the Indenture as to any such series of the Bonds is discharged, as described in Section 11.01 below, prior to the occurrence of a Determination of Taxability, the Bonds of such series will not be redeemed as described in this paragraph.  The Company and FWC, as appropriate, may contest any proposed Determination of Taxability as contemplated by Section 6.03(e).

Section 4.09.                         Special Mandatory Redemption of the 1999 Bonds upon Damage.  Condemnation or Loss of Title.  The 1999 Bonds are subject to special mandatory redemption, from moneys transferred from the Insurance and Condemnation Proceeds Account of the Construction Fund to the Redemption Fund pursuant to the provisions of Section 5.03(b)(i) and (ii). in whole or in part, on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall make such transfer) at a Redemption Price of 100% of the principal amount thereof plus accrued interest and without premium in the following order of priority: first, the moneys so transferred shall be applied to the redemption of the Outstanding Series 1999A Bonds and the Outstanding Series 1999B Bonds pro rata in proportion to the relative principal amounts of Series 1999A Bonds and Series 1999B Bonds then Outstanding.  second, 50% of such remaining moneys, up to a cumulative maximum amount of $15 million. shall be paid over the Company, free and clear of the lien of this Indenture and the remaining moneys shall be applied to the redemption of the Outstanding Series 1999C Bonds and the Outstanding Series 1999D Bonds pro rata in proportion to the relative principal amounts of Series 1999C Bonds and Series 1999D Bonds then Outstanding.  third, if there are no Series 1999C Bonds or Series 1999D Bonds Outstanding, any remaining amounts shall be paid to FWC until FWC shall have been fully reimbursed for any payments theretofore made in respect of the Series 1999C Bonds and Series 1999D Bonds under the Exit Funding Agreement, and fourth, thereafter, any remaining amounts shall be applied to the payment of Additional Bonds pursuant to the applicable supplemental indenture and if no Bonds remain Outstanding, then any remaining amount shall be disbursed to the Company free and clear of any pledge or lien hereunder.

Section 4.10.                         Redemption of the Series 1999D Bonds and the Series 1999C Bonds from the Retail Rate Litigation Proceeds or from Prepayments of Exit Payments.

(a)  The Series 1999D Bonds are subject to special mandatory redemption, in whole or in part from moneys transferred from the Retail Rate Litigation Proceeds Fund to the Series 1999D Bond Redemption Account in the Redemption Fund as directed by Section 5.08(b)(i) hereof, on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall make the following deposits to the credit of the Redemption Fund), at a Redemption Price of 100% of their Accreted Amount on the redemption date.

(b)  If no Series 1999D Bonds shall be Outstanding, the Series 1999C Bonds are subject to special mandatory redemption, in whole or in part, on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall make the following deposits to the credit of the Redemption Fund), at a Redemption Price of 100% of their principal amount, plus accrued interest, if any, to the redemption date on which the Series 1999C Bonds are to be redeemed, if the Trustee shall have received a certificate of a FWC Representative to the effect that (1) a Litigation Event has occurred and (2) the amount of the prepayment represents Litigation Proceeds received by FWC pursuant to the provisions of Section 6(a) (F) or (G) of the Retail Rate Litigation Trust Agreement.

Section 4.11.                         Special Mandatory Redemption of the 1999 Bonds upon Liquidation of the DBT.  The 1999 Bonds (but not the Refunding Bonds issued under Section 2.07(d) hereof in the event of a Stock Sale) are subject to special mandatory redemption, from moneys paid to the Trustee by the Delaware Trustee under Section 4.01(b) of the DBT Trust Agreement, on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall receive such funds) in the following order of priority: first, the moneys so transferred shall be applied to the redemption, in whole or in part, of the Outstanding Series 1999A Bonds and the Series 1999B Bonds pro rata in proportion to the relative principal amounts of Series 1999A Bonds and Series 1999B Bonds then Outstanding.  second, the remaining moneys so transferred shall be applied to the redemption of the Outstanding Series 1999C Bonds and the Series 1999D Bonds pro rata in proportion to the relative principal amounts of Series 1999C Bonds and Series 1999D Bonds then Outstanding.  third, any remaining amounts shall be paid to FWC until FWC shall have been fully reimbursed for any payments it shall have made on the Series 1999C Bonds or Series D Bonds pursuant to the Exit Funding Agreement. and fourth, any balance remaining shall be paid to the Issuer.

Section 4.12.                         Optional Redemption of the 1999 Bonds to Effect a Change of Use Under Treasury Regulation Section 1.141-12.  The 1999 Bonds are subject to redemption in whole at the option of the Issuer on the date that is ten and one half (10-1/2) years after the Initial Exchange Date at a Redemption Price of 100% of the principal amount of the 1999 Bonds being redeemed, plus accrued interest, if any, to the redemption date if there is to be a “change in use” effected under Treasury Regulation Section 1.141-12 that, in the opinion of Bond Counsel, will not have an adverse effect on the tax-exempt status of interest on the 1999 Bonds.  Less than all of the 1999 Bonds may be redeemed if, in the opinion of Bond Counsel (which opinion shall be addressed and delivered to the Trustee and the Issuer), redemption of all of the 1999 Bonds is not necessary to maintain the tax-exempt status of interest payable on the 1999 Bonds.  If less than all of the 1999 Bonds are to be redeemed, the Series 1999A Bonds and Series 1999B Bonds shall be redeemed before any Series 1999C Bonds or Series 1999D Bonds are redeemed if in the opinion of Bond Counsel, such order of redemption will not, in and of itself,  cause a Determination of Taxability.  Nothing in the Section 4.12 shall be deemed to permit any such change in use.

ARTICLE V

REVENUES AND ESTABLISHMENT OF FUNDS AND
ACCOUNTS AND APPLICATION THEREOF

Section 5.01.  Payment of Bonds.

(a)  The Bonds shall be payable solely from, and secured as to the payment of the principal and Redemption Price thereof, and interest thereon, in accordance with their terms and the terms of this Indenture, by the Trust Estate, and any transfers from the Delaware Trustee pursuant to the DBT Trust Agreement for the redemption of 1999 Bonds in accordance with the provisions of Section 4.11 hereof, Litigation Proceeds deposited to the credit of the Retail Rate Litigation Proceeds Fund and Exit Payments and prepayments deposited to the credit of the Series 1999C Bond Account and the Series 1999D Bond Account and the Series 1999C Bond Redemption Account and the Series 1999D Bond Redemption Account, respectively, and subject to the limitations set forth in the Granting Clauses hereto and in clause (b) of this Section 5.01.  The Trust Estate shall be immediately subject to the lien and pledge conferred by this Indenture without need of any physical delivery thereof or other further act.

(b)  Prior to the occurrence of an Event of Default, the lien on and pledge of the Trust Estate conferred by this Indenture in favor of the Trustee shall be subject in all respects to the provisions of this Indenture that require the application of Revenues or other moneys to the Revenue Fund, the Operations and Maintenance Fund, the Construction Fund, the Tax Equalization Fund, Retail Rate Litigation Proceeds Fund, the Surplus Fund or the Rebate Fund, including in each case any account or subaccount established therein, prior to the application of such Revenues or other moneys for the payment of the principal or Redemption Price of and the interest on the Bonds.  The Trust Estate does not include the Unassigned Rights.  Moneys or investments credited to a Debt Service Reserve Account within the Debt Service Reserve Fund shall be pledged to and secure solely the Bonds with respect to which such Debt Service Reserve Account has been established.  Moneys or investments credited to the Special Tax Allocation Account shall be pledged to secure only the Series 1999A Bonds and moneys or investments credited to the Tax Equalization Account shall be pledged to and secure only the Series 1999B Bonds and any Additional Bonds.  Moneys or investments credited to the Rebate Fund shall be applied solely to the payment of rebate amounts due to the United States of America with respect to Tax-Exempt Bonds or payments in lieu thereof.  No Owner of any Bonds has the right to compel any exercise of the taxing power of the Issuer to pay the principal or Redemption Price of the Bonds or the interest thereon.  The Bonds do not constitute an indebtedness of the Issuer or a loan of the credit thereof within the meaning of any constitutional or statutory provision.

(c)  The pledge of Incremental Taxes and of funds in the Special Tax Allocation Account is limited by and subject to the requirement set forth in Section 11-74.4-7 of the TIF Act that the Issuer must provide for the annual distribution to taxing districts of moneys not required for the payment and securing of obligations (including the series 1999A Bonds) or Redevelopment Project Costs (as defined in the TIF Act).

Section 5.02.                         Creation of Funds, Accounts and Subaccounts.

(a)  The following funds, accounts and subaccounts are hereby established and directed to be maintained, except as provided in Section 5.02(b) of this Indenture, by the Trustee:

(i)                                     the Construction Fund, which shall consist of the following accounts:

(A)           the Costs of Issuance Account, and

(B)             the Insurance and Condemnation Proceeds Account;

(ii)                                  the Revenue Fund;

(iii)                               the Operations and Maintenance Fund;

(iv)                              the Bond Fund, which shall consist of the following accounts and subaccounts:

(A)           the Series 1999A Bond Account, which shall consist of the following subaccounts:

(I)                                    the Series 1999A Interest Subaccount, and

(II)                                the Series 1999A Sinking Fund Installment Subaccount;

(B)             the Series 1999B Bond Account, which shall consist of the following subaccounts:

(I)                                    the Series 1999B Interest Subaccount, and

(II)                                the Series 1999B Sinking Fund Installment Subaccount;

(C)             the Series 1999C Bond Account, which shall consist of the following subaccounts:

(I)                                    the Series 1999C Interest Subaccount, and

(II)                                the Series 1999C Sinking Fund Installment Subaccount;

(D)            the Series 1999D Bond Account.

(v)                                 the Debt Service Reserve Fund;

(vi)                              the Tax Equalization Fund, which shall consist of the following accounts:

(A)           the Special Tax Allocation Account,

(B)             the Incremental Tax Surplus Account, and

(C)             the Tax Equalization Account:

(vii)                           the Redemption Fund, which shall consist of the following accounts:

(A)           the Series 1999A Bonds Redemption Account,

(B)             the Series 1999B Bonds Redemption Account,

(C)             the Series 1999C Bonds Redemption Account, and

(D)            the Series 1999D Bonds Redemption Account;

(viii)                        the Retail Rate Litigation Proceeds Fund, which shall consist of the following accounts;

(A)           the First Litigation Proceeds Account, and

(B)             the Second Litigation Proceeds Account;

(ix)                                the Surplus Fund, which shall consist of the following accounts:

(A)           the Surplus Account, and

(B)             the Distribution Account; and

(x)                                   the Rebate Fund.

(b)  The Issuer may determine from time to time by supplemental indenture to create additional funds, accounts and subaccounts to be established and maintained, except as otherwise set forth in this subsection (b), by the Trustee.  Without limiting the preceding sentence, such funds, accounts and subaccounts may, but need not necessarily include:

(i)                                     appropriate accounts within the Construction Fund in connection with any undertaking financed from the proceeds of Additional Bonds;

(ii)                                  additional Debt Service Reserve Accounts with respect to one or more series of Additional Bonds for which a Debt Service Reserve Account Requirement specific to such series may also be established by the supplemental indenture providing for the issuance of such series;

(iii)                               in connection with the issuance of Additional Bonds that are to be additionally secured by a Credit Facility or Bond Insurance Policy, such funds, accounts and subaccounts as necessary to provide for the issuance of such Credit Facility or Bond Insurance Policy and to provide for the reimbursement obligations of the Issuer under a Credit Facility Agreement or to a Bond Insurer payable on a parity with the Bonds; and

(iv)          appropriate accounts and subaccounts within the Bond Fund with respect to Debt Service on Additional Bonds.

The Trustee, with the prior written consent of a Company Representative, may designate an agent or agents to hold any fund, account or subaccount on behalf of the Trustee, but no such arrangement shall diminish in any way the responsibility of the Trustee for the performance of all obligations imposed on the Trustee under this Indenture with respect to such fund, account or subaccount.

(c)  Moneys held in any fund, account or subaccount hereunder shall be kept separate and apart from all other funds of the Issuer and the Trustee and shall be withdrawn, used and applied solely for the purposes set forth in this Indenture.  For accounting purposes, the cash required to be accounted for in each of the funds, accounts and subaccounts established herein may be deposited in a non-exclusive single bank account, provided that adequate accounting records are maintained to reflect and control the restricted allocation of the cash on deposit therein for the various purposes of such funds, accounts and subaccounts, and provided, further, that the proceeds of any Credit Facility, Bond Insurance Policy or Debt Service Reserve Account Facility drawing shall not be commingled with any other funds, but shall be kept separate and apart and held for the exclusive purposes for which such Credit Facility, Bond Insurance Policy or Debt Service Reserve Account Facility was issued.  The designation and establishment of the various funds, accounts and subaccounts in and by this Indenture shall not be construed to require the establishment of any completely independent, self-balancing funds, as such term is commonly defined and used in governmental accounting, but rather is intended solely to constitute an earmarking of Revenues and certain assets for certain purposes and to establish certain priorities for application of such Revenues and assets as provided in this Indenture.

Section 5.03.                         Application of Proceeds; Provisions Relating to the Construction Fund.

(a)  The proceeds received from the sale of any Additional Bonds shall be remitted to the Trustee and applied in the manner set forth in the supplemental indenture providing for the issuance of such Bonds.

(b)  The proceeds of insurance (excepting business interruption insurance) received by reason of loss or damage to the Project, the proceeds of title insurance received in connection with the loss of title to all or any portion of the Mortgaged Property and the proceeds of any condemnation award or other compensation in connection with condemnation proceedings shall be deposited in the Insurance and Condemnation Proceeds Account in the Construction Fund.  Moneys on deposit in the Insurance and Condemnation Proceeds Account will be applied from time to time, as follows:

(i)                                     If the Trustee shall have received an Independent Engineer’s Certificate stating that the proceeds of insurance (except title and business interruption insurance) received by reason of loss or damage to the Project are sufficient to repair, reconstruct or replace the Project substantially to its prior condition, such proceeds will be retained in the Insurance and Condemnation Proceeds Account and used to repair, reconstruct or replace the Project substantially to its prior condition.  If such insurance proceeds exceed the cost of such repair, reconstruction or replacement, the Trustee will transfer the balance of such moneys on deposit in the Insurance and Condemnation Proceeds Account to the Revenue Fund after the completion of such repair, reconstruction or replacement.  If the Trustee shall have received an Independent Engineer’s Certificate stating that such insurance proceeds are not sufficient to repair, reconstruct or replace the Project substantially to its prior condition, the Company may file a written election with the Trustee within six months of the receipt of such insurance proceeds by the Trustee (or such longer period of time as shall be specified in such Independent Engineer’s Certificate) (i) to apply such insurance proceeds, together with other available moneys, to repair, reconstruct or replace the Project substantially to its prior condition, in which event, such moneys on deposit in the Insurance and Condemnation Proceeds Account shall be so applied, or (ii) to apply a portion of such insurance proceeds to repair, reconstruct or replace a portion of the Project (provided, that the Owners of a majority of the Series 1999A Bonds and the Series 1999B Bonds voting a single class shall have consented to such application), in which event such moneys on deposit in the Insurance and Condemnation Proceeds Account shall be so applied.  If such insurance proceeds exceed the cost of any such repair, reconstruction or replacement in the case of clause (ii) above, the Trustee will transfer the balance of such moneys on deposit in the Insurance and Condemnation Proceeds Account to the Redemption Fund to redeem Bonds pursuant to Section 4.09 of this Indenture, after the completion of such repair, reconstruction or replacement.  In the event that the moneys on deposit in the Insurance and Condemnation Proceeds Account are not sufficient to repair, reconstruct or replace the Project or a portion thereof as described above and the Trustee does not receive such a written election of the Company within the applicable period of time, the Trustee will transfer such moneys on deposit in the Insurance and Condemnation Proceeds Account to the Redemption Fund to redeem Bonds pursuant to Section 4.09 of this Indenture.

(ii)                                  If the Trustee shall have received an Independent Engineer’s Certificate stating that condemnation or loss of title to any of the Mortgaged Property does not materially affect the operation of the Project, any proceeds of any condemnation award or compensation in connection with such proceedings or title insurance will be transferred to the Revenue Fund.  If the Trustee shall have received an Independent Engineer’s Certificate stating that any condemnation or loss of title to any of the Mortgaged Property materially affects the operation of the Project and that such condemnation or title insurance proceeds are sufficient to repair, reconstruct or replace the Project to substantially the same level of operation immediately prior to such condemnation or, in the case of a title defect, to cure such defect, such moneys on deposit in the Insurance and Condemnation Proceeds Account shall be so applied.  If such condemnation exceed the cost of such repair, reconstruction or replacement, the Trustee will transfer the balance of such moneys on deposit in the Insurance and Condemnation Proceeds Account to the Revenue Fund after the completion of such repair, reconstruction or replacement.  If the Trustee shall have received an Independent Engineer’s Certificate stating that any condemnation or loss of title to any portion of the Mortgaged Property materially affects the operation of the Project but that such condemnation proceeds are not sufficient to repair, reconstruct or replace the Project to substantially the same level of operation immediately prior to such condemnation or, in the case of loss of title, the title insurance proceeds are not adequate to cure the title defect or that the title defect cannot be cured, the Company may file a written election with the Trustee within six months of the receipt of such condemnation or title insurance proceeds by the Trustee (or such longer period of time as shall be specified in such Independent Engineer’s Certificate) (i) to apply such condemnation proceeds, together with other available moneys, to repair, reconstruct or replace the Project to substantially the same level of operation immediately prior to such condemnation or, in the case of loss of title, to cure the title defect, in which event such moneys on deposit in the Insurance and Condemnation Proceeds Account shall be so applied, or (ii) to apply a portion of such condemnation proceeds to repair, reconstruct or replace a portion of the Project or, in the case of loss of title, to cure the title defect (provided, that the Owners of a majority of the Series 1999A Bonds and the Series 1999B Bonds voting a single class shall have consented to such application) in which event such moneys on deposit in the Insurance and Condemnation Proceeds Account shall be so applied.  If such condemnation or title insurance proceeds exceed the cost of any such repair, reconstruction or replacement or curing the title defect in the case of clause (ii) above, the Trustee will transfer the balance of such moneys on deposit in the Insurance and Condemnation Proceeds Account to the Redemption Fund to redeem Bonds pursuant to Section 4.09 of this Indenture, after the completion of such repair, reconstruction or replacement or curing of the title defect.  If the Trustee shall have received an Independent Engineer’s Certificate with respect to condemnation or title insurance proceeds stating that the Project cannot be repaired, reconstructed or replaced under any circumstance or that the title defect cannot be cured for any reason or in the event that the moneys on deposit in the Insurance and Condemnation Proceeds Account are not sufficient to repair, reconstruct or replace the Project or a portion thereof or to cure the title defect as described above and the Trustee does not receive such a written election of the Company within the applicable period of time, the Trustee will transfer such moneys on deposit in the Insurance and Condemnation Proceeds Account to the Redemption Fund to redeem Bonds prior to maturity pursuant to Section 4.09 of this Indenture.

(iii)                               Any certificate of the Independent Engineer contemplated by this Section 5.03(b) shall not be unreasonably withheld or delayed.

(c)  Project Costs to be paid from amounts on deposit in the Insurance and Condemnation Proceeds Account shall be drawn upon in accordance with Section 5.03(b)(i) or (ii) and upon receipt by the Trustee of a (X) written requisition of the Company, signed by a Company

Representative, (Y) certificate of the contractor performing such repair, reconstruction or replacement to the effect that the work performed to date has been performed satisfactorily and in a good and workmanlike manner in accordance with Prudent Engineering and Operating Practices, and (Z) certificate of the Independent Engineer (which certificate shall not be unreasonably withheld or delayed) confirming with respect to such repair or replacement the representations of the Company made in such requisition pursuant to clause (iv), if applicable, and (vii)  below with respect to the contract pursuant to which such repairs or replacements are to be made.  Each requisition shall state with respect to the payment to be made and the contract pursuant to which such repairs or replacements are to be made, the statements set forth in clauses (i) through (viii) below:

(i)                                     the requisition number;

(ii)                                  the name of the Person to whom payment is due or to whom a reimbursable advance, if any, has been made;

(iii)                               the amount to be paid and the account or subaccounts from which such amounts shall be withdrawn;

(iv)                              in the case of restoration costs incurred of an aggregate amount equal to the amount to be paid have been properly incurred by the Company, are currently due and payable, are a proper charge against such Insurance and Condemnation Proceeds Account, are unpaid or unreimbursed and have not been the subject of any previous withdrawals;

(v)                                 that the withdrawal of the amount to be paid from the Insurance and Condemnation Proceeds Account and the use of the property financed or reimbursed therefrom has not resulted and will not result in a violation of Section 5.27 of the Facility Lease Agreement;

(vi)                              that the amount remaining in the Insurance and Condemnation Proceeds Account together with other moneys of the Company available or reasonably expected by the Company to be available for application to pay restoration costs of the Project;

(vii)                           that no Event of Default under the Facility Lease Agreement has occurred and is continuing, or, if such an Event of Default has occurred and is continuing, it will be cured by the intended application of the moneys drawn under such requisition; and

(viii)                        that no event has occurred and is continuing that, with the passage of time, would cause an Event of Default under the Facility Lease Agreement, or, if such an event has occurred and is continuing, it will be cured by the intended application of the moneys drawn under such requisition.

(d)  If an Event of Default occurs and is continuing and the Lease Payments due under the Facility Lease Agreement shall become immediately due and payable pursuant to Section 7.2 of the Facility Lease Agreement, the Trustee will transfer moneys in the Construction Fund to the Bond Fund (and to the accounts therein in the order of priority set forth in Section 5.04(b)(iii) and (iv) hereof) to the extent necessary to make payments on the Series 1999A Bonds and the Series 199B Bonds, regardless of the other provisions of this Section 5.03.

Section 5.04.                         Revenue Fund.

(a)  The Trustee shall promptly deposit upon receipt all Revenues (other than amounts previously distributed pursuant to this Section) into the Revenue Fund.  Prior to making any transfer pursuant to Section 5.04(b), on the first day of each month the Trustee shall, except as otherwise provided in Section 5.04(b)(vii)(A), transfer all amounts in the Surplus Account to the Revenue Fund.

(b)  From time to time on the dates set forth below, after the deposit of Revenues into the Revenue Fund in accordance with subsection (a) of this Section 5.04, during each Fiscal Year, the Trustee shall withdraw moneys from the Revenue Fund and, after (Y) paying and reimbursing itself for its compensation, costs and expenses payable, and otherwise unpaid, in accordance with the terms of its engagement letter or other agreement with the Company and in accordance with the provisions of Section 8.03(b), and (Z) making any payments then due to the Litigation Proceeds Trustee or the Delaware Trustee in accordance with the terms of the Litigation Proceeds Agreement and the DBT Trust Agreement for their respective costs and expenses, make the following payments or deposits in the following funds, accounts and subaccounts in the following order, but only to the extent moneys are then available in the Revenue Fund:

(i)                                     On the Initial Exchange Date, the Trustee shall transfer from the Revenue Fund to the Operations and Maintenance Fund an amount, such that after giving credit to such transfer, the amount in the Operations and Maintenance Fund shall equal the sum of (i) any O&M Prior Cost Deficiency, and (ii) any Monthly O&M Payment due on the Initial Exchange Date.

(A)                              On October 15, 2000, the Trustee shall transfer from the Revenue Fund to the Operations and Maintenance Fund an amount such that, after giving credit to such transfer, the amount in the Operations and Maintenance Fund shall equal the Monthly O&M Payment due on such date.

(B)                                On the date of the delivery of any Independent Engineer’s Certificate or a certificate of a Company Representative, in accordance with the O&M Agreement, setting forth the amount of any O&M Deficiency Variance, the Trustee shall transfer from the Revenue Fund to the Operations and Maintenance Fund an amount such that, after giving effect to such transfer, the amount in the

Operations and Maintenance Fund shall equal the amount of such O&M Deficiency Variance.

(C)           On the first day of each month, the Trustee shall transfer from the Revenue Fund to the Operations and Maintenance Fund an amount such that, after giving effect to such transfer, the amount in the Operations and Maintenance Fund shall equal the sum of (i) the Monthly O&M Payment for such month (without duplication of the amounts received pursuant to clause (A), (ii) the Primary Rent (as defined in the Site Lease) due under Section 3.01 of the Site Lease for such month (the “Site Lease Payment”), (iii) amounts due for such month under Section 5.1(a)(i)(z) of the Partnership Agreement (the “Company Operating Expenses”) and (iv) the host fee payable under Section 15(e) of the Agency Agreement and the Agency (as defined in the Agency Agreement) surcharge payable under Section 27(a) of the Agency Agreement for such month (the “Agency Fee”).  The amount of each such transfer shall be set forth in a certificate of a Company Representative (and/or with respect to any Monthly O&M Payment, set forth in a certificate of the Independent Engineer) to be delivered to the Trustee from time to time.  Such certificate shall include subtotals for each of the following categories, and in the case of Monthly O&M Cost, any subcategories thereof:  Monthly O&M Payment, Site Lease Payment and the Company Operating Expenses.

(D)          The Trustee shall promptly pay any amount transferred into the Operations and Maintenance Fund to the Company, or upon its order, according to written directions to be provided to it from time to time by a Company Representative.

(ii)           (A)          So long as any Series 1999A Bonds remain Outstanding, on the tenth day of each month commencing on the tenth day of the month after the Trustee deposits money into the Special Tax Allocation Account of the Tax Equalization Fund, the Trustee shall transfer an amount from the Revenue Fund to the Tax Equalization Account in the Tax Equalization Fund equal to the product of the amount of the deposit into Special Tax Allocation Account, if any, in the previous month multiplied by a fraction the numerator of which shall be the annual Debt Service on the Bonds (other than the Series 1999A Bonds, the Series 1999C Bonds and the Series 1999D Bonds) then Outstanding for the year ending on the next principal payment date for such Bonds and the denominator of which shall be the annual Debt Service on the Series 1999A Bonds for the year ending on the next principal payment date for such Bonds.

(B)           As soon as is practicable, the Trustee shall transfer moneys on deposit in the Tax Equalization Account, first, to the Interest Subaccounts established for the Bonds (other than the Series 1999A Bonds (including any Additional Bonds issued pursuant to Section 2.07(d) in exchange for the Series

1999A Bonds) and the Series 1999C Bonds) then Outstanding on a pro rata basis (based on the interest requirements for such month of each such Interest Subaccount (other than the Series 1999A Interest Subaccount, the subaccount established for the Additional Bonds issued in exchange for the Series 1999A Bonds, and the Series 1999C Interest Subaccount) and second, to the principal subaccounts and the Sinking Fund Installment Subaccounts established for the Bonds (other than the Series 1999A Bonds, any Additional Bonds issued pursuant to Section 2.07(d) in exchange for the Series 1999A Bonds, and the Series 1999C Bonds) then Outstanding on a pro rata basis (based on the principal and sinking fund installment requirements for such month of each series of Bonds then Outstanding (other than the Series 1999A Bonds (including any Additional Bonds issued pursuant to Section 2.07(d) in exchange for the Series 1999A Bonds) and the Series 1999C Bonds), to the extent required to satisfy the requirements of clauses (iii) and (iv) of Section 5.04(b) of this Indenture with respect to such subaccounts.

(iii)          On the tenth day of each month the Trustee shall transfer from the Revenue Fund to the Series 1999A Interest Subaccount and the Series 1999B Interest Subaccount, on a pro rata basis (based on the interest requirements for such month of each such Interest Subaccount), an amount that together with an equal amount to be deposited on the tenth day of each succeeding calendar month prior to the next Interest Payment Date, will not be less than the installment of interest on the Series 1999A Bonds and the Series 1999B Bonds falling due on the next Interest Payment Date therefor; provided, however, that no such deposits shall be made for the Series 1999A Bonds or the Series 1999B Bonds if and to the extent that sufficient amounts to make such payments shall have been transferred to the related Interest Subaccount from:

(I)            the Special Tax Allocation Account with respect to the Series 1999A Bonds only; or

(II)           the Tax Equalization Account with respect to the Series 1999B Bonds and any Additional Bonds only; or

(III)         the First Litigation Proceeds Account in the Retail Rate Litigation Proceeds Fund pursuant to the provisions of Section 5.08(b)(ii); or

(IV)         the Second Litigation Proceeds Account in the Retail Rate Litigation Proceeds Fund pursuant to the provisions of Section 5.08(c)(i).

(B)           The Trustee shall apply moneys in the Interest Subaccounts of the

Bond Fund solely to pay the installments of interest on the Bonds falling due on each Interest Payment Date, subject to the provisions of Section 5.10 hereof.

(iv)          (A)          On the tenth day of each month, the Trustee shall transfer from the Revenue Fund, to the Series 1999A Sinking Fund Installment Subaccount and the Series 1999B Sinking Fund Installment Subaccount established with respect to the Series 1999A Bonds and the Series 1999B Bonds in the Bond Fund, on a pro rata basis (based on the relative Sinking Fund Installment requirements for such month of the Series 1999A Bonds and the Series 1999B Bonds then Outstanding), an amount that, together with an equal amount to be deposited on the tenth day of each succeeding calendar month prior to the next Sinking Fund Installment payment date, will not be less than the Sinking Fund Installments of the Series 1999A Bonds and the Series 1999B Bonds next falling due within one year of the date of such deposit; provided, however, that no such deposits shall be made for the Series 1999A Bonds and the Series 1999B Bonds if and to the extent that sufficient amounts to make such payments shall be then available for transfer to such subaccount from:

(I)            the Special Tax Allocation Account with respect to the Series 1999A Bonds only; or

(II)           the Tax Equalization Account with respect to the Series 1999B Bonds and any Additional Bonds (except Additional Bonds issued pursuant to Section 2.07(d) in exchange for the Series 1999A Bonds) only; or

(III)         the First Litigation Proceeds Account in the Retail Rate Litigation Proceeds Fund pursuant to the provisions of Section 5.08(b)(ii).

(B)           On the tenth day of October of each year, the Trustee shall transfer from the Second Litigation Proceeds Account in the Retail Rate Litigation Proceeds Fund to the Series 1999A Sinking Fund Installment Subaccount and the Series 1999B Sinking Fund Installment Subaccount, pro rata in accordance with the Sinking Fund Installments scheduled to be made on the Series 1999A Bonds and the Series 1999B Bonds on the following October 15, as follows:

(I)            The Trustee shall deposit to the Series 1999A Sinking Fund Installment Subaccount and the Series 1999B Sinking Fund Installment Subaccount the amount transferred to such Subaccount pursuant to Section 5.08(c)(iii), which amount shall be equal to the amount, if any, that is required to make the amounts to the credit of such Subaccounts, after taking into account the deposits described in Section 5.04(b)(iv)(A), equal to the Sinking Fund Installments scheduled to be redeemed on the Series 1999A Bonds and the Series 1999B Bonds on the following October 15; and

(II)           The Trustee shall deposit to the Series 1999A Sinking Fund Installment Subaccount and the Series 1999B Sinking Fund Installment Subaccount, the amounts transferred to such Subaccounts pursuant to Section 5.08(c)(iv) for the payment as premium on the Sinking Fund Installments scheduled to be made pursuant to the provisions of Section 4.07(a) and (b) on the Series 1999A Bonds and the Series 1999B Bonds on the following October 15.

(C)           The Trustee shall apply moneys in the Sinking Fund Installment Subaccounts for the redemption prior to maturity of the related Term Bonds in the amount of the Sinking Fund Installment required for such year, upon giving notice and otherwise in the manner set forth in Article IV of this Indenture.  The Trustee shall credit Term Bonds so purchased against the obligation of the Issuer to pay the next due Sinking Fund Installment on such Term Bonds.  If the Trustee shall purchase Term Bonds in excess of the Sinking Fund Installment next due on such Term Bonds, such excess of Term Bonds so purchased shall be credited against the Sinking Fund Installment requirements in inverse order of their due dates.  The Trustee shall not purchase any Term Bonds within 45 days of a scheduled mandatory sinking fund redemption date for such Term Bonds.

(v)           On the tenth day of each month the Trustee shall transfer from the Revenue Fund to each Debt Service Reserve Account, on a pro rata basis (based on the respective aggregate principal amounts of each series of Bonds Outstanding secured by a Debt Service Reserve Account), the amount, if any, necessary to make the amount on deposit in each such Debt Service Reserve Account equal the Debt Service Reserve Account Requirement for each such account; provided, however, that no payments shall be required to be made into any Debt Service Reserve Account for any series of Bonds whenever and to the extent that the amount on deposit therein (including the amounts available to be drawn under any Debt Service Reserve Account Facility) shall be equal to the Debt Service Reserve Account Requirement for such series.

(vi)          If no Series 1999A Bonds or Series 1999B Bonds are Outstanding and after making all other transfers provided for in Sections 5.04(i) through 5.04(v) hereof, and if Series 1999C Bonds shall be Outstanding, on the tenth day of each month the Trustee shall transfer the balance remaining in the Revenue Fund to the Series 1999C Interest Subaccount.

(vii)         On the tenth day of each month the Trustee shall transfer the balance remaining in the Revenue Fund to the Surplus Fund.

(A)          The Trustee shall credit to the Surplus Account the entire amount so transferred to the Surplus Fund. On the first Business Day of each calendar year and prior to making the transfer required by Section 5.04(a), the Trustee shall transfer to the Distribution Account the entire balance in the Surplus Account.

(B)           The Trustee shall transfer moneys credited to the Distribution Account to the order of the Company, free and clear of the lien of this Indenture, in the manner hereinafter set forth not more frequently than once in each calendar year, upon a written direction to the Trustee of a Company Representative, accompanied by a certificate of a Company Representative that:

(I)            The Company does not have knowledge or could not reasonably be expected to have knowledge of the occurrence and continuance of an Event of Default under the Facility Lease Agreement or an event which, with the passage of time, would constitute an Event of Default under the Facility Lease Agreement, which Event of Default or event, in any case, would cause a Material Adverse Effect; provided, however, that the Illinois Public Utilities Act Amendment shall not be considered such an Event of Default or other event for purposes of this clause (I); and

(II)           The Debt Service Coverage Ratio (i) for the calendar year preceding the date of such certificate is equal to at least 1.20 to 1.00, and (ii) based on projections prepared by the Company in good faith based upon assumptions consistent in all material respects with the Project Agreements and the historical operating results of the Project on a reasonable basis, the Debt Service Coverage Ratio for the current calendar year is projected to be at least 1.20 to 1.00, provided if the projected Debt Service Coverage Ratio is 1.30 to 1.00 or below, the projections require the written confirmation of the Independent Engineer (which confirmation shall not be unreasonably withheld or delayed).

(C)           In the event that the Trustee has not received the certificate of the Company Representative described in clause (vii)(B) of Section 5.04(b) within ninety days after the end of the preceding calendar year, the Trustee shall transfer all amounts then on deposit in the Distribution Subaccount to the Surplus Account. The Trustee shall apply amounts so transferred to the Surplus Account in the same manner as it is required to apply amounts transferred to the Surplus Account from the Revenue Fund pursuant to Section 5.04(a).

(D)          Amounts distributed to, or to the order of, the Company under Section 5.04(b)(vii)(B) may be applied by the Company or other lawful recipient thereof toward any purpose permitted under Law, forever free and clear of the lien of this Indenture.

Section 5.05.        Special Tax Allocation Account.

(a)  The Special Tax Allocation Account is a trust fund established for the purpose of carrying out the covenants, terms and conditions imposed upon the Issuer by this Indenture, the Bond Resolution, the 1999 Exchange Bond Ordinance, and the Facility Lease Agreement. The Series 1999A Bonds are the only Bonds issuable under this Indenture that are additionally secured by a pledge of the Special Tax Allocation Account, the Incremental Taxes credited thereto and all investment earnings thereon. Such pledge shall continue in full force and effect until the obligations of the Issuer with respect to the Series 1999A Bonds are discharged under this Indenture.

(b)  As required by 35 ILCS 200/20-90, and by the TIF Ordinance and the 1999 Exchange Bond Ordinance, the Collector of Taxes for the County of Cook, Illinois, is required to promptly remit all of the proceeds received from each collection of the Incremental Taxes directly to the Trustee for deposit in the Special Tax Allocation Account for application in accordance with the terms of this Indenture.  The Issuer shall remit or cause to be remitted to the Trustee for deposit into the Special Tax Allocation Account all Incremental Taxes required to be deposited therein pursuant to the TIF Act and the TIF Ordinance and the 1999 Exchange Bond Ordinance.  Whenever the Trustee receives any of the Incremental Taxes, the Trustee shall promptly deposit the same into the Special Tax Allocation Account. Not later than the tenth day of each month the moneys on deposit in the Special Tax Allocation Account shall be transferred by the Trustee from the Special Tax Allocation Account, first, to the Series 1999A Interest Subaccount, to the extent required to satisfy the requirements of clause (iii) of Section 5.04(b) of this Indenture with respect to the Series 1999A Bonds, second, to the Series 1999A Sinking Fund Installment Account to the extent required to satisfy the requirements of clause (iv) of Section 5.04(b) of this Indenture with respect to the Series 1999A Bonds, third, at the written direction of the Company, the Trustee shall apply moneys in the Special Tax Allocation Account for any one or more of the following purposes without priority: (i) to purchase or redeem Series 1999A Bonds, (ii) to pay or provide for the payment of Redevelopment Project Costs, as defined in the TIF Act, approved by the Issuer, and (iii) to provide for the payment of Series 1999A Bonds pursuant to Section 11.02.

(c)  After application of the moneys in the Special Tax Allocation Account for the purposes specified in Section 5.05(b), the Trustee shall transfer to the Incremental Tax Surplus Account any sum remaining in the Special Tax Allocation Account. The Issuer shall determine annually, within 180 days after the close of the Issuer’s fiscal year, whether any amount held in the Incremental Tax Surplus Account as of the close of such fiscal year constituted “surplus funds” under the TIF Act.  All “surplus funds” shall be withdrawn from the Incremental Tax Surplus Account and distributed to taxing districts as provided in the TIF Act.

Section 5.06.        Series 1999C Bond Account and Series 1999D Bond Account.

(a)  The Trustee shall deposit, immediately upon receipt, the Exit Payments (but not prepayments of Exit Payments) made by FWC and apply such amounts as follows:

(i)            semiannually, not later than the Business Day next preceding each April 15 and October 15, to the Series 1999C Interest Subaccount, an amount, that when added to the amount transferred to such Subaccount pursuant to Section 5.04(b)(vi), will be equal to the interest to become due on such April 15 or October 15, and

(ii)           annually, not later than the Business Day next preceding (Y) each October 15 for which there is a Sinking Fund Installment to be called for mandatory redemption and (Z) the final maturity of the Series 1999C Bonds, to the Series 1999C Sinking Fund Installment Subaccount an amount, that will be equal to such Sinking Fund Installment fixed by Section 4.07(c).

(b)  On the Business Day next preceding the maturity date of the Series 1999D Bonds, the Trustee shall deposit to the Series 1999D Bond Account an amount equal to the Maturity Value (as set forth in Exhibit F) of the Series 1999D Bonds then Outstanding; provided, however, that no such deposits shall be made for the Series 1999D Bonds if and to the extent that sufficient amounts to make such payment shall have been transferred to the Series 1999D Bond Account from the Retail Rate Litigation Proceeds Fund.

(c)  The Trustee shall apply amounts on deposit in the Series 1999C Interest Subaccount to pay the interest on the Series 1999C Bonds due and payable on each Interest Payment Date and upon redemption.

(d)  The Trustee shall apply amounts on deposit in the Series 1999C Sinking Fund Installment Subaccount and the Series 1999D Bond Account to pay the principal of the Series 1999C Bonds and the principal of the Series 1999D Bonds, respectively, when due and payable, whether by sinking fund redemption or at stated maturity.

(e)  If no Series 1999C Bonds and Series 1999D Bonds shall be Outstanding, the Trustee shall withdraw any remaining moneys in the Series 1999C Bond Account, the Series 1999C Bond Redemption Account, the Series 1999D Bond Account and the Series 1999D Bond Redemption Account and pay to FWC an amount up to the amount of its Exit Funding Payments and prepayments applied to the payment and redemption of the Series 1999C Bonds and the Series 1999D Bonds.

Section 5.07.        The Redemption Fund.

(a)  There shall be deposited in the Redemption Fund (Y) any amounts which are to be provided pursuant to Article IV of this Indenture and (Z) any Exit Payments in excess of the amounts next due and payable (prepayment of Exit Payments) which are to be made pursuant to Article IV and Section 5.08(b)(i) of this Indenture, for the redemption of Bonds (other than Sinking Fund Installments), and any other amounts available therefor and determined by the Company or FWC to be deposited therein.  Subject to the provisions of this Indenture or any supplemental indenture, the Trustee shall apply all amounts so deposited to pay the Redemption Price of Bonds at the times and in the manner provided in Section 4.02 hereof in the case of redemption at the direction of the Company and Section 4.03 hereof in the case of redemption otherwise than at the direction of the Company.

(b)  There shall also be deposited in the Redemption Fund any amounts which constitute the Project Purchase Price paid to the Issuer.  The Trustee shall apply the Project Purchase Price and any investment earnings thereon to defease the Bonds in accordance with Article XI.  Any moneys remaining in the Redemption Fund representing the Project Purchase Price or investment earnings thereon after payment of all Outstanding Bonds and the discharge of the lien of this Indenture shall be paid to the Issuer.

(c)  At least forty-five (45) days prior to any day upon which Bonds are to be redeemed from amounts in the Redemption Fund, upon the written direction of a Company Representative in the case of the Series 1999A Bonds and the Series 1999B Bonds or upon the written direction of a FWC Representative in the case of the Series 1999C Bonds, the Trustee shall apply amounts in the Redemption Fund to the purchase of any such Bonds if the purchase price paid for such Bonds does not exceed the applicable Redemption Price.  Upon the purchase or redemption (otherwise than by sinking fund redemption) of Bonds for which Sinking Fund Installments have been established, there shall be credited toward the remaining Sinking Fund Installments thereafter to become due with respect to Bonds of the same series and maturity as the Bonds so purchased or redeemed in the inverse order of their due dates; provided, however, that the principal amount of Series 1999C Bonds redeemed pursuant to Section 4.10(b) shall be credited toward the remaining Sinking Fund Installment in the order of their due dates.

Section 5.08.        The Retail Rate Litigation Proceeds Fund.

(a)  The Trustee shall deposit to the credit of the Retail Rate Litigation Proceeds Fund all Litigation Proceeds that are paid to the Trustee pursuant to the terms of the Retail Rate Litigation Trust Agreement.

(b)  The Trustee shall apply the amounts paid to it pursuant to Section 6(a)(A) of the Litigation Proceeds Trust Agreement, as identified in a certificate of the Litigation Proceeds Trustee, and credited to the First Litigation Proceeds Account in the Retail Rate Litigation Proceeds Fund from time to time and in the following priority:

(i)            At any time when the balance therein exceeds $100,000, to the Series 1999D Bonds Redemption Account for the redemption, pursuant to Section 4.10(a) hereof, of Series 1999D Bonds at their Accreted Amount as of the redemption date thereof;

(ii)           After there are no Series 1999 D Bonds Outstanding, semi-annually for the account of the Series 1999A Bonds and the Series 1999B Bonds, pro rata, based on their relative Outstanding principal amounts, to the appropriate subaccounts in the Series 1999A Bond Account and the Series 1999B Bond Account, such amounts as will, together with the deposits to the credit of such Accounts pursuant to Section 5.04(b)(ii) and Section 5.08(c), equal the amount of interest and Sinking Fund Installments, if any, scheduled to become due on such April 15 or October 15.

(c)  The Trustee shall credit amounts paid to it pursuant to Section 6(a)(E) and (F) of the Litigation Proceeds Trust Agreement, as identified in a certificate of the Litigation Proceeds Trustee, to the Second Litigation Proceeds Account in the Retail Rate Litigation Proceeds Fund and apply such amounts from time to time and in the following priority:

(i)            Monthly, on or before the tenth day of each month, the Trustee shall transfer from the Second Litigation Proceeds Account to the Series 1999A Bond Account and the Series 1999B Bond Account for deposit to the Series 1999A Interest Subaccount and the Series 1999B Interest Subaccount, respectively, the amounts that, together with the amounts deposited to such Subaccounts pursuant to Section 5.04(b)(ii), are contemplated by Section 5.04(b)(iii);

(ii)           Monthly, on or before the tenth day of each month, the Trustee shall transfer from the Second Litigation Proceeds Account to the Series 1999A Bond Account and the Series 1999B Bond Account for deposit to the Series 1999A Sinking Fund Installment Subaccount and the Series 1999B Sinking Fund Installment Subaccount respectively, the amounts that, together with the amounts deposited to such Subaccounts pursuant to Section 5.04(b)(ii), are contemplated by Section 5.04(b)(iv)(A);

(iii)          Annually, on or before the tenth day of October of each year, the Trustee shall transfer from the Second Litigation Proceeds Account to the Series 1999A Bond Account and the Series 1999B Bond Account for deposit to the Series 1999A Sinking Fund Installment Subaccount and the Series 1999B Sinking Fund Installment Subaccount the amounts, if any, that, together with the amounts deposited to such Subaccounts pursuant to Section 5.04(b)(ii), are contemplated by Section 5.04(b)(iv)(B)(I); and

(iv)          Annually, on or before the tenth day of October of each year, the Trustee shall transfer from the Second Litigation Proceeds Account to the Series 1999A Bond Account and the Series 1999B Bond Account for deposit to the Series 1999A Sinking Fund Installment Subaccount and the Series 1999B Sinking Fund Installment

Subaccount, the entire remaining balance in the Second Litigation Proceeds Account in accordance with the provisions of Section 5.04(b)(iv)(B)(II).

Section 5.09.        The Rebate Fund.

(a)  The Trustee, upon the written direction of a Company Representative, shall transfer from the Revenue Fund, the Operations and Maintenance Fund, the Working Capital Account, the Transfer Station Operations and Maintenance Fund, the Surplus Fund, the Debt Service Reserve Fund, the Construction Fund, and the Bond Fund in the preceding order of priority, and then from any other legally available funds held under this Indenture, to the Rebate Fund, the amounts required to be transferred in order for the Company to comply with the Tax Agreement.  Upon written direction to the Trustee of a Company Representative, the Trustee shall make payments from the Rebate Fund of amounts required to be deposited therein to the United States of America in the amounts and at the times required by the Tax Agreement.  The Issuer covenants for the benefit of the Owners that it will comply with its obligations under the Tax Agreement and that it will cause the Company to comply with its obligations under the Tax Agreement.

(b)  The Issuer and the Trustee shall not be required to comply with the requirements of this Section 5.08 in the event that the Company delivers to the Trustee an Opinion of Bond Counsel that (i) non-compliance will not affect adversely the exclusion, if any, from gross income for federal income tax purposes of interest on any of the Tax-Exempt Bonds and/or (ii) compliance with some other requirement is required in order to maintain the exclusion from gross income for federal income tax purposes of interest on any of the Tax-Exempt Bonds.  The Issuer, the Company, and the Trustee shall enter into a supplemental tax agreement to reflect the deletion or substitution of any such requirement.

(c)  The Trustee shall invest all amounts held in the Rebate Fund as set forth in the Tax Agreement.  Money shall not be transferred from the Rebate Fund except as provided in the Tax Agreement and in paragraph (d) below.

(d)  If a Company Representative so directs in writing, the Trustee will transfer moneys out of the Rebate Fund into such subaccounts, accounts or funds set forth in such written directions.  The Trustee shall withdraw and remit to the Company, any funds remaining in the Rebate Fund after redemption and payment of all of the Bonds and payment and satisfaction of any amount required to be paid pursuant to the Tax Agreement, or provision made therefor satisfactory to the Trustee.

(e)  Notwithstanding any other provision of this Indenture, the obligation to rebate the amounts required to be paid pursuant to the Tax Agreement to the United States and to comply with all other requirements of this Section.  Section 6.03 and the Tax Agreement shall survive the discharge of the lien of this Indenture or payment in full of the Bonds.

Section 5.10.        Reimbursement to Credit Bank.  Notwithstanding any provision herein to the contrary, if any amount applied to the payment of principal of and premium, if any, and interest on the Bonds that would have been paid from an Interest Subaccount, Principal Subaccount or Sinking Fund Installment Subaccount is paid instead by a Credit Facility, amounts on deposit in the related Interest Subaccounts, Principal Subaccounts or Sinking Fund Installment Subaccounts and allocable to such Bonds, shall be paid to the extent required under any Credit Facility Agreement to the Credit Bank having made said payment.

Section 5.11.        Moneys to Be Held in Trust.  All moneys held by the Trustee under the provisions of this Indenture shall be deposited in one or more funds, accounts and subaccounts as required herein trust for the benefit of the Owners and the Trustee and shall be applied only in accordance with the provisions of this Indenture, and each of the funds, accounts and subaccounts established by this Indenture shall be a trust fund for the purposes thereof.

Section 5.12.        Deposits.  All Revenues and other moneys held by the Trustee under this Indenture, to the extent not invested pursuant to Section 5.13, shall be deposited on the date of collection thereof in an interest bearing account which is commonly utilized by the Trustee in its corporate trust business, provided that any such deposit shall permit the moneys so held to be available for use at the time when needed.  The Trustee shall not be liable for any loss or depreciation in value resulting from any deposit made pursuant to this Indenture.  Any such deposit may be made in the commercial or trust banking department of the Trustee, which may honor checks and drafts on such deposit with the same force and effect as if it were not the Trustee.  Such moneys held by the Trustee, as such, may be deposited by the Trustee in its banking department on demand or, if and to the extent directed by the Trustee and acceptable to the Trustee, on time deposit provided that such moneys on deposit be available for use at the time when needed.  The Trustee shall allow and credit on such moneys such interest, if any, as it customarily allows upon similar funds of similar size and under similar conditions or as required by Law.  All moneys deposited with the Trustee shall be credited to the particular fund, account or subaccount to which such moneys belong and, to the extent not invested pursuant to Section 5.13, shall be secured by Governmental Obligations having a market value (exclusive of accrued interest) not less than the amount of such money.

Section 5.13.        Investment of Funds.

(a)  Investment of moneys in the funds, accounts and subaccounts established hereunder shall be made by the Trustee, in accordance with the written or oral (promptly confirmed in writing) directions of a Company Representative.  All investments made with Gross Proceeds (as defined in the Tax Agreement) or amounts in the Rebate Fund shall be bought and sold at fair market value.  The fair market value of an investment is the price at which a willing buyer would purchase the investment from a willing seller in a bona fide, arm’s length transaction.  The Trustee shall not be liable for any Permitted Investments (or the realization of earnings or any losses resulting therefrom) made pursuant to any direction made pursuant to this Section 5.13.  In the absence of such direction, the Trustee shall invest moneys as soon as is practicable in

Permitted Investments identified in clause (iv) of the definition thereof.  The Trustee shall not permit more than an aggregate of $50,000 in all of the funds, accounts and subaccounts established hereunder to remain uninvested overnight.

(b)  Moneys in any fund, account or subaccount may only be invested in Permitted Investments as directed by a Company Representative, as specified or provided for above.

(c)  Permitted Investments made pursuant to this Indenture shall not mature later than the date on which the proceeds thereof are reasonably expected to be required to fund Project Costs according to the Construction Contract and otherwise for the purpose for which they are held; provided, however, that investments of money in the Debt Service Reserve Fund shall not be subject to any investment tenor restrictions, except that such investments shall mature no later than the final maturity of the Bonds.

(d)  Investment earnings paid in connection with the purchase of any Permitted Investment held in any fund, account or subaccount hereunder shall be transferred to the Revenue Fund (except that (i) investment earnings on Permitted Investments in the Operator Support Facility Account, the Special Tax Allocation Account, the Tax Equalization Account, the Early Completion Bonus Account and the Rebate Fund shall be retained therein, (ii) investment earnings on Permitted Investments in a Debt Service Reserve Account shall be retained therein to the extent necessary to make the amount on deposit therein equal to the Debt Service Reserve Account Requirement, and any excess shall be retained in such Debt Service Reserve Account until the Business Day after the valuation required by Section 5.14 hereof before transfer to the Revenue Fund and (iii) investment earnings on Permitted Investments in the Distribution Account shall be retained therein unless moneys in the Distribution Account are transferred back to the Surplus Account pursuant to Section 5.04(b)(viii)(C)).

Section 5.14.        Valuation and Sale of Investments.  Bonds purchased as an investment of moneys in any fund, account or subaccount created under the provisions of this Indenture shall be deemed at all times to be a part of such fund, account or subaccount and any profit from the liquidation of such investment shall be credited to such fund, account or subaccount, and any loss resulting from the liquidation of such investment shall be charged to the respective fund, account or subaccount.

The Trustee shall determine the value of all investments in the Debt Service Reserve Account on the tenth day of the month next preceding each Interest Payment Date and immediately after any withdrawal from such Account (other than a transfer of investment earnings).

In computing the amount in any fund, account or subaccount created under the provisions of this Indenture for any purpose provided in this Indenture, obligations purchased as an investment of moneys therein shall be valued at the fair market value of such obligations, exclusive of accrued interest.

ARTICLE VI

COVENANTS

Section 6.01.        Payment of Bonds.  The Issuer will promptly pay the principal of and premium, if any, and interest on the Bonds on the dates and in the manner provided in the Bonds, but only from the sources available therefor under this Indenture.

Section 6.02.        Further Assurances.  The Issuer will execute and deliver such supplemental indentures and such further instruments, and do such further acts, as the Trustee may reasonably require for the better assuring and confirming to the Trustee the amounts from the sources available under this Indenture for the payments of the Bonds.

Section 6.03.        Tax Covenants.

(a)  The Issuer covenants, for the benefit of (i) the Owners of the Tax-Exempt Bonds and (ii) FWC solely with respect to the Series 1999C Bonds and the Series 1999D Bonds, that it will not take any action, or fail to take any action, if any such action or failure to take action would adversely affect the exclusion of the interest on the Tax-Exempt Bonds from federal gross income for federal tax purposes.  The Issuer will not directly or indirectly use or permit the use of any proceeds of the Tax-Exempt Bonds or any other funds of the Issuer, or take or omit to take any action that would cause the Tax-Exempt Bonds to be “arbitrage bonds” within the meaning of Section 148(a) of the Code.  To that end, the Issuer will comply with all requirements of Section 148 of the Code to the extent applicable to the Tax-Exempt Bonds.  In the event that at any time the Issuer, after receipt of an opinion of Bond Counsel, is of the opinion that for purposes of this Section it is necessary to restrict or to limit the yield on the investment of any moneys held by the Trustee under this Indenture, the Issuer (to the extent that it has control over any of such moneys) shall so instruct the Trustee in writing, and the Trustee shall take such action as may be necessary in accordance with such instructions.

(b)  Without limiting the generality of the foregoing, the Issuer agrees pursuant to Article IV of the Tax Agreement that there shall be paid from time to time all amounts required to be rebated to the United States pursuant to Section 148(f) of the Code and any temporary, proposed or final Treasury Regulations as may be applicable to the Tax-Exempt Bonds from time to time.  This covenant shall survive payment in full of the Tax-Exempt Bonds or the discharge of the lien of this Indenture.  The Issuer specifically covenants to pay or cause to be paid to the United States the amounts required under the Tax Agreement at the times required thereunder.

(c)  The Issuer will comply with the yield restrictions of amounts held under this Indenture as set forth in the Tax Agreement.

(d)  Notwithstanding any provision of this Section, if the Company provides to the Trustee and the Issuer a Favorable Opinion of Bond Counsel to the effect that any action required under this Section is no longer required, or to the effect that some further action is required, to maintain the exclusion of interest on the Tax-Exempt Bonds from federal gross income, the Trustee and the Issuer may conclusively rely on such opinion in complying with the provisions of this Indenture, and the covenants under this Indenture shall be deemed to be modified to that extent.

(e)  The Issuer agrees to cooperate with the Company and FWC in the event that it is notified by the Trustee or FWC solely with respect to the Series 1999C Bonds and the Series 1999D Bonds that the Internal Revenue Service or any other person has alleged that the interest on the Tax-Exempt Bonds, or any of them, is subject to Federal income tax to an extent that it was not on the date that such Bonds were issued.  Such cooperation may entail, among other things, granting powers of attorney to the Company or FWC or its attorneys and agents.  The Issuer shall be under no obligation so to cooperate, to enter any appearance or in any way defend against any such allegation until it shall be indemnified to its reasonable satisfaction against any and all liability, costs and expenses it may incur by virtue of such cooperation.

Section 6.04.        Performance of Covenants: The Issuer.  The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder, the Issuer Documents and in all of its proceedings pertaining thereto.  The Issuer represents that:

(a)  it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, the Local Government Debt Reform Act and the TIF Act, to issue the Bonds authorized hereby and to execute this Indenture, to mortgage and grant a security interest in the Mortgaged Property and to assign and pledge the Trust Estate in the manner and to the extent herein set forth:

(b)  that all action required on its part for the issuance of the 1999 Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and

(c)  that the Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof, except to the extent that the enforceability of the same may be limited by Laws relating to bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

Section 6.05.        Right to Payments under Facility Lease Agreement: Instruments of Further Assurance.

(a)  The Issuer covenants that it lawfully owns the Leased Land described in Exhibit A attached hereto and made a part hereof against all persons claiming under the Issuer, and that it has good and indefeasible title and estate thereto, except for Permitted Encumbrances.  The Issuer covenants that it has lawfully acquired and owns or it will cause to be lawfully acquired and owned all machinery, equipment and related property described in Exhibit B attached hereto and made a part hereof, and that any machinery, equipment and related property now or hereafter constituting a part of the Leased Equipment shall be kept free of all Liens, except Permitted Liens.  The Issuer covenants that it will defend its right to the Project and each part thereof, for the benefit of the Trustee against the claims and demands of all persons whomsoever claiming under the Issuer.  The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such mortgages or indentures supplemental hereto and such further acts, instruments assigned hereby and transfers as the Trustee may reasonably require for the better mortgaging, assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the rights assigned hereby and the Trust Estate pledged and assigned hereby to the payment of the principal of, premium, if any, and interest on the Bonds.  The Issuer covenants and agrees that, except as herein and in the Site Lease and the Facility Lease Agreement provided, and except for Permitted Liens, it will not sell, convey, mortgage, encumber or otherwise dispose of any portion of the Trust Estate or its rights under the Site Lease or the Facility Lease Agreement.

(b)  Promptly after any re-filing, re-registering or re-recording of this Indenture, the Site Lease or the Facility Lease Agreement or any filing, registration, recording, re-filing, re-registration or re-recording of any supplement to any of said instruments, any financing statement or instrument of similar character relating to any of said instruments or any instrument of further assurance which is required pursuant to the preceding paragraph, the Issuer will deliver or cause to be delivered to the Trustee an Opinion of Counsel to the effect that such filing, registration, recording, re-filing, re-registration or re-recording has been duly accomplished and setting forth the particulars thereof, and whatever actions, if any, are necessary on the part of the Company in order to perfect, preserve and protect the lien of the Indenture.  The Issuer will, and will cause the Company to, comply with Section 5.31 of the Facility Lease Agreement.

If an Opinion of Counsel referred to in the preceding paragraph is not timely delivered, the Trustee shall make a request therefor upon the Company, and if such opinion is not received within ten Business Days after such request, the Trustee shall immediately notify the Issuer in writing.  Upon receipt of said Opinion of Counsel, the Company shall, at its own cost and expense, be responsible for performing whatever actions, recordings, re-recordings and re-filings are indicated as being necessary in order to continue the perfection, preservation and protection of the lien of this Indenture.  Such actions shall be taken within the time periods indicated in such Opinions of Counsel.  If the Company fails to timely comply with Section 5.31 of the Facility Lease Agreement, the Trustee shall immediately notify the Issuer.

Section 6.06.        Recordation and Other Instruments.  The Issuer covenants that it will cooperate with the Company and the Trustee in causing such security agreements, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the Owners of the Bonds and the rights of Trustee hereunder and to perfect the absolute assignment, the lien of, and the security interest created by, this Indenture in and to the Trust Estate.

Section 6.07.        Deposit of Incremental Taxes.  As long as any Series 1999A Bonds are Outstanding, the Issuer will continue to deposit the Incremental Taxes to the Special Tax Allocation Account.  The Issuer covenants and agrees with the Series 1999A Bondholders that so long as any Series 1999A Bonds remain Outstanding, the Issuer will not take any action or fail to take any action which in any way would adversely affect the ability of the Issuer to collect the Incremental Taxes.  The Issuer and its officers will comply with the TIF Ordinances and the 1999 Exchange Bond Ordinance and the TIF Act and with all present and future applicable laws in order to assure that the Incremental Taxes may be collected as provided herein and deposited into the Special Tax Allocation Account.

Section 6.08.        Continuing Disclosure.  Pursuant to Section 5.36 of the Facility Lease Agreement (the “Continuing Disclosure Covenant”), the Company has undertaken certain responsibilities for compliance with continuing disclosure requirements under Securities Exchange Commission Rule 15c2-12.  The Trustee hereby covenants and agrees that it will comply with and carry out all of its obligations set forth under the Continuing Disclosure Covenant.  Notwithstanding any other provisions of this Indenture, failure of the Company or the Trustee to comply with its obligations under the Continuing Disclosure Covenant shall not be considered an Event of Default; however, the Trustee may (and, at the request of the Owners of at least 25% in aggregate principal amount of Outstanding Bonds, shall), or any Owner of the Bonds or Beneficial Owner (as hereinafter defined) of the Bonds may, take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Company or the Trustee to comply with its respective obligations under the Continuing Disclosure Covenant.  For purposes of this Section, “Beneficial Owner” means any Person which (a) has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of, any Bonds (including persons holding Bonds through nominees, depositories or other intermediaries), or (b) is treated as the owner of any Bonds for federal income tax purposes.

ARTICLE VII

DEFAULTS AND REMEDIES

Section 7.01.        Events of Default.  If any of the following events occur, it is hereby declared to constitute an “Event of Default” with respect to the referenced series of Bonds:

(a)  In the case of the Series 1999A Bonds.

(i)            Default in the due and punctual payment of interest on any Series 1999A Bond, whether at the stated Interest Payment Date thereof, or upon proceedings for redemption thereof;

(ii)           Default in the due and punctual payment of the principal of or premium, if any, on any Series 1999A Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof;

(iii)          The Issuer shall fail to observe or perform any material covenant, condition, agreement or provision contained in the Series 1999A Bonds or in this Indenture on the part of the Issuer to be performed (except a failure that results in an Event of Default under (a)(i) or (a)(ii)), and such failure shall continue for 30 days after written notice specifying such failure and requiring the same to be remedied shall have been given to the Issuer and the Company by the Trustee, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the Owners of not less than 30% in aggregate principal amount of all Series 1999A Bonds then Outstanding;

(iv)          An Event of Default (as defined in the Facility Lease Agreement) has occurred and is continuing; and

(v)           An Event of Default, described in Section 7.01(b) shall have occurred and be continuing as to the Series 1999B Bonds.

(b)  In the case of the Series 1999B Bonds,

(i)            Default in the due and punctual payment of interest on any Series 1999B Bond, whether at the stated Interest Payment Date thereof, or upon proceedings for redemption thereof;

(ii)           Default in the due and punctual payment of the principal of or premium, if any, on any Series 1999B Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof;

(iii)          The Issuer shall fail to observe or perform any material covenant, condition, agreement or provision contained in the Series 1999B Bonds or in this Indenture on the part of the Issuer to be performed (except a failure that results in an Event of Default under (b) (i) or (b)(ii)), and such failure shall continue for 30 days after written notice specifying such failure and requiring the same to be remedied shall have been given to the Issuer and the Company by the Trustee, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the Owners of not less than 30% in aggregate principal amount of all Series 1999B Bonds then Outstanding;

(iv)          An Event of Default (as defined in the Facility Lease Agreement) has occurred and is continuing; and

(v)           An Event of Default, described in Section 7.01 (a) shall have occurred and be continuing as to the Series 1999A Bonds.

(c)  In the case of the Series 1999C Bonds,

(i)            Default in the due and punctual payment of interest on any Series 1999C Bond, whether at the stated Interest Payment Date thereof, or upon proceedings for redemption thereof;

(ii)           Default in the due and punctual payment of the principal of or premium, if any, on any Series 1999C Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof;

(iii)          A FWC Default has occurred and is continuing; and

(iv)          An Event of Default, described in Section 7.01(d) shall have occurred and be continuing as to the Series 1999D Bonds.

(d)  In the case of the Series 1999D Bonds,

(i)            Default in the due and punctual payment of the Accreted Amount on redemption or the Maturity Value of any Series 1999D Bond at its stated maturity;

(ii)           A FWC Default has occurred and is continuing; and

(iii)          An Event of Default, described in Section 7.01(c) shall have occurred and be continuing as to the Series 1999C Bonds.

(e)  If an Event of Default occurs and is continuing of which the Trustee has notice or of which the Trustee has received notice from the Issuer, the Company or the Owners of not less than 30% in aggregate principal amount of the affected series of Bonds then Outstanding, the Trustee will mail notice of the Event of Default to the Owners of the affected series of Bonds, the Issuer and the Company as promptly as practicable after it occurs.  The Trustee shall not be deemed to have notice of an Event of Default under (iii) or (iv) of (a) or (b) above or under (iii) of (c) or under (ii) of (d) above unless the Trustee is notified in writing by the Issuer, the Company or the Owners of not less than 30% in aggregate principal amount of the affected series of Bonds then Outstanding.

Section 7.02.        Acceleration.

(a)  If an Event of Default under Section 7.01(a) with respect to the Series 1999A Bonds or (b) with respect to the Series 1999B Bonds occurs and is continuing, the Trustee by notice to the Issuer and the Company, or the Owners of at least a majority in aggregate principal amount of the Series 1999A Bonds and the Series 1999B Bonds then Outstanding voting as a single series, by notice to the Issuer, the Company and the Trustee, may declare the principal of and accrued interest on such Outstanding Bonds to be due and payable immediately.  Upon any such declaration, the principal of and accrued interest on the Outstanding Series 1999A Bonds and the Outstanding Series 1999B Bonds shall be due and payable immediately.  Upon any declaration of acceleration hereunder, the Issuer and the Trustee shall immediately declare an amount equal to all Lease Payments due under Section 4.3(a) of the Facility Lease Agreement to be immediately due and payable in accordance with the Facility Lease Agreement.  Such acceleration provisions, however, are subject to the condition that if, after the principal of the Series 1999A Bonds and the Series 1999B Bonds shall have been so declared to be due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided herein, there shall be caused to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all such Bonds and the principal of any and all such Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by Law, on overdue installments of interest, at the rate per annum specified in this Indenture) and such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee, and all Events of Default hereunder other than nonpayment of the principal of such Bonds which shall have become due by said declaration shall have been remedied, such Event of Default shall be deemed waived and such declaration and its consequences rescinded or annulled, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Issuer and the Company and shall give notice thereof to all Owners of such Outstanding Bonds previously notified of the acceleration, but no such waiver, rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

Section 7.03.        Surrender of Possession of Mortgaged Property; Rights and Duties of Trustee in Possession.  Subject to the permission of a court of competent jurisdiction and the acceleration of the Series 1999A Bonds and the Series 1999B Bonds under Section 7.02, if required by law, the Issuer, upon demand of the Trustee, shall forthwith surrender the possession of, and it shall be lawful for the Trustee, by such officer or agent as it may appoint, to take possession of, all or any part of the Mortgaged Property together with the books, papers and accounts of the Issuer pertaining thereto, and including the rights and the position of the Issuer under the Site Lease, the Laydown Site Lease and the Facility Lease Agreement, and to hold, operate and manage the same, and from time to time to make all needed repairs and improvements as shall be deemed necessary by the Trustee; and the Trustee may lease, subject to the Site Lease, the Laydown Site Lease and the Facility Lease Agreement, the Mortgaged Property or any part thereof in the name and for the account of the Issuer and collect, receive and sequester the rents, revenues, issues, earnings, income, products and profits therefrom, and out of the same and any moneys received from any receiver of any part thereof pay, and/or set up proper reserves for the payment of, all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents and counsels and any charges of the Trustee hereunder, any taxes and assessments and other charges prior to the lien of this Indenture which the Trustee may deem it necessary to pay and all expenses of such repairs and improvements, and apply the remainder of the moneys so received in accordance with the provisions of Section 7.16 hereof.  Whenever all that is due upon all the Bonds shall have been paid and all defaults made good, the Trustee shall surrender possession to the Issuer, its successors or assigns; the same right of entry, however, to exist upon any subsequent Event of Default.

While in possession of such property the Trustee shall render annually to the Issuer and the Company and also to the Owners of all Bonds who shall so request in writing a summarized statement of income and expenditures in connection therewith.

Section 7.04.        Receiver.  Upon, or at any time after, the acceleration of the Series 1999A Bonds and the Series 1999B Bonds pursuant to Section 7.02 or the filing of a complaint to foreclose this Indenture, a court of competent jurisdiction may, upon the application of the Trustee, appoint a receiver of the Mortgaged Property.  Such appointment may be made either before or after sale, without regard to solvency or insolvency of the Issuer at the time of application for such receiver, and without regard to the then value of the Mortgaged Property or whether the same shall be then occupied as a homestead or not; and the Trustee hereunder or any employee or agent thereof may be appointed as such receiver.  Such receiver shall have the power to collect the rents, issues and profits of the Mortgaged Property during the pendency of such foreclosure suit and, in case of a sale and deficiency, during the full statutory period of redemption, if any, whether there be a redemption or not, as well as during any further times when the Issuer, except for the intervention of such receiver, would be entitled to collection of such rents, issues and profits and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of said period.  The court may, from time to time, authorize the receiver to apply the net income from the Mortgaged Property in his hands in payment in whole or in part of:

(a)  the Outstanding Series 1999A Bonds and the Series 1999B Bonds secured hereby or the indebtedness secured by a judgment foreclosing this Indenture, or any tax, special assessment or other lien that may be or become superior to the lien hereof or of such judgment, provided such application is made prior to the foreclosure sale; or

(b)  the deficiency in case of a sale and deficiency.

Section 7.05.        Waiver.  Upon the occurrence of an Event of Default with respect to the Series 1999A Bonds or the Series 1999B Bonds, to the extent that such rights may then lawfully be waived, neither the Issuer, nor anyone claiming through or under the Issuer shall set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the foreclosure of this Indenture pursuant to Section 7.06 hereof, and the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws and all rights of appraisement and redemption to which it may be entitled under the laws of the State.  The Issuer waives any right of redemption and to the extent permitted by law; any right of reinstatement, under the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1601 et seq.

Section 7.06.        Foreclosure of Indenture.  Upon the occurrence of an Event of Default with respect to the Series 1999A Bonds under Section 7.01(a) or the Series 1999B Bonds under Section 7.01(b), the Trustee may foreclose the lien of this Indenture.  In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all reasonable expenditures and expenses which may be paid or incurred by or on behalf of the Trustee or the Bondholders for attorneys’ fees, mortgagee’s fees, appraiser’s fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as the Trustee or the Owners may deem to be reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the premises.  All expenditures and expenses of the nature in this paragraph mentioned shall become so much additional indebtedness secured hereby and immediately due and payable, with interest thereon at a rate equal to the then current prime rate of the Trustee plus one per cent (1%) per annum when paid or incurred by the Trustee or the Owners in connection with (a) any proceedings including probate and bankruptcy proceedings, to which either of them shall be a party, either as plaintiff, claimant or defendant, by reason of this trust, deed or any indebtedness hereby secured; or (b) preparations for the commencement of any suit for the foreclosure hereof after accrual of such right to foreclose whether or not actually commenced; or (c) preparations for the defense of any threatened suit or proceeding which might affect the premises or the security hereof, whether or not actually commenced.

Section 7.07.        Default in Payment of Series 1999C Bonds or the Series 1999D Bonds; Remedies.

(a)  If an Event of Default with respect to the Series 1999C Bonds or the Series 1999D Bonds occurs and is continuing, the Trustee by notice to the Issuer and FWC, or the Owners of at least a majority in aggregate principal amount of the Series 1999C Bonds and the Series 1999D Bonds then Outstanding voting as a single series, by notice to the Issuer, FWC and the Trustee, may declare the principal of and accrued interest on such Outstanding Bonds to be due and payable immediately.  Upon any such declaration, the principal of and accrued interest on the Outstanding Series 1999C Bonds and the Outstanding Series 1999D Bonds shall be due and payable immediately.  Upon any declaration of acceleration hereunder, if an FWC Default has occurred and is then continuing, the Trustee shall immediately declare an amount equal to all Exit Payments due under the Exit Funding Agreement to be immediately due and payable in accordance with the Exit Funding Agreement.  Such acceleration provisions, however, are subject to the condition that if, after the principal of the Series 1999C Bonds and the Series 1999D Bonds shall have been so declared to be due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided herein, there shall be caused to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all such Bonds and the principal of any and all such Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by Law, on overdue installments of interest, at the rate per annum specified in this Indenture) and such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee, such Event of Default shall be deemed waived and such declaration and its consequences rescinded or annulled, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Issuer and FWC and shall give notice thereof to all Owners of such Outstanding Bonds previously notified of the acceleration, but no such waiver, rescission or annulment shall extend to or affect any subsequent Event of Default under Section 7.01(c) or Section 7.01(d) or impair any right or remedy consequent thereon.  The Trustee shall not be deemed to have notice of a FWC Default under the Exit Funding Agreement unless notified in writing by the Issuer, the Company or an Owner of the Series 1999C Bonds or the Series 1999D Bonds.

(b)  Upon the acceleration of the Series 1999C Bonds and the Series 1999D Bonds, the Trustee shall immediately apply amounts on deposit in the Series 1999C Bond Account and the Series 1999C Redemption Account and the Series 1999D Bond Account and the Series 1999D Redemption Account to pay the principal of and interest on the Series 1999C Bonds and the Accreted Amount of the Series 1999D Bonds, respectively, and, to the extent of any deficiency in such amounts, shall immediately make demand for payment from FWC, and if such payment is not immediately made, pursue any available remedy by proceeding at law or in equity to enforce the performance of the Exit Funding Agreement against FWC.

(c)  The Owners of a majority in aggregate principal amount of the Outstanding Series 1999C Bonds and the Series 1999D Bonds may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (which remedies are limited to the enforcement of the Exit Funding Agreement against FWC in order to pay principal of and interest on the Series 1999C Bonds and the Accreted Amount of the Series 1999D Bonds and the application of funds in the Series 1999C Bond Account and the Series 1999C Redemption Account and the Series 1999D Bond Account and the Series 1999D Redemption Account in order to pay the principal of and interest on the Series 1999C Bonds and the Accreted Amount of the Series 1999D Bonds, respectively) or of exercising any trust or power conferred on it in connection therewith.  The Trustee may refuse to follow any direction that conflicts with Law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Owners of Series 1999C Bonds and the Series 1999D Bonds, or would involve the Trustee in personal liability.  An Owner of a Series 1999C Bond or Series 1999D Bond may not pursue any remedy with respect to this Indenture, the Series 1999C Bonds, the Series 1999D Bonds or the Exit Funding Agreement unless (i) an Owner gives the Trustee notice stating that a default with respect to the Series 1999C Bonds and the Series 1999D Bonds is continuing, (ii) the Owner(s) of at least a majority in principal amount of the Outstanding Series 1999C Bonds and the Series 1999D

Bonds make a written request to the Trustee to pursue the remedy, (iii) the Owner(s) offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, and (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

Section 7.08.        Illinois Uniform Commercial Code.  This Indenture constitutes a security agreement under the Uniform Commercial Code of Illinois with respect to any part of the Mortgaged Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all for the purposes of this Section 7.08 called “Secured Property”); all of the terms, provisions, conditions and agreements contained in this Indenture pertain and apply to the Secured Property as fully and to the same extent as to any other property comprising the Mortgaged Property; and the following provisions of this Section 7.08 shall not limit the generality or applicability of any other provision of this Indenture but shall be in addition thereto:

(a)  The Issuer (being the Debtor as that term is used in the Uniform Commercial Code) is and will be the true and lawful owner of the Secured Property, subject to no liens, charges or encumbrances other than Permitted Encumbrances.

(b)  The Secured Property is to be used by the Issuer solely for business purposes, being installed upon the Mortgaged Property for the Issuer’s own use or as the equipment and furnishings furnished by the Issuer, as landlord, to tenants of the Mortgaged Property.

(c)  The Secured Property will be kept at the Facility Site comprised within the Mortgaged Property, and will not be removed therefrom without the consent of the Trustee (being the Secured Party as that term is used in the Uniform Commercial Code) which consent shall not be unreasonably withheld, and the Secured Property may be affixed to such real estate but will not be affixed to any other real estate.

(d)  A financing statement covering any of the Secured Property or any proceeds thereof is on file in the office of the Secretary of State of Illinois: and the Issuer will at the expense of the Company, upon demand, furnish to the Trustee such further information, execute and deliver to the Trustee such financing statements and other documents in form satisfactory to the Trustee, and do all such acts and things as the Trustee may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Secured Property as security for the indebtedness secured hereby, subject to no liens, charges or encumbrances other than Permitted Encumbrances.  The Company will pay the cost of filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by the Trustee to be necessary or desirable.

(e)  Upon any Event of Default hereunder with respect to the Series 1999A Bonds and the Series 1999B Bonds and the continuance thereof, the Trustee at its option may, and if the Bonds have been accelerated, the Trustee shall promptly, declare the indebtedness secured hereby immediately due and payable, all as more fully set forth in Section 7.02 hereof, and thereupon the Trustee shall have the remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take immediate and exclusive possession of the Secured Property, or any part thereof, and for that purpose may, so far as the Issuer can give authority therefor, with or without judicial process, enter without breach of the peace upon any place that the Secured Property or any part thereof may be situated and remove the same therefrom (provided that if Secured Property is affixed to real estate, such removal shall be subject to the conditions stated in the Uniform Commercial Code); and the Trustee shall be entitled to hold, maintain, preserve, and prepare the Secured Property for sale, until disposed of, or may propose to retain the Secured Property.  The Trustee, without removal, may render the Secured Property unusable and dispose of the Secured Property on the Mortgaged Property.  The Trustee may require the Issuer to assemble the Secured Property and make it available to the Trustee for its possession at a place to be designated by the Trustee.  The Trustee will give the Issuer and the Company reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is made.  The requirements of reasonable notice shall be met if such notice is mailed, by first class mail, postage prepaid, to the addresses of the Issuer and the Company shown in this Indenture or in the Trustee’s records at least ten days before the time of the sale or disposition.  The Trustee may buy at any public sale, and if the Secured Property is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, the Trustee may buy at private sale.  Any such sale may be held as part of and in conjunction with any foreclosure sale of the real estate comprised within the Mortgaged Property, the Secured Property and real estate to be sold as one lot if the Trustee so elects.  The net proceeds realized upon any such disposition, after deduction for the expenses or retaking, holding, preparing for sale, selling or the like and reasonable attorney’s fees and legal expenses incurred by the Trustee, shall be applied against the indebtedness secured hereby.  The Trustee will dispose of any surplus realized upon such disposition in accordance with the provisions of Section 7.16 hereof.

(f)  The remedies of this Indenture hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code shall not be construed as a waiver of any of the other remedies of the Trustee, including having the Secured Property deemed part of the realty upon any foreclosure thereof so long as any part of the indebtedness secured hereby remains unsatisfied.

(g)  The terms and provisions contained in this Section 7.08 shall, unless the context otherwise requires, have the meanings and be construed as provided in the Uniform Commercial Code.

(h)  This Indenture is intended to be a financing statement within the purview of Section 9-402(6) of the Uniform Commercial Code with respect to the Secured Property and the goods described at the beginning of this Indenture, which goods are or are to become fixtures relating to the Mortgaged Property.  The address of the Issuer (Debtor) and the Trustee (Secured Party) are

set forth in Section 13.14 hereof.  This Indenture is to be filed for record with the Recorder of Deeds of Cook County, Illinois.

Section 7.09.        Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the principal of, premium, if any, or interest, if any, on the Bonds or to enforce the performance of any provision of the Bonds, this Indenture, the Facility Lease Agreement or the Exit Funding Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Owner of Bonds in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 7.10.        Waiver of Past Defaults.  The Owners of a majority in aggregate principal amount of the Outstanding Bonds with respect to which an Event of Default has occurred and is continuing by notice to the Trustee may waive an existing Event of Default as to such Bonds and its consequences.  When an Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent to it.

Section 7.11.        Control by Majority.

(a)  Subject to the provisions of Sections 7.02 and 7.07 hereof, the Owners of a majority in aggregate principal amount of the Outstanding Bonds as to which an Event of Default has occurred and is continuing may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it.  The Trustee may refuse to follow any direction that conflicts with Law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Owners of Bonds as to which such Event of Default exists, or would involve the Trustee in personal liability.

(b)  Notwithstanding the provisions of Section 7.11(a) or the existence and continuation of an Event of Default under Section 7.01 with respect to the Series 1999A Bonds or the Series 1999B Bonds, the Owners thereof shall be required to forebear from exercising any of their rights and remedies under this Indenture or under the Series 1999A Bonds or the Series 1999B Bonds until the earlier of:  (i) the date of issue of Refunding Bonds pursuant to Section 2.07(d) hereof and (ii) the date that is two years after the Restructuring Agreement Date.

Section 7.12.        Limitation on Suits.  An Owner of a Bond may not pursue any remedy with respect to this Indenture, the Bonds or the Facility Lease Agreement unless (a) the Owner gives the Trustee notice stating that an Event of Default is continuing, (b) the Owners of at least a majority in principal amount of the Outstanding Bonds make a written request to the Trustee to pursue the remedy, (c) such Owner or Owners offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, and (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

An Owner may not use this Indenture to prejudice the rights of another Owner of a Bond or to obtain a preference or priority over any other Owner, except as expressly provided in this Indenture.

Section 7.13.        Rights of Owners to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Owner of a Bond to receive payment of principal of, premium, if any, and interest on a Bond, on or after the due dates expressed in the Bond, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of the Owner.

Section 7.14.        Collection Suit by Trustee.  If an Event of Default under paragraph (a)(i) or (ii) or (b)(i) or (ii), (c)(i) or (ii) or (d)(i) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount remaining unpaid.

Section 7.15.        Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Owners of the Bonds allowed in any judicial proceedings relative to the Company or the Issuer, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Owners of the Bonds in any election of a trustee in bankruptcy or other person performing similar functions

Section 7.16.        Priorities.

(a)  Except as otherwise provided in Section 7.07, if the Trustee collects any money pledged to the payment of the Series 1999A Bonds or the Series 1999B Bonds pursuant to this Article, it shall pay out the money in the following order:  first, to the Trustee for amounts to which it is entitled under Section 8.03 hereof and Sections 9.3 and 9.4 of the Facility Lease Agreement; second, to the payment of amounts, if any, payable pursuant to the Tax Agreement; third, to Owners of the Series 1999A Bonds and the Series 1999B Bonds for amounts due and unpaid on such Bonds for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for interest; fourth, to Owners of such Bonds for amounts due and unpaid on the Bonds for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal and premium; and fifth, to the Company.

The Trustee may fix a payment date for any payment to the Owners of the Bonds.

Notwithstanding anything to the contrary contained herein, except with respect to amounts payable to the Trustee under clause first of the first paragraph of this Section 7.16, (i) amounts on deposit in a Debt Service Reserve Account will only be applied to pay the principal of and interest on the Bonds entitled to the benefits and security thereof, (ii) amounts on deposit in the Special Tax Allocation Account and the Incremental Tax Surplus Account may only be used as provided in Section 5.05 hereof, (iii) amounts in the Tax Equalization Account may only be used to pay the principal of and interest on the Series 1999B Bonds and any Additional Bonds.

(b)  Except as otherwise provided in Section 7.07, if the Trustee collects any money pursuant to this Article pledged to the Series 1999C Bonds or the Series 1999D Bonds, it shall pay out the money in the following order: first, to the Trustee for amounts to which it is entitled under Section 8.03 hereof; second, to the payment of amounts, if any, payable pursuant to the Tax Agreement; third, to Owners of the Series 1999C Bonds and the Series 1999D Bonds for amounts due and unpaid on such Bonds for interest (include accreted interest on the Series 1999D Bonds and any other Capital Appreciation Bonds), ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for interest: fourth, to Owners of such Bonds for amounts due and unpaid on the Bonds for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal and premium: and fifth, to FWC.

(c)  The Trustee may fix a payment date for any payment to the Owners of the Bonds.

(d)  Notwithstanding anything to the contrary contained herein, except with respect to amounts payable to the Trustee under clause first of the first paragraph of this Section 7.16(a) or (b), (i) amounts on deposit in a Debt Service Reserve Account will only be applied to pay the principal of and interest on the Bonds entitled to the benefits and security thereof, (ii) amounts on deposit in the Special Tax Allocation Account and the Incremental Tax Surplus Account may only be used as provided in Section 5.05 hereof, and (iii) amounts in the Tax Equalization Account may only be used to pay the principal of and interest on the Series 1999B Bonds and any Additional Bonds.

Section 7.17.        Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by an Owner of Bonds pursuant to Section 7.13 or a suit by Owners of at least a majority in aggregate principal amount of either the Series 1999A Bonds and the Series 1999B Bonds Outstanding or the Series 1999C Bonds and the Series 1999D Bonds Outstanding.

Section 7.18.        Rights of Credit Bank or Bond Insurer.  Notwithstanding anything contained in this Indenture to the contrary, but subject to the provisions of any applicable supplemental indenture, any Credit Bank or any Bond Insurer shall be treated as the Owner of Bonds upon which such Credit Bank or Bond Insurer is obligated pursuant to a Credit Facility or Bond Insurance Policy, as applicable, for the purposes of calculating whether or not the Owners of the requisite percentage of Bonds then Outstanding have consented to any request, consent, directive, waiver or other action permitted to be taken by the Owners of the Bonds pursuant to this Article; provided, however, that such Credit Bank or Bond Insurer shall cease to be so regarded as Owner of such Bonds in the event such Credit Bank or Bond Insurer is in default of its obligations under the applicable Credit Facility or Bond Insurance Policy.

Notwithstanding anything contained in this Indenture to the contrary, but subject to the provisions of any applicable supplemental indenture, until the Issuer has reimbursed a Credit Bank for amounts paid under a Credit Facility to pay the interest on or the principal of any Bonds on any interest or principal payment date or to the extent any Bond Insurer has exercised its rights as subrogee for the particular Bonds of which it has insured payment, (a) such Bonds shall be deemed to be Outstanding and such Credit Bank or Bond Insurer shall succeed to the rights and interests of the Owners to the extent of the amounts paid under the Credit Facility or as specified in respect of the applicable Bond Insurance Policy until such amount has been reimbursed and (b) upon presentation to the Trustee, such Bonds shall be registered in the name of the Credit Bank or its nominee or such Bond Insurer or its nominee, as appropriate.

Section 7.19.        Pledges of Partnership Interests.  Whenever the Trustee determines to exercise or realize upon any Pledge of Partnership Interest upon the occurrence and during the continuance of an Event of Default, the Trustee shall simultaneously exercise or realize upon its rights with respect to each Pledge of Partnership Interest.  The Trustee shall apply each distribution made to it as pledgee of a Pledge of Partnership Interest to satisfy the obligations of the Company under the Facility Lease Agreement, to the extent required to satisfy such obligations, on a pro rata basis based upon the Primary Distribution Percentages (as defined in the Partnership Agreement) at the time of such distributions.  The Trustee shall pay any proceeds from a sale, disposition or other action taken to realize upon a Pledges Interest (as defined in the respective Pledges of Partnership Interests), in excess of the amounts required to satisfy the obligations of the Company under the Facility Lease Agreement, to each partner of the Company on a pro rata basis based upon the Primary Distribution Percentages at the time of such payments.

ARTICLE VIII

THE TRUSTEE

Section 8.01.        Employment and Duties of the Trustee.  The Issuer hereby appoints and employs the Trustee to perform the obligations contained herein; all in the manner provided herein and subject to the conditions and terms hereof.

Section 8.02.        Removal and Resignation of the Trustee.  The Trustee may resign by notifying the Issuer and the Company in writing.  The Owners of a majority in aggregate principal amount of the Outstanding Bonds, or the Company, so long as the Company is not in default under the Facility Lease Agreement, may remove the Trustee by notifying the Trustee in writing and may appoint a successor Trustee with the prior written consent of the Issuer to such appointment.  In the event that the Owners of a majority in aggregate principal amount of the Outstanding Bonds direct the removal of the Trustee, and there has not occurred and there shall not be continuing an Event of Default under the Facility Lease Agreement, the written consent of the Company is required prior to the appointment of a successor Trustee, which consent shall not be unreasonably withheld.  Upon any such removal or resignation, the Issuer, at the written direction of a Company Representative, so long as there has not occurred and there shall not be continuing an Event of Default under the Facility Lease Agreement, shall promptly appoint a successor Trustee by an instrument in writing by notice to the Trustee and the Owners of the Bonds, which successor Trustee shall promptly give notice of such appointment to all Owners of Bonds; in the event the Issuer does not appoint a successor Trustee within 30 days following the giving of any such notice of removal or the receipt of any such notice of resignation, the removed or resigning Trustee may petition any appropriate court having jurisdiction to appoint a successor Trustee.  The Owners of a majority in aggregate principal amount of the Outstanding Bonds may, within one year of the appointment of a successor Trustee by the Company or the Issuer, remove such successor Trustee and appoint a new successor Trustee by notifying the Issuer, the Trustee and the Company.  Any successor Trustee shall be a bank, national banking association or trust company, having a combined capital (exclusive of borrowed capital) and surplus of at least $50,000,000 and subject to supervision or examination by state or national authorities and authorized to do business in the State.  If such bank, national banking association or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section 8.02 the combined capital and surplus of such bank, national banking association or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Any removal or resignation of a Trustee and appointment of a successor Trustee shall become effective only upon the acceptance of the appointment by the successor Trustee in accordance with the preceding paragraph and the transfer by the retiring Trustee to the successor Trustee of all property held by it hereunder as Trustee.

The same bank, national banking association or trust company that is Trustee under this Indenture shall also be the trustee under the Retail Rate Litigation Trust Agreement.  To that end, whenever the trustee under the Retail Rate Litigation Trust Agreement shall resign or be removed, the Trustee under this Indenture shall immediately resign, such resignation to be effective only upon the acceptance of the appointment by the successor Trustee in accordance with the first paragraph of this Section 8.02 and the transfer by the retiring Trustee to the successor Trustee of all property held by it hereunder as Trustee.

Section 8.03.        Compensation and Indemnification of the Trustee.

(a)  The Trustee shall be entitled to reasonable compensation for its services and reimbursement for all its advances and expenditures hereunder, including but not limited to advances to and fees and expenses of accountants, agents, appraisers, consultants, counsels or other experts employed by it in the observance and performance of its rights and obligations hereunder.  Following the occurrence and continuance of an Event of Default, the Trustee shall have a lien prior in right to the Owners of the Bonds for such compensation or reimbursement against the Trust Estate generally and any money held by it in any of the funds established hereunder, other than the Series 1999C Bond Account, the Series 1999D Bond Account and the Retail Rate Litigation Proceeds Fund.  The Trustee may also take whatever legal actions are available to it directly against the Company to recover such compensation or reimbursement.  The Trustee’s compensation in the absence of an Event of Default has been established by a letter agreement between the Company and the Trustee.

(b)  Notwithstanding any provision of the Indenture to the contrary, the Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall be indemnified to its satisfaction against any and all liability.  The Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without indemnity, and in such case the Trustee may reimburse itself from the Revenues pursuant to Section 5.04(b) for all costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith.  If such Revenues shall be insufficient for the purpose, the Trustee may reimburse itself from any moneys in its possession under the provisions of this Indenture, excepting only those set aside in the Bond Fund, the Redemption Fund, and the Tax Equalization Fund for the benefit of the Owners of the Bonds, and shall be entitled to a preference therefor over any of the Bonds outstanding hereunder.

Section 8.04.        Protection of the Trustee.  The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any affidavit, bond, certificate, consent, notice, request, requisition, resolution, statement, telegram, voucher, waiver or other paper or document which it shall in good faith believe to be genuine and to have been adopted, executed or delivered by the proper party or pursuant to any of the provisions hereof, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements.  The Trustee may consult with counsel, who may be counsel to the Issuer, with regard to legal questions arising hereunder, and the opinion of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered by it hereunder in good faith in accordance therewith.

Whenever in the observance or performance of its rights and obligations hereunder the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an Issuer Representative or a certificate of a Company Representative, and such certificate shall be full warrant to the Trustee for any action taken or suffered under the provisions hereof upon the faith thereof, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as to it may seem reasonable.

The Trustee may buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Owner of an Bond may be entitled to take with like effect as if it were not a party hereto.  The Trustee, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Company and may act as agent, depositary or trustee for any committee or body of Owners of Bonds or of Owners of obligations of the Issuer or the Company as freely as if it were not the Trustee hereunder.

The Trustee may act through agents or co-trustees (which co-trustees, if any, shall be approved by the Issuer and the Company) and shall not be responsible for the misconduct or negligence of any agent or co-trustee appointed with due care.

The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence which it believes to be authorized or within its rights or powers.

The Trustee makes no representation as to the validity or adequacy of this Indenture, or the Bonds, shall not be accountable for the Issuer’s covenants and representations contained in this Indenture, and shall not be responsible for any statement in the Bonds other than its certificate of authentication.

Section 8.05.        Duties of Trustee.

(a)  If an Event of Default under Section 7.01 of this Indenture has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default.

(i)                                     The Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and

(ii)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine these certificates and opinions to determine whether they conform on their face to the requirements of the Indenture.

(c)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)  The Trustee shall not, except as otherwise required by the Project Documents or as required by Law, disclose any information it receives from the Issuer, the Independent Engineer or any Project Participant pursuant to the Project Documents.

(e)  The Trustee shall send notices, information and reports to the Owners (or Beneficial Owners) as required by the provisions of this Indenture and the Facility Lease Agreement.  If the Trustee receives notice from the Company pursuant to Section 5.19 of the Facility Lease Agreement of the proposed termination of the Power Purchase Agreement or the O&M Agreement, the Trustee shall send notice to the Owners within 10 days of receipt of notice from the Company.  The Trustee shall promptly send notice to the Company, and FWC if such notice relates to the Series 1999C Bonds or the Series 1999D Bonds, if it has received written notice from a Bondholder or Beneficial Owner of a preliminary determination of taxability or a Determination of Taxability.  In the event the Trustee withdraws moneys from a Debt Service Reserve Account or draws under a Debt Service Reserve Account Facility for the purpose of making payments for the series of Bonds relating thereto the Trustee shall give notice to the Owners of all Bonds within 10 days of such action.  Each response by the Trustee to a request by an Owner or Beneficial Owner for information or reports from the Trustee shall include a statement to the effect by requesting to receive a copy of any information or report, or to inspect any of the principal contracts relating to the operation and maintenance of the Project, or by making any other request for additional information relating to the Bonds, each Owner or Beneficial Owner, as the case may be, agrees to keep confidential the various documents (including such principal contracts) and all written information that from time to time has been or will be disclosed to it concerning the Company or the Partners thereof or any of their respective affiliates, including, without limitation, any financial statements of the Company or the Partners thereof or any of their respective Affiliates disclosed pursuant to the Indenture or the Facility Lease Agreement, and agrees not to disclose any portion of the same to any person or to use the same for any purpose other than in connection with making an investment decision with respect to its Bonds or in connection with a transfer of the Bonds.

(f)  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, but the Trustee shall not require indemnity as a condition to (i) declaring the principal of and interest on the Bonds to be due and payable immediately under Sections 7.02 or 7.07, (ii) drawing on a Bond Insurance Policy, Credit Facility or Debt Service Reserve Account Facility, (iii) making payment on the Bonds or (iv) providing any information to Bondholders or Beneficial Owners.

(g)  The Trustee shall not be liable for interest on any cash held by it except as provided by Section 5.12 of this Indenture and as the Trustee may otherwise agree with the Issuer and the Company.

(h)  Every provision of this Indenture that in any way relates to the Trustee is subject to all the foregoing paragraphs of this Section.

Section 8.06.        Notice of Defaults.  If an event occurs that, with the giving of notice or lapse of time, or both, would be an Event of Default, and if the event is continuing and if it is known to the Trustee, the Trustee shall mail to each Owner of a Bond, the Issuer, the Company (if the Event of Default exists with respect to the Series 1999A Bonds or the Series 1999B Bonds) and FWC (if the Event of Default exists with respect to the Series 1999C Bonds or the Series 1999D Bonds) notice of the event within 15 days after it occurs.

Section 8.07.        Transfer of Rights and Property to Successor Trustee.  Any successor Trustee appointed under this Indenture shall execute, acknowledge and deliver to its predecessor Trustee, and also to the Issuer and the Company, an instrument accepting such appointment, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all moneys, estates, properties, rights, powers, duties and obligations of such predecessor Trustee; but the predecessor Trustee shall nevertheless, on the written request of the Issuer or of the successor Trustee, execute, acknowledge and deliver such instruments of conveyance and further assurances and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all its right, title and interest in and to any property held by it under this Indenture, and shall pay over, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth.  Should any deed, conveyance or instrument from the Issuer be required by such successor Trustee for more fully and certainly vesting in and confirming to such successor Trustee any such moneys, estates, properties, rights, powers and duties, such deed, conveyance or instrument shall be executed, acknowledged and delivered by the Issuer.

Section 8.08.        Merger or Consolidation.  Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which all or substantially all of the corporate trust business of the Trustee may be sold or transferred, shall be the successor to such Trustee and be bound to the obligations and duties of such Trustee hereunder without the execution or filing of any paper or the performance of any further act, unless such successor delivers written notice of its resignation pursuant to the provisions of this Article; provided, however, that such company shall be a bank or trust company organized under the laws of any state of the United States or a national banking association and shall be authorized by Law and the laws of the State to perform all the duties imposed upon it by this Indenture.

Section 8.09.        Adoption of Authentication.  In case any of the Bonds contemplated to be issued under this Indenture shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of any predecessor Trustee so authenticating such Bonds and deliver such Bonds so authenticated; and in case any of the said Bonds shall not have been authenticated, any successor Trustee may authenticate such Bonds in the name of the predecessor Trustee or in its own name.

Section 8.10.        Retention of Information.  So long as any of the Bonds shall be Outstanding, the Trustee shall retain all certificates, financial statements and other written information furnished to it by or on behalf of the Issuer, the Company or any other Person under this Indenture, the Facility Lease Agreement or any other agreement or instrument pertaining to the Bonds and shall make such documentation available for review after reasonable notice during regular business hours at the principal corporate trust office of the Trustee to any Bondholder or any Beneficial Owner and to reviewers to take copies of all or any part of such documentation, subject to their payment of such reasonable copying and handling charges as the Trustee may impose.

Section 8.11.        Co-Trustee.  It is the intent of this Indenture that there will be no violation of any law of any jurisdiction (including, particularly, the law of the State of Illinois) denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction.  It is recognized that in case of litigation or foreclosure under this Indenture, and, in particular, in case of the enforcement of any remedy upon an Event of Default, or in case the Trustee deems that, by reason of any present or future law of any jurisdiction, it may not exercise any of the powers, rights or remedies granted to the Trustee, or take any other action which may be desirable or necessary in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in the Co-Trustee, but only to the extent necessary to enable the Co-Trustee to exercise such powers, rights or remedies.

Should any conveyance or instrument in writing from the Issuer be required by the Co-Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.  If the Co-Trustee, or a successor, becomes incapable of acting, resigns or is removed, all the estates, properties rights, powers, trusts, duties and obligations of such Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Co-Trustee or successor to such Co-Trustee in the manner in which a successor Trustee is appointed under the Order.

ARTICLE IX

AMENDMENT OF OR SUPPLEMENT TO THE INDENTURE

Section 9.01.        Amendment or Supplement by Consent of Owners; Without Consent of Owners.

(a)  Subject to the provisions of Section 9.05, this Indenture, the Bonds and the rights and obligations of the Issuer, the Trustee, the Company and the Owners of Bonds hereunder may be amended or supplemented at any time by an amendment hereof or supplement hereto which shall become binding when the Trustee shall have received the written consents of (i) (A) the Owners of a majority in aggregate principal amount of the Bonds then Outstanding, other than in connection with a mandatory exchange pursuant to the provisions of Section 2.07(d) hereof, or (B) in case less than all of the several series of Bonds then Outstanding are affected by the amendment or supplement, the Owners of a majority in aggregate principal amount of the Bonds then Outstanding of each series so affected, exclusive of Bonds disqualified as provided in Section 9.02 hereof, and (ii) the Company if the Series 1999A Bonds or the Series 1999B Bonds are affected and FWC if the Series 1999C Bonds or the Series 1999D Bonds are affected, and upon delivery to the Trustee of a Favorable Opinion of Bond Counsel; provided, however, that if such amendment or supplement will, by its terms, not take effect so long as any Bonds of any specified series remain Outstanding, the consent of such Owners shall not be required and such Bonds shall not be deemed to be Outstanding for the purpose of any calculation of Outstanding Bonds under this Section.  Other than in connection with a mandatory exchange pursuant to the provisions of Section 2.07(d) hereof, no such amendment or supplement shall (1) reduce the rate of interest on any Bond or extend the time of payment thereof or reduce the amount of principal or Redemption Price on any Bond or extend the principal payment date thereof without the prior written consent of the Owner of the Bond so affected, or (2) reduce the percentage of Owners of Bonds whose consent is required for the execution of any amendment hereof or supplement hereto, or (3) modify any of the rights or obligations of the Trustee without its prior written consent thereto, or (4) effect a privilege or priority of any Bond or Bonds over any other Bond or Bonds, except as otherwise provided herein, or (5) impair the exclusion of interest on the Tax-Exempt Bonds from gross income for federal income tax purposes, or (6) create a Lien ranking prior to the lien of this Indenture on the Trust Estate, or (7) deprive any Owner of an Bond of the lien created by this Indenture on the portion of the Trust Estate pledged for the repayment of such Bonds.  Notwithstanding the foregoing, this Indenture, the Bonds and the rights and obligations of the Issuer, the Trustee (subject to the prior written consent of the Trustee), the Company and the Owners of Bonds hereunder may be amended or supplemented for any reason at any time by an amendment of or supplement hereto when the Trustee shall have received (x) the written consents of the Owners of 100% in aggregate principal amount of the

Bonds then Outstanding of each series so affected by the amendment or supplement, (y) the written consent of the Company and (z) a Favorable Opinion of Bond Counsel.

(b)  This Indenture, the Bonds and the rights and obligations of the Issuer, the Trustee, the Company and the Owners of Bonds hereunder may also be amended or supplemented at any time by an amendment hereof or supplement hereto which shall become binding upon execution without the written consent of any Owners of Bonds, but with the written consent of the Company, only after receipt of a Favorable Opinion of Bond Counsel and only for any one or more of the following purposes:

(i)                                     to add to the conditions, covenants and terms contained herein required to be observed or performed by the Issuer, other conditions, covenants and terms thereafter to be observed or performed by the Issuer, or to surrender any right reserved herein to or conferred herein on the Issuer, and which in either case shall not adversely affect the interests of any Owner of Bonds;

(ii)                                  to make such provisions for the purpose of curing any ambiguity or of correcting, curing or supplementing any defective provision contained herein or in regard to questions arising hereunder which the Issuer may deem desirable or necessary, and which shall not adversely affect the interests of any Owner of Bonds;

(iii)                               to make any other change that does not adversely affect the interests of any Owner of Bonds;

(iv)                              to authorize the issuance of Additional Bonds and prescribe the terms, forms and details thereof not inconsistent with this Indenture;

(v)                                 to provide for the appointment of a successor securities depository in the event any series of Bonds is held in book-entry only form;

(vi)                              to provide for the appointment of a successor Trustee or a co-trustee;

(vii)                           in connection with the delivery of a Credit Facility, Bond Insurance Policy or Debt Service Reserve Account Facility; provided that any such changes do not adversely affect the interests of any Owner of Bonds;

(viii)                        to make changes required by Moody’s or Standard & Poor’s or any other nationally recognized rating agency as a condition to the issuance or maintenance of a rating on Bonds of any series by any such Rating Agency, provided that any such change does not adversely affect the interests of any Owner of Bonds; or

(ix)                                to maintain the exclusion from gross income under the provisions of the Code of the interest on any series of Outstanding Tax-Exempt Bonds, or (B) to enable the Issuer to comply with applicable provisions of the Code from time to time so as to enable the Issuer to comply with any conditions precedent or subsequent to the issuance of any series of Tax-Exempt Bonds.

The Trustee shall mail written notice to the Bondholders of any amendment or supplement to this Indenture or the Bonds pursuant to this Section 9.01(b) within 30 days of the effectiveness of any such amendment or supplement.

Section 9.02.        Disqualified Bonds.  Bonds held for the account of the Issuer or the Company or any Affiliate of either the Issuer or the Company shall not be deemed Outstanding for the purpose of any consent or other action or any calculation of Outstanding Bonds provided herein, and shall not be entitled to consent to or take any other action provided herein (provided, however, that only Bonds that the Trustee knows to be so held shall be disregarded), and the Trustee may adopt appropriate regulations to require each Owner of an Bond, before such Owner’s consent provided for herein shall be deemed effective, to reveal if the Bonds as to which such consent is given are disqualified as provided in this Section 9.02.

Section 9.03.        Endorsement or Replacement of Bonds after Amendment or Supplement.  After the effective date of any action taken as hereinabove provided, the Trustee may determine that the Bonds may bear a notation by endorsement in form approved by the Trustee as to such action, and in that case upon demand of the Owner of any Outstanding Bond and presentation of such Owner’s Bond for such action such notation shall be made on such Bond.  If the Trustee shall so determine, new Bonds so modified as in the opinion of the Trustee shall be necessary to conform to such action shall be prepared, and in that case upon demand of the Owner of any Outstanding Bonds, such new Bonds, shall be exchanged without cost to each Owner for Bonds then Outstanding of the same series and bearing the same interest rate and maturity date at the office of the Trustee upon surrender of such Outstanding Bonds.  All Bonds surrendered to the Trustee pursuant to the provisions of this Section 9.03 shall be canceled by the Trustee and shall not be redelivered.

Section 9.04.        Signing by Trustee of Amendments and Supplements.  The Trustee will sign any amendment or supplement to this Indenture or the Bonds authorized by this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing an amendment or supplement, the Trustee will be entitled to receive and (subject to Section 8.05) will be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture.

Section 9.05.        Consent of Issuer, Company and FWC Required.  No amendment or supplement to this Indenture may be made without the prior written consent of the Issuer.  The Trustee shall not execute and deliver any amendment or supplement to this Indenture without, in the case of an amendment or supplement that affects the Series 1999A Bonds or the Series 1999B Bonds, having received the prior written consent of the Company.  The Trustee shall not execute and deliver any amendment or supplement to this Indenture without having received the prior written consent of FWC if the amendment would amend any of the following:

(i)                                     the definition of “Determination of Taxability” in Section 1.01;

(ii)                                  the definition of “Litigation Event” in Section 1.01;

(iii)                               the definition of “Litigation Proceeds” in Section 1.01;

(iv)                              Section 4.08 to the extent it relates to the Series 1999C Bonds and Series 1999D Bonds;

(v)                                 Section 4.09;

(vi)                              Section 4.10;

(vii)                           Section 4.11 to the extent it relates to the Series 1999C Bonds and Series 199D Bonds or to any amounts payable thereunder to FWC;

(viii)                        Section 4.12 to the extent it relates to the Series 1999C Bonds and Series 1999D Bonds;

(ix)                                Section 5.03(b)(i) and 5.03(b)(ii) thereof to the extent it relates to transfers of moneys from the Insurance and Condemnation Proceeds Account to the Redemption Fund;

(x)                                   Section 5.04(b)(vi);

(xi)                                Section 5.06;

(xii)                             Section 5.07(a);

(xiii)                          Section 5.07(c) to the extent it relates to the direction of an FWC Representative;

(xiv)                         Sections 5.08(a), 5.08(b), and 5.08(c);

(xv)                            Section 6.03;

(xvi)                         Section 7.16(b);

(xvii)                      the last paragraph of Section 8.02;

(xviii)                   the third sentence of Section 8.05(e);

(xix)                           Section 8.06 to the extent it relates to giving notice to FWC;

(xx)                              clause(ii) of Section 9.01(a); and

(xxi)                           Section 9.05.

ARTICLE X

AMENDMENT OF OR SUPPLEMENT TO THE FACILITY LEASE AGREEMENT

Section 10.01.      Amendment or Supplement by Consent of Owners; Without Consent of Owners.

(a)  Subject to the provisions of Section 10.02, the Facility Lease Agreement and the rights and obligations of the Issuer, the Company and the Owners of Bonds thereunder may be amended or supplemented in accordance with the terms hereof and of the Facility Lease Agreement at any time,  (i) in connection with the issuance of Refunding Bonds pursuant to Section 2.07(d) and (ii) otherwise, by an amendment thereof or supplement thereto which shall become binding when the Trustee has consented to the supplement or amendment, if required by Section 10.02, and the Trustee shall have received the written consents of (I) the Owners of a majority in aggregate principal amount of the Bonds then Outstanding, or (II) in case less than all of the several series of Bonds then Outstanding are affected by the amendment or supplement, the Owners of a majority in aggregate principal amount of the Bonds then Outstanding of each series so affected, exclusive of Bonds disqualified as provided in Section 9.02 hereof, and upon delivery to the Trustee of a Favorable Opinion of Bond Counsel; provided, however, that if such amendment or supplement will, by its terms, not take effect so long as any Bonds of any specified series remain Outstanding, the consent of such Owners shall not be required and such Bonds shall not be deemed to be Outstanding for the purpose of any calculation of Outstanding Bonds under this Section.  No such amendment or supplement may result in anything described in the clauses numbered (1) through (7) of Section 9.01(a), except in connection with a mandatory exchange pursuant to Section 2.07(d) hereof.  Notwithstanding the foregoing, the Facility Lease Agreement and the rights and obligations of the Issuer, the Company and the Owners of Bonds may be amended or supplemented in accordance with the terms of the Facility Lease Agreement for any reason at any time by an amendment thereof or supplement thereto when the Trustee shall have received (Y) the written consents of the Owners of 100% in aggregate principal amount of each series of the Bonds then Outstanding and so affected by the amendment or supplement and (Z) a Favorable Opinion of Bond Counsel.

(b)  The Issuer may enter into and the Trustee may consent to, if required by Section 10.02, amendments or supplements to the Facility Lease Agreement; provided, such amendments thereof or supplements thereto shall become binding upon execution without the written consent of any Owners of Bonds only after receipt of a Favorable Opinion of Bond Counsel and only for any one or more of the following purposes:

(i)                                     to add to the conditions, covenants and terms contained therein required to be observed or performed by the Issuer or the Company, other conditions, covenants and terms thereafter to be observed or performed by the Issuer or the Company, or to surrender any right reserved therein to or conferred therein on the Issuer or the Company, and which in either case shall not adversely affect the interests of any Owner of Bonds;

(ii)                                  to make such provisions for the purpose of curing any ambiguity or of correcting, curing or supplementing any defective provision contained therein or in regard to questions arising thereunder which the Issuer or the Company may deem desirable or necessary, and which shall not adversely affect the interests of any Owner of Bonds;

(iii)                               to make any other change that does not adversely affect the interests of any Owner of Bonds;

(iv)                              in connection with the issuance of Additional Bonds;

(v)                                 in connection with the delivery of a Credit Facility, Bond Insurance Policy or Debt Service Reserve Account Facility; provided that any such changes do not adversely affect the interests of any Owner of Bonds;

(vi)                              to make changes required by Standard & Poor’s or Moody’s or any other nationally recognized securities rating agency as a condition to the issuance or maintenance of a rating on Bonds of any series by any such Rating Agency; provided that any such changes do not adversely affect the interests of any Owner of Bonds; or

(vii)                           (A) to maintain the exclusion from gross income under the provisions of the Code of the interest on any series of Outstanding Tax-Exempt Bonds, or (B) to enable the Issuer to comply with applicable provisions of the Code from time to time so as to enable the Issuer to comply with any conditions precedent or subsequent to the issuance of any series of Tax-Exempt Bonds.

The Trustee shall mail written notice to the Bondholders of any amendment or supplement to the Facility Lease Agreement pursuant to this Section 10.01(b) within 30 days of the effectiveness of any such amendment or supplement.

Section 10.02.      Consents by Issuer and Trustee to Amendments or Supplements.  No amendment or supplement to the Facility Lease Agreement may be made without the prior written consent of the Issuer.  The consent of the Trustee to any amendment or supplement to the Facility Lease Agreement authorized by this Article shall not be required unless the amendment or supplement adversely affects the rights, duties, liabilities or immunities of the Trustee.  In signing an amendment or supplement, the Trustee shall be entitled to receive and (subject to

Section 8.05) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture.

ARTICLE XI

DEFEASANCE

Section 11.01.      Defeasance.  If and when the Bonds secured hereby shall become due and payable in accordance with their terms or through redemption proceedings as provided in this Indenture, or otherwise, and the whole amount of the principal or Redemption Price, if applicable, and the interest so due and payable upon all of the Bonds shall be paid, or provision shall have been made for the payment of the same, together with all fees and expenses of the Trustee, then and in that case, this Indenture and the lien created hereby shall be discharged and satisfied and the Issuer shall be released from the covenants, agreements and obligations of the Issuer contained in this Indenture, and the Trustee shall assign and transfer to or upon the order of the Company (after payment to the Issuer of any amount owed to the Issuer under the Facility Lease Agreement and the Site Lease) all moneys and funds held by the Trustee under this Indenture (in excess of the amounts required for the foregoing) then held by the Trustee free and clear of any encumbrances and shall execute such documents as may be reasonably required by the Company in this regard; provided, however, there shall not be so transferred to the Company any moneys or funds representing the Project Purchase Price which moneys and funds (in excess of the amounts applied to defease the Bonds) shall be paid to the Issuer.

Subject to the provisions of the above paragraph, when any of the Bonds shall have been paid and if, at the time of such payment, the Issuer shall have kept, performed and observed all the covenants and promises in such Bonds and in this Indenture required or contemplated to be kept, performed and observed by the Issuer or on its part on or prior to that time then this Indenture shall be considered to have been discharged in respect of such Bonds and such Bonds shall cease to be entitled to the lien of this Indenture and such lien and all covenants, agreements and other obligations of the Issuer hereunder shall cease, terminate, become void and be completely discharged as to such Bonds.

Notwithstanding the satisfaction and discharge of this Indenture or the discharge of this Indenture in respect of any Bonds, those provisions of this Indenture relating to the maturity of the Bonds, interest payments and dates thereof, exchange and transfer of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, nonpresentment of Bonds, compliance by the Issuer of the covenants contained in Section 6.04, the right of the Trustee to compensation and indemnification under Section 8.03 and the duties of the Trustee in connection with all of the foregoing, shall remain in effect and shall be binding upon the Issuer, the Trustee and the Owners of the Bonds and the Trustee shall continue to be obligated to hold in trust any moneys or investments then held by the Trustee for the payment of the principal of, Redemption Price and interest on the Bonds, to pay to the Owners of Bonds the funds so held by the Trustee as and when such payment becomes due.

Section 11.02.      Bonds Deemed to Have Been Paid.  Any Outstanding Bond or Bonds shall, prior to the maturity, acceleration or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 11.01 if (a) in case said Bonds are to be redeemed on any date prior to their maturity, the Company shall have given to the Trustee in form satisfactory to the Trustee irrevocable instructions to mail, in accordance with the provisions of this Indenture, notice of redemption of such Bonds on said redemption date, (b) there shall have been deposited with the Trustee either moneys, in an amount which shall be sufficient, or non-callable Governmental Bonds, the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee at the same time in any fund, account or subaccount under the Indenture and available therefor (other than the Rebate Fund), shall be sufficient (as verified by a report of an independent certified public accountant), to pay when due the principal or Redemption Price (if applicable) of, and interest due and to become due on, said Bonds on and prior to the redemption date or maturity date thereof, as the case may be, and (c) in the event any of said Bonds are not to be redeemed within the next succeeding 60 days, the Company shall have given the Trustee in form satisfactory to the Trustee irrevocable instructions to mail, as soon as practicable in the same manner as a notice of redemption is mailed pursuant to this Indenture, a notice to the Owners of such Bonds and to the Securities Depositories that the deposit required by (b) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section 11.02 and stating such maturity or redemption dates upon which moneys are to be available for the payment of the principal or Redemption Price (if applicable) of said Bonds.  Neither the securities nor moneys deposited with the Trustee pursuant to this Section 11.02 nor principal or interest payments on any such Governmental Bonds shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal or Redemption Price (if applicable) of, and interest on said Bonds; provided that any cash received from such principal or interest payments on such Governmental Bonds deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, and at the direction of the Company, be reinvested in Governmental Bonds maturing at times and in amounts, together with the other moneys and payments with respect to Governmental Bonds then held by the Trustee pursuant to this Section, sufficient to pay when due the principal or Redemption Price (if applicable) of, and interest to become due on said Bonds on and prior to such redemption date or maturity date thereof, as the case may be, and interest earned from such reinvestments shall, upon receipt by the Trustee of a written direction of a Company Representative, be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge.

Notwithstanding the foregoing, no deposit under clause (b) of the first paragraph of this Section shall be made until the Company has furnished the Trustee a Favorable Opinion of Bond

Counsel stating that the deposit of such cash or Governmental Bonds will not cause the Tax-Exempt Bonds to become “arbitrage bonds” under Section 148 of the Code.

Any release under this Section 11.02 shall be without prejudice to the right of the Trustee to be paid reasonable compensation for all services rendered by it under this Indenture and all its reasonable expenses, charges and other disbursements and those of its attorneys, agents and employees, incurred on and about the administration of trusts by this Indenture created and the performance of its powers and duties under this Indenture, including the right of the Trustee to compensation and indemnification under Section 8.03; provided, however, that the Trustee shall have no right, title or interest in, or lien on, any moneys or securities deposited pursuant to this Article XI.

Section 11.03.      Moneys Held for Particular Bonds.  Except as otherwise provided in Section 11.02, the amounts held by the Trustee for the payment of the interest, principal, Purchase Price or Redemption Price due on any date with respect to particular Bonds shall, on and after such date and pending such payment, be set aside on its books and held in trust by it for the Owners of the Bonds entitled thereto.

Section 11.04.      Moneys Held in Special Tax Allocation Account and the Incremental Tax Surplus Account.  After the Series 1999A Bonds have been paid within the meaning and with the effect expressed in Section 11.01, the Trustee shall pay to the Issuer, free from the lien of the Indenture, all moneys held by it in the Special Tax Allocation Account and the Incremental Tax Surplus Account.

Section 11.05.      Unclaimed Money.  Anything contained herein to the contrary notwithstanding, any money held by the Trustee in trust for the payment and discharge of the interest, principal or redemption premiums, if any, of any Bonds which remain unclaimed for six years after the date when the payments on such Bonds have become payable, if such money was held by the Trustee on such date, or for six years after the date of deposit of such money if deposited with the Trustee after the date when the interest and principal on such Bonds have become payable, shall upon written notice from the Company be repaid by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Owners shall look only to the Company for the payment of the interest, principal or redemption premiums, if any, on such Bonds; provided that before being required to make any such payment to the Company, the Trustee shall, at the expense of the Company, give notice by mail to the Owners of such Bonds that such money remains unclaimed and that after a date named in such notice, which date shall not be less than 60 days after the date of giving such notice, the Trustee shall promptly pay the balance of such money then unclaimed to the Company.

ARTICLE XII

SUBORDINATION AND RELEASES

Section 12.01.      Subordination.  The mortgage against the Issuer’s fee interest in the real property described in clauses (b), (c), (e)(i) and (e)(ii) of the Granting Clauses granted by the Indenture and the rights and privileges hereunder of the Trustee and the Owners of the Bonds with respect to such fee interest, are specifically made subject and subordinate to the rights and privileges of the Company set forth in the Site Lease, Laydown Site Lease and the Facility Lease Agreement.  The Trustee agrees that it shall execute and deliver any instrument necessary or appropriate at any time to confirm or evidence such subordination to enable the Company to enjoy such rights and privileges.

Section 12.02.      Release of Leased Land.  Upon receipt of an Officer’s Certificate and an Opinion of Counsel, the Trustee shall execute any amendment to this Indenture to release such portions of the leased land upon compliance with the provisions of the Site Lease, Laydown Site Lease and the Facility Lease Agreement.

Section 12.03.      Granting or Release of Easements.  Reference is made to the provisions of the Site Lease, including without limitation Section 4.05 thereof, whereby the Issuer or the Company may grant or release easements, licenses, rights-of-way and other rights and privileges and take other action upon compliance with the terms and conditions of the Site Lease.  Upon receipt of an Officer’s Certificate and an Opinion of Counsel, the Trustee shall execute or confirm the grants or releases of easements, licenses, rights-of-way and other rights and privileges permitted by Section 4.05 thereof upon compliance with the provisions of the Site Lease and the Facility Lease Agreement.

Section 12.04.      Release of Leased Equipment.  Reference is made to the provisions of the Facility Lease Agreement, including without limitation, Section 5.17 thereof, whereby the Company may withdraw certain items of Leased Equipment upon compliance with the terms and conditions of the Facility Lease Agreement.  Upon receipt of an Officer’s Certificate and an Opinion of Counsel, the Trustee shall, at the request of the Issuer or the Company, confirm that any such item of equipment is no longer subject to the lien of this Indenture upon compliance with the terms and conditions of the Facility Lease Agreement.

ARTICLE XIII

MISCELLANEOUS

Section 13.01.      Execution of Instruments by Owners of Bonds and Proof of Ownership of Bonds.

(a)  Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by Owners of Bonds may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Owners or their attorneys or legal representatives.  Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

(i)                                     The fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution.  Where such execution is by a person other than an individual such verification or affidavit shall also constitute sufficient proof of the authority of the signer.

(ii)                                  The ownership of Bonds shall be proved by the registration books kept under the provisions of Section 3.05 hereof.

Nothing contained in this Section shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient.  Any request or consent of the Owner of any Bond shall bind every future holder of the same Bond or any Bond issued in place thereof in respect of anything done by the Trustee in pursuance of such request or consent.

(b)  If the Issuer shall solicit from the Owners any request , direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by Owners of Bonds, the Issuer may, at its option, fix in advance a record date for the determination of Owners entitled to give such request, direction, consent or other instrument, but the Issuer shall have no obligation to do so.  If such a record date is fixed, such request, direction, consent or other instrument may be given before or after such record date, but only the Owners of record at the close of business on such record date shall be deemed to be Owners for the purposes of determining whether Owners of the requisite proportion of Bonds have authorized or agreed or consented to such request, direction, consent or other instrument, and for that purpose the Bonds shall be computed as of such record date; provided that no such consent by the Owners on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

Section 13.02.      Parties Interested Herein.  Nothing contained herein, expressed or implied, is intended to give to any person other than the Issuer, the Company, the Trustee and the Owners of Bonds any claim, remedy or right under or pursuant hereto, and any agreement, condition, covenant or term contained herein required to be observed or performed by or on behalf of the Issuer shall be for the sole and exclusive benefit of the Company and the Trustee and the Owners of Bonds.

Section 13.03.      Successor Deemed Included in All References to Predecessor.  Whenever the Company, the Issuer, the Trustee or any officer thereof is named or referred to herein, such reference shall be deemed to include the successor to the powers, duties and functions that are presently vested in the Company, the Issuer or the Trustee or such officer, and all agreements, conditions, covenants and terms contained herein required to be observed or performed by or on behalf of the Issuer, the Company or the Trustee or any officer thereof shall bind and inure to the benefit of the respective successors thereof whether so expressed or not.

Section 13.04.      Execution of Documents by Owners.  Any declaration, request or other instrument which is permitted or required herein to be executed by Owners of Bonds may be in one or more instruments of similar tenor and may be executed by Owners of Bonds in person or by their attorneys appointed in writing.  The fact and date of the execution by any Owner of Bonds or such Owner’s attorney of any declaration, request or other instrument or of any writing appointing such attorney may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the state or territory in which such notary public or other officer purports to act that the person signing such declaration, request or other instrument or writing acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer, or by such other proof as the Trustee may accept which it may deem sufficient.

Any declaration, request or other instrument in writing of the Owner of any Bond shall bind all future Owners of such Bond with respect to anything done or suffered to be done by the Issuer or the Trustee in good faith and in accordance therewith.

Section 13.05.      Waiver of Personal Liability.  No officer or employee of the Issuer shall be individually or personally liable for the payment of the interest or principal or redemption premiums, if any, on the Bonds, but nothing contained herein shall relieve any officer or employee of the Issuer from the performance of any official duty provided by any applicable provision of Law or hereby.

Section 13.06.      Notice by Mail.  Any notice required to be given hereunder by mail to the Owners of Bonds shall be given by mailing a copy of such notice, first class postage prepaid, to the Owners of such Bonds at their addresses appearing in the records required to be kept by the Trustee pursuant to the provisions hereof.

Section 13.07.      Funds.  Any fund, account or subaccount required to be established and maintained herein by the Trustee may be established and maintained in the account records of the Trustee either as an account, subaccount or a fund, and may, for the purpose of such accounting records, any audits thereof and any reports or statements with respect thereto, be treated either as an account or a fund; but all such records with respect to all such funds shall at all times be maintained in accordance with sound industry practice and with due regard for the protection of the security of the Bonds and the rights of the Owners of Bonds.

Section 13.08.      Article and Section Headings, Gender and References.  The headings or titles of the several articles and sections hereof and the table of contents appended hereto shall be solely for convenience of reference and shall not affect the meaning, construction or effect hereof, and words of any gender shall be deemed and construed to include all genders.  All references herein to “Articles,” “Sections” and other subdivisions or clauses are to the corresponding articles, sections, subdivisions or clauses hereof; and the words “hereby,” “herein,” “hereof,” “hereto,” “herewith,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular articles, section, subdivision or clause thereof.

Section 13.09.      Partial Invalidity.  If any one or more of the conditions, covenants or terms contained herein or required herein to be observed or performed by or on the part of the Issuer, the Company or the Trustee shall be contrary to law, then such condition or conditions, such covenant or covenants, or such term or terms shall be null and void and shall be deemed separable from the remaining conditions, covenants and terms hereof and shall in no way affect the validity hereof or of the Bonds, and the Owners of Bonds shall retain all the benefit, protection and security afforded to them hereunder and under all provisions of applicable law.  The parties hereto declare that they would have executed and delivered this Indenture and each and every other article, section, paragraph, subdivision, sentence, clause and phrase hereof and would have authorized the issuance and delivery of the Bonds pursuant hereto irrespective of the fact that any one or more of the articles, sections, paragraphs, subdivisions, sentences, clauses or phrases hereof or the application thereof to any person or circumstance may be held to be unconstitutional, unenforceable or invalid.

Section 13.10.      Cancellation and Destruction of Bonds.  All Bonds paid or redeemed either at or before maturity, and all mutilated Bonds surrendered pursuant to Section 3.07, shall be delivered to the Trustee when such payment or redemption is made or upon surrender, as the case may be, and such Bonds, together with all Bonds purchased by the Trustee, shall thereupon be promptly canceled.  Bonds so canceled may at any time be destroyed by the Trustee, who shall execute a certificate of destruction in duplicate by the signature of one of its authorized officers describing the Bonds so destroyed, and one executed certificate shall be delivered to the Issuer and the other retained by the Trustee.

Section 13.11.      Performance of Independent Engineer.  References herein to the performance of action by the Independent Engineer, when modified by the phrase “which shall not be unreasonably withheld or delayed” or similar language shall require the Independent Engineer to render its written decision with respect to the test, plan, report, certificate, consent or budget, determination or other matter within 10 Business Days after receipt of written notice from the Company.  In the event the Independent Engineer fails to act after 10 Business Days (or such longer period as the Independent Engineer may reasonably request (which additional period shall in no event exceed 30 days)), the Company may immediately invoke the Third Party Engineer dispute resolution procedures set forth in Section 9.8 of the Facility Lease Agreement.

Section 13.12.      Evidence of Beneficial Owners.  While the 1999 Bonds are held in the Book-Entry System described in Section 2.09, for purposes of the special mandatory redemptions described in Sections 4.08, 4.09a) and 4.10, a Beneficial Owner of any of the 1999 Bonds may establish such beneficial ownership to the Trustee or to the Company by the means specified in Section 2.09, in form satisfactory to the Trustee or to the Company, as the case may be.

Section 13.13.      Governing Law.  This Indenture shall be construed and governed in accordance with the laws of the State.  The Trustee hereby irrevocably consents to the jurisdiction of the courts of the State and of any Federal Court located in Cook County, Illinois in connection with any action, suit or other proceeding arising out of or relating to this Indenture or the Bonds or any of them or any action taken or omitted hereunder or thereunder, and waives any claim of forum non conviens and any objections as to laying of venue.

Section 13.14.      Notices.  All written notices to be given hereunder shall be given by first class mail, postage prepaid to the party or parties entitled thereto at the address set forth below, or at such other address as may be provided to the other parties hereinafter listed in writing from time to time, namely:

If to the Issuer:

Village of Robbins
3327 West 137th Street
Robbins, Illinois 60472
Attention: President

With a copy to Village counsel:

Odelson & Sterk
3318 W. 9th Street
Evergreen Park, IL 60805
Attention: Mark H. Sterk, Esq.

If to the Trustee:

SunTrust Bank, Central Florida, National Association
225 East Robinson Street, Suite 250
Orlando, Florida 32801
Attention: Deborah Moreyra

First Vice President

Corporate Trust Department

If to the Company:

Robbins Resource Recovery Partners L.P.
c/o Foster Wheeler Robbins, Inc.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
Attention: President

If to the Title Insurer:

Chicago Title Insurance Company

171 North Clark Street
Chicago, Illinois 60601
Attention: Assistant Regional Counsel
Telephone No.: (312) 223-2839
Fax No.: (312) 223-5888

Commonwealth Land Title Insurance Company

30 North LaSalle Street, Suite 3900
Chicago, Illinois 60603
Attention: Regional Counsel
Telephone No.: (312) 641-5860
Fax No.: (312) 641-5877

A copy of any notice given pursuant to the Facility Lease Agreement or this Indenture shall be furnished to the Issuer as provided above.

Section 13.15.      Payment Due on Holidays.  If a payment date is not a Business Day then payment may be made on the next Business Day and no interest shall accrue for the intervening period.

Section 13.16.      Next Succeeding Business Day.  Unless otherwise noted in this Indenture, in the event that the day on which any act or function is to be performed or done is not a Business Day, such act or function will be performed or done on the next succeeding Business Day.

Section 13.17.      Recording of Indenture.  This Indenture and every modification and assignment hereof shall be recorded in the Office of the Recorder of Deeds for Cook County, Illinois, or in such other office as may be at the time provided by law as the proper place for such recording.

Section 13.18.      Reaffirmation, Restatement and Waivers.  This Indenture constitutes an amendment and restatement of the Amended 1994 Indenture and shall be effective and shall supersede the Amended 1994 Indenture on and as of the Initial Exchange Date.  The indebtedness evidenced by the Amended 1994 Indenture is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the indebtedness evidenced by the Amended 1994 Indenture except to the extent provided herein, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Trustee or any other party against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

IN WITNESS WHEREOF, the Issuer has caused this Indenture to be signed in its name and on its behalf by the President, and its seal to be hereunto affixed and attested by its Village Clerk, thereunto duly authorized, and to evidence its acceptance of the trusts hereby created, the Trustee has caused this Indenture to be signed in its name and on its behalf by one of its duly authorized officers, and its official seal to be hereunto affixed.

VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS

By

(SEAL)

ATTEST:

SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Trustee

By
Name:
Title:

ATTEST:

Name:
Title:

SECOND AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT AND INDENTURE OF TRUST

IN WITNESS WHEREOF, the Issuer has caused this Indenture to be signed in its name and on its behalf by the President, and its seal to be hereunto affixed and attested by its Village Clerk, thereunto duly authorized, and to evidence its acceptance of the trusts hereby created, the Trustee has caused this Indenture to be signed in its name and on its behalf by one of its duly authorized officers, and its official seal to be hereunto affixed.

VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS

By	/s/ [ILLEGIBLE]
President

(SEAL)

ATTEST:

/s/ [ILLEGIBLE]
Village Clerk

SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Trustee

By	/s/ Deborah Moreyra
	Name:	Deborah Moreyra
	Title:	First Vice President

ATTEST:

/s/ Jonathan W. Fox
Name:	Jonathan W. Fox
Title:	Senior Vice President

STATE OF ILLINOIS	)
	)	SS.:
COUNTY OF COOK	)

Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named Irene H. Brodie and Palma L. James who acknowledged to me that they are President and Village Clerk, respectively, of the Village of Robbins, Cook County, Illinois (the Issuer”), and that for and on behalf of the Issuer and as its act and deed, they signed, sealed and delivered the above and foregoing instrument on the 20th day of October, 1999, they having been first duly authorized so to do by the Issuer.

WITNESS MY HAND AND OFFICIAL SEAL, this 20th day of October, 1999

/s/ Georgina Y. Kaminsky
Notary Public
“OFFICIAL SEAL”
(SEAL)	GEORGINA Y. KAMINSKY
Notary Public, State of Illinois
My Commission Expires 09/04/00

STATE OF Florida	)
	)	SS.:
COUNTY OF Orange	)

Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named Deborah Moreyra and Jonathan Fox, who acknowledged to me that they are each a [Authorized Officer] of SunTrust Bank, Central Florida, National Association and that for and on behalf of said corporation and as its act and deed, they signed, sealed and delivered the foregoing instrument on the 20th day of Oct., 1999, they having been first duly authorized so to do by said corporation.

WITNESS MY HAND AND OFFICIAL SEAL, this the 20th day of Oct., 1999.

	Sherri L Gulick	/s/ Sherri L Gulick
[LOGO]	MY COMMISSION # CC835544 EXPIRES	Notary Public
May 11, 2003
[ILLEGIBLE]
(SEAL)

EXHIBIT A

FACILITY SITE

DESCRIPTION OF FACILITY SITE

LEGAL DESCRIPTION

A PARCEL OF LAND IN THE EAST ½ OF THE SOUTH EAST ¼ OF SECTION 35, TOWNSHIP 37 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN COMPRISING ALL OR PARTS OF LOTS 26 TO 45, BOTH INCLUSIVE, LOTS 88 TO 107, BOTH INCLUSIVE, LOTS 148 TO 167 BOTH INCLUSIVE, LOTS 209 TO 228, BOTH INCLUSIVE, LOTS 269 TO 287, BOTH INCLUSIVE, LOTS 331 TO 348, BOTH INCLUSIVE, LOTS 389 TO 407, BOTH INCLUSIVE, LOTS 450 TO 468, BOTH INCLUSIVE, THE NORTH AND SOUTH PUBLIC ALLEYS ADJOINING AFORESAID LOTS, PART OF TURNER AVENUE, PART OF SPAULDING AVENUE, PART OF SAWYER AVENUE AND PART OF 134TH STREET ALL IN JAS. JAY SMITH AND COMPANY’S 2ND ADDITION TO CLAIRMONT, BEING A SUBDIVISION OF LOT 3 OF ENGELLAND’S SUBDIVISION OF THE EAST ½ OF THE SOUTH EAST ¼ OF SECTION 35 AFORESAID, ACCORDING TO THE PLAT THEREOF RECORDED MAY 3, 1893 AS DOCUMENT NO. 1860792 AND PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTH WEST CORNER OF LOT 450, BEING A POINT ON THE EAST LINE OF HOMAN AVENUE; THENCE EAST ALONG THE NORTH LINE, AND SAID NORTH LINE EXTENDED EAST, OF SAID LOT 450 TO THE NORTH WEST CORNER OF LOT 407; THENCE EAST ALONG THE NORTH LINE, AND SAID NORTH LINE EXTENDED EAST, OF SAID LOT 407 TO THE NORTH WEST CORNER OF LOT 331; THENCE EAST ALONG THE NORTH LINE, AND SAID NORTH LINE EXTENDED EAST, OF SAID LOT 331 TO THE NORTH WEST CORNER OF LOT 287; THENCE EAST ALONG THE NORTH LINE, AND SAID NORTH LINE EXTENDED EAST, OF SAID LOT 287 TO THE NORTH WEST CORNER OF LOT 209; THENCE EAST ALONG THE NORTH LINE, AND SAID NORTH LINE EXTENDED EAST, OF SAID LOT 209 TO THE NORTH WEST CORNER OF LOT 167; THENCE EAST ALONG THE NORTH LINE, AND SAID NORTH LINE EXTENDED EAST, OF SAID LOT 167 TO THE NORTH WEST CORNER OF LOT 88; THENCE EAST ALONG THE NORTH LINE, AND SAID NORTH LINE EXTENDED EAST, OF SAID LOT 88 TO THE NORTH WEST CORNER OF LOT 45; THENCE EAST ALONG THE NORTH LINE OF SAID LOT 45 TO A LINE DRAWN PARALLEL WITH AND 65 FEET WESTERLY OF THE EAST LINE OF THE SOUTH EAST ¼ OF SECTION 35 AFORESAID; THENCE SOUTH ALONG THE LAST DESCRIBED PARALLEL LINE TO THE SOUTH LINE OF LOT 41; THENCE EAST ALONG THE SOUTH LINE OF LOT 41, 20 FEET TO A LINE DRAWN PARALLEL WITH AND 45 FEET WESTERLY OF THE EAST LINE OF THE SOUTH EAST ¼ OF SECTION 35 AFORESAID; THENCE SOUTH ALONG THE LAST DESCRIBED PARALLEL LINE TO THE SOUTH LINE OF LOT 29; THENCE SOUTHERLY TO THE POINT OF INTERSECTION OF THE NORTH LINE OF LOT 28 AND A LINE DRAWN PARALLEL WITH AND 40 FEET WESTERLY OF THE EAST LINE OF THE SOUTH EAST ¼ OF SECTION 35 AFORESAID;

THENCE SOUTH ALONG THE LAST DESCRIBED PARALLEL LINE, BEING THE WEST LINE OF KEDZIE AVENUE, AS WIDENED, TO THE SOUTH LINE OF LOT 26; THENCE WEST ALONG THE SOUTH LINE, AND SAID SOUTH LINE EXTENDED WEST, OF SAID LOT 26 TO THE SOUTH EAST CORNER OF LOT 107; THENCE WEST ALONG THE SOUTH LINE, AND SAID SOUTH LINE EXTENDED WEST, OF SAID LOT 107 TO THE SOUTH EAST CORNER OF LOT 148; THENCE WEST ALONG THE SOUTH LINE, AND SAID SOUTH LINE EXTENDED WEST, OF SAID LOT 148 TO THE SOUTH EAST CORNER OF LOT 228; THENCE WEST ALONG THE SOUTH LINE, AND SAID SOUTH LINE EXTENDED WEST, OF LOT 228 TO THE SOUTH EAST CORNER OF LOT 269; THENCE WEST ALONG THE SOUTH LINE, AND SAID SOUTH LINE EXTENDED WEST, OF SAID LOT 269 TO THE SOUTH EAST CORNER OF LOT 348; THENCE WEST ALONG THE SOUTH LINE, AND SAID SOUTH LINE EXTENDED WEST, OF LOT 348 TO THE SOUTH EAST CORNER OF LOT 389; THENCE WEST ALONG THE SOUTH LINE, AND SAID SOUTH LINE EXTENDED WEST, OF LOT 389 TO THE SOUTH EAST CORNER OF LOT 468; THENCE WEST ALONG THE SOUTH LINE OF SAID LOT 468 TO THE SOUTH WEST CORNER THEREOF, SAID SOUTH WEST CORNER BEING A POINT ON THE EAST LINE OF HOMAN AVENUE; THENCE NORTH ALONG THE EAST LINE, AND SAID EAST LINE EXTENDED ACROSS 134TH STREET, OF HOMAN AVENUE TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

SAID PARCEL ALSO BEING DESCRIBED AS FOLLOWS:

THAT PART OF BLOCKS 1 THROUGH 8 OF JAMES J. SMITH AND COMPANY’S SECOND ADDITION TO CLAIRMONT, A SUBDIVISION OF LOT 3 IN ENGELLAND’S SUBDIVISION OF THE EAST ½ OF THE SOUTHEAST ¼ OF SECTION 35, TOWNSHIP 37 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF LOT 26 IN SAID BLOCK 1; THENCE ON AN ASSUMED BEARING OF NORTH 89 DEGREES 25 MINUTES 49 SECONDS WEST ALONG THE SOUTH LINE OF LOT 26 FOR A DISTANCE OF 7.00 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89 DEGREES 25 MINUTES 49 SECONDS WEST FOR A DISTANCE OF 1256.84 FEET TO THE SOUTHWEST CORNER OF LOT 468 IN SAID BLOCK 8, SAID POINT BEING ON THE EAST LINE OF HOMAN AVENUE; THENCE NORTH 0 DEGREES 10 MINUTES 45 SECONDS EAST ALONG THE EAST LINE OF HOMAN AVENUE FOR A DISTANCE OF 562.59 FEET TO THE NORTHWEST CORNER OF LOT 450 IN BLOCK 7; THENCE SOUTH 89 DEGREES 25 MINUTES 49 SECONDS EAST ALONG THE NORTH LINE OF LOT 450 FOR A DISTANCE OF 1230.08 FEET TO A POINT ON THE NORTH LINE OF LOT 45 IN BLOCK 2 THAT IS 65 FEET WEST OF THE EAST LINE OF THE SOUTHEAST ¼ OF SECTION 35; THENCE SOUTH 0 DEGREES 00 MINUTES 00 SECONDS WEST ALONG A LINE THAT IS 65 FEET WEST OF AND PARALLEL TO THE EAST LINE OF THE SOUTHEAST ¼ OF SECTION 35, FOR A DISTANCE OF 125.00 FEET TO A POINT ON THE NORTH

LINE OF LOT 40 IN BLOCK 2; THENCE SOUTH 89 DEGREES 25 MINUTES 49 SECONDS EAST ALONG THE NORTH LINE OF LOT 40 FOR A DISTANCE OF 20.00 FEET; THENCE SOUTH 0 DEGREES 00 MINUTES 00 SECONDS WEST ALONG A LINE 45 FEET WEST OF AND PARALLEL TO THE EAST LINE OF THE SOUTHEAST ¼ OF SECTION 35 FOR A DISTANCE OF 302.60 FEET TO A POINT ON THE SOUTH LINE OF LOT 29 IN BLOCK 2; THENCE SOUTH 4 DEGREES 45 MINUTES 38 SECONDS EAST FOR A DISTANCE OF 60.26 FEET TO A POINT ON THE NORTH LINE OF LOT 28 IN BLOCK 1; THENCE SOUTH 0 DEGREES 00 MINUTES 00 SECONDS WEST ALONG A LINE THAT IS 40 FEET WEST OF AND PARALLEL TO THE EAST LINE OF THE SOUTHEAST ¼ OF SECTION 35 FOR A DISTANCE OF 75.00 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS

Property Address: Approximately 16.1 acres of vacant land lying north of 135th Street, east of Homan Avenue, south of 133rd Street and west of Kedzie Avenue, in Robbins, Illinois

Permanent Index Numbers:

24-35-402-002 through -021
24-35-403-002 through -030
24-35-404-002 through -034
24-35-405-002 through -018
24-35-405-022 through -026
24-35-405-031 through -034
24-35-405-037
24-35-405-040
24-35-409-001 through -010
24-35-409-026 through -033
24-35-410-001 through -005
24-35-410-021 through -023
24-35-411-001 through -003
24-35-411-019 through -021
24-35-412-001 through -003
24-35-412-018 through -020

EXHIBIT B

FACILITY BUILDINGS AND EQUIPMENT

B

EXHIBIT B

LEASED EQUIPMENT

Capitalized terms used in this Exhibit B and not otherwise defined shall have the meanings ascribed to them in the Construction Contract.  The Leased Equipment shall consist of the following:

RDF PROCESSING FACILITY

A “Refuse Derived Fuel (“RDF”) Processing Facility”, which shall generally consist of two identical independently operated RDF production lines, each designed to process 85 tons per hour of Solid Waste (“MSW”) into RDF and recover aluminum beverage cans and ferrous scrap metals.  A combined glass/compostable stream will be separated in a single common glass processing system with a design capacity of 34 tons per hour.

COMBUSTOR / BOILER

Two (2) complete circulating fluidized bed water tube boiler systems each capable of generating 230,000 lb/hr steam at 900 psig and 830ºF at the superheater outlet and designed and constructed in strict accordance with the latest edition of the ASME Power Boiler Code and applicable state codes.

Each boiler will include the following: a single water cooled combustor using welded membrane walls with refractory and corrosion resistant tube material which will be used to protect against corrosion and erosion of combustor walls; one refractory lined single-stage cyclone to collect solids for recirculation to the combustor, with the bottom outlets of the cyclone provided with a seal to facilitate recycle of solids directly into the combustor; a multiple stage superheater with desuperheating capability designed for 900 psig and 830ºF outlet steam conditions with superheater tubing fabricated with corrosion resistant materials; natural gas fired burners of adequate size and number for start-up, flame stabilization, maintenance of combustor temperature and part-load steam production; four (4) independent fuel feed trains, each sized to handle approximately 40% of the boiler feed capacity; one sand feed system; and primary and induced draft fans with variable frequency drives.

AIR POLLUTION CONTROL

A complete independent Air Pollution Control (“APC”) system for each boiler, consistent with the Project Permits.

The APC system for each boiler will include the following: one (1) N02 reduction system, including common N02 reduction chemical storage tank, redundant injection pumps and interconnecting piping and injectors for combustor/boiler; one (1) Spray Dryer Absorber (“SDA”) consisting of a rotary atomizer or dual fluid nozzles: one (1) pulse jet fabric filter designed for off-line cleaning of individual compartments; a common pebble lime storage, slaking and lime slurry feeding system, which will have a seven (7) day storage capacity at full load operation, and 100% redundant slakers, lime slurry storage tanks and pumps to assure uninterrupted operation; and a common carbon storage bin with thirty (30) day capacity and feed system for injection of carbon into the boiler outlet flue gas.

RESIDUE HANDLING SYSTEM

For each combustor/boiler system, a complete combustion residue conveying system.  Provisions will be made so that bottom ash and fly ash will be handled and stored separately in silos with 3 to 4 days storage capacity.

Two 100% capacity enclosed drag-chain conveying systems for the collection and transport of fly ash collected in the steam generator and APC system of both combustor/boiler trains.

Two 100% capacity enclosed drag-chain mechanical bottom ash conveying systems for the collection, conveying and cooling of bottom ash from both combustors to the bottom ash storage silo.

Bottom ash conveyors will be capable of handling residue containing glass, steel packing bands, wire, bed springs, metal rods, steel cans, aluminum slag, rocks, dirt and grit, without causing choking or plugging of the system.

Two 100% capacity fly ash and bottom ash conditioners/loaders for loading, wetting (dust control) and discharging into trucks or roll-off containers provided by the Partnership.

A dry unloading system for loading fly ash into bulk handling trucks.

STACK

One (1) concrete stack complete with individual, insulated flues for each combustion unit complete with internal full-height ladder, equipment hoist, lightning protection, platforms, lights per FAA requirements, test ports and access doors.  The stack will be 375 feet high and stack geometry and location will be consistent with the Project Permits.

TURBINE-GENERATOR

One 54 megawatt steam turbine-generator (“T/G”) unit complete with lube oil system, gland steam system, vacuum system, instrumentation and controls.

All accessories related to the T/G unit including, but not limited to, the following major items:  extraction nozzles for feedwater heating steam to closed heaters and deaerating heater; complete console type hydraulic and lubricating oil system designed for T/G unit which will include main and auxiliary lube oil pumps driven by AC motors and a DC motor driven emergency lube oil pump; an AC/DC motor driven turning gear system will be provided to assure a reliable system when T/G unit is disconnected from the outside power grid; complete steam sealing and gland steam exhausting and cooling systems; complete turbine control system and instrumentation for safe, reliable operation; and special tools, including, if required, the turbine and generator rotor lifting equipment and all other special lifting slings, wrenches and tools, including any metric tools, required for repair, maintenance and overhaul.

STEAM DUMP CAPABILITY

The Facility will have full-flow bypass to the condenser and desuperheating capabilities to provide a means to dump steam in the event of a turbine trip and to continue to combust RDF while reasonable corrective action is taking place.

COOLING TOWER AND CONDENSER

A wet 3-cell cooling tower to handle the cooling requirements of the surface condenser and the Facility’s auxiliary cooling load.

Two 100% electric driven cooling tower circulating pumps to perform in accordance with the operating requirements and conditions of the system.

One skid-mounted chemical feed system to inject chemicals into the cooling system circulating water system for protection against corrosion, scaling and biofouling.  System will include pumps, instrumentations and accessories.

A surface condenser system for the turbine exhaust with all appurtenances.  Condenser vacuum and capacity will be matched with turbine requirements.  An economically-sized condenser to maximize net electric production.  The hot well will have a minimum capacity to retain the total quantity of steam condensed at turbine MCR for a period of five (5) minutes.

BOILER FEED PUMPS

Two (2) 100% electric driven boiler feed water pumps, either of which can supply feedwater and attemperation water at combined combustor/boiler MCR.

CONDENSATE PUMPS

Two (2) 100% electric driven condensate pumps and associated accessories.

MISCELLANEOUS PUMPS

The miscellaneous pumps and accessories will include, but not necessarily be limited, to the following: boiler chemical feed pumps; cooling tower chemical treatment pumps;

diesel driven fire pump; plant sump pumps; service water pumps; wastewater chemical feed pumps and tanks; wastewater treatment equipment pumps; motors, couplings, coupling guards and baseplates for the above pumps as applicable; special tools, if required, for maintenance and installation; and required pumps for efficient off-loading of chemicals, if required.

AIR COMPRESSORS, AIR DRYER AND ACCESSORIES

A minimum of two (2) 100% capacity electric driven air compressors with aftercoolers, air receivers and air dryers.  The air dryers will produce oil-free air with a dew point of -40°F or less.  A common plant and instrument air system will be provided.

DEAERATING FEEDWATER HEATER

One (1) deaerating feedwater heater and associated accessories in accordance with HEI standards.  Deaerating feedwater heater will have 10 minutes of storage of MCR.

CLOSED FEEDWATER HEATERS

Low-pressure closed feedwater heaters and associated accessories, including:

Shell, head, tube sheet and complete tube bundle with appropriate material tubes; and nozzles and connections on head and shell sides, including those for feedwater and condensate inlet and outlet, extraction steam inlet, emergency shell dump, feedwater bypass, relief valves, level controls, monitoring instrumentation, vents, bottom drains and chemical cleaning.

The feedwater heaters will conform to the requirements of the HEI standards for closed feedwater heaters and with the requirements of ASME Boiler and Pressure Vessel Code, Section VIII, Division I.

MISCELLANEOUS HEAT EXCHANGERS

All miscellaneous heat exchangers for condensate return, auxiliary cooling water and similar services.

WATER SYSTEMS

Water treatment equipment to fulfill the following functions: boiler makeup water treatment; wastewater; chemical feed systems; and sampling systems.

BOILER WATER TREATMENT

Two (2) 100% capacity fully automatic demineralizer trains, each capable of producing the required quantity and quality for make-up water required.

A demineralized water storage tank having a capacity of 24 hours of demineralized make-up water or the refill capacity of one boiler, whichever is greater.

Carbon filters will be used upstream of the demineralizer system, as required.

WASTEWATER TREATMENT

A complete wastewater system to provide equipment and area drainage throughout the Facility.  It will include neutralization and wastewater tanks, pumps, treatment equipment, oil separation, grease and dirt traps, instrumentation and controls as necessary.

CHEMICAL FEED SYSTEMS

A chemical feed system for each water system requiring chemical control, including: feedwater/condensate system; and cooling tower water system.

BOILER WATER CHEMICAL FEED SYSTEM

A chemical feed system to inject chemical solutions as specified by boiler and turbine manufacturers into the boiler water system for protection of the boiler and turbine.

Chemical solution makeup and feed tanks along with positive displacement pumps will be provided.

The boiler water chemical feed system will be suitable for feeding diluted chemicals on a continuous basis under flow proportioned control for oxygen scavenging, pH and hardness control.

COOLING TOWER CHEMICAL FEED SYSTEM

A chemical feed system to inject chemical solutions as required for reliable cooling tower operation.

Chemical solution makeup and feed tanks along with positive displacement pumps will be provided.

CENTRAL SAMPLING STATION

A centralized sampling collection station to collect samples of the boiler feed, condensate and steam systems.

AUXILIARY COOLING WATER REQUIREMENTS

Auxiliary cooling water, part of the main circulating water system to remove heat from auxiliary loads including but not limited to: the generator cooler; turbine lubricating oil coolers; instrument air compressor coolers; chemical sample coolers (or will use service water): and pump bearing oil coolers.

TANKS

At a minimum, a demineralized water storage tank, city water storage tank, fire/process water storage tank and any other miscellaneous tanks required for a complete and operational Facility.

SCALES

Two (2) independent truck scales including a computerized billing and ticketing system.  A truck axle scale will be provided in the ash loadout building.

MISCELLANEOUS HOISTS AND CRANES

Miscellaneous monorail hoists and cranes with associated accessories.  As a minimum, turbine building and maintenance shop cranes and boiler feed pump hoists will be furnished.

PIPING

Labor, supervision, services, tools, equipment, materials and consumable supplies required for the design, fabrication and erection of all piping systems.

All required valves and accessories, including motor and pneumatic operators.  As a minimum, isolation valves will be provided to facilitate repair of all equipment.

REFRACTORIES, INSULATION AND LAGGING FOR PIPING, DUCTS AND EQUIPMENT

All insulating materials, refractories and lagging required for piping, vessels, ventilation ducts and equipment.

Insulation material for the service intended.

All interconnecting ductwork between the boiler economizer outlet, air pollution control equipment, induced draft fan and stack.  Ducts will be air-tight with internal/exterior stiffeners and external structural steel supports as required.  Expansion joints will be metal bellows type or fabric cloth with bolted flanged connections with air-tight sealing gaskets.

MISCELLANEOUS MECHANICAL SPECIALTIES

All various miscellaneous mechanical specialty equipment, including, but not limited to, the following: steam traps; flash tanks; expansion joints; strainers; safety and relief valves; sample coolers; silencers for all high pressure relief valves and vents, as required; temporary silencers for high pressure steam exhaust piping during commissioning steam blows; and pipe supports and hangers.

FIRE PROTECTION SYSTEM

One (1) fire protection system for the Facility building, cooling tower, T/G and RDF processing equipment. In addition, fire hose stations and fire extinguishers throughout the entire Facility.  It will include all pumps, tanks, piping, valves, fire extinguishers, sprinklers, hydrants, hose cabinets, hose fittings, fire detectors and accessories.

HVAC

All air conditioning, heating and ventilation equipment systems and accessories.

Both central control rooms with full environmental conditioning for temperature and humidity.  Filtered, positive pressure outside make-up air system will be provided to hold down dust penetration.  This environmental conditioning will be totally separate from systems used elsewhere in the Facility.  Design indoor conditions for the control room will be: temperature: 72-78°F; and relative humidity: 50%.

Offices, scale house facilities, reception area, laboratory, electrical and instrumentation shop will be heated, cooled and ventilated.  Design indoor temperatures for administrative areas will be as follows:  winter 68°F; summer 78°F.

The motor control room, Uninterruptable Power System (“UPS”) and battery room for Boiler/Turbine Generator (“BTG”) control room and switchgear will be air conditioned and ventilated.

The maintenance shop will be equipped for heating and ventilation.

The boiler building maintenance areas, turbine building, heater bay, and ash unloading building will be heated and ventilated.

PLUMBING

All plumbing, laboratory services, waste and drainage systems and service and potable water systems.

VEHICLES

Vehicles, front end loaders and forklifts necessary to operate and maintain the Facility.

ELECTRICAL

Broad categories of equipment to be supplied include but are not limited to power and control cables, motor drives, lighting transformers, bus duct, motor control centers, metering, protective devices and communications, including all auxiliary equipment, panel boards, grounding, ducts, conduct and cable tray, power transformers, outdoor power circuit breakers, metal-clad medium voltage switchgear, metal enclosed low-voltage switchgear, unit substations and transmission feeders and terminating potheads and structures.

Critical power requirements will be met by a battery back-up AC/DC UPS for BTG control room.

The Facility lighting will include complete interior and exterior lighting.  Indoor lighting systems will include emergency lighting and exit lighting.

INSTRUMENTATION AND CONTROLS

Instrumentation and control systems to achieve safe, reliable and economical generation of power and steam and efficient operation of the Facility as a whole.  Utility power station quality equipment of proven design so that boiler, T/G and energy system control may be accomplished from the BTG central control room.

A data logging system will be provided.

A Continuous Emission Monitoring (“CEM”) system which satisfies Project Permit requirements will be provided in a separate equipment enclosure (i.e., environmentally controlled enclosure).

EXHIBIT C-1

FORM OF SERIES 1999A BONDS

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Exhibit C-1 to Indenture

[FORM OF SERIES 1999A BOND]

UNLESS THIS SERIES 1999A BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 1999A BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

STATE OF ILLINOIS
COUNTY OF COOK

VILLAGE OF ROBBINS
RESOURCE RECOVERY REVENUE BOND
(ROBBINS RESOURCE RECOVERY PARTNERS, L.P. PROJECT)
MANDATORILY EXCHANGEABLE SERIES 1999A

No. RA-1	$115,000,000

REGISTERED OWNER:	Cede & Co.

PRINCIPAL AMOUNT:	One Hundred Fifteen Million Dollars

MATURITY DATE	INTEREST RATE		DATED DATE	CUSIP

October 15, 2016	8.375	%*	[Initial Exchange Date]	770222AK3

THE SERIES 1999A BONDS (HEREINAFTER DEFINED) ARE SPECIAL.  LIMITED OBLIGATIONS OF THE VILLAGE OF ROBBINS.  COOK COUNTY, ILLINOIS, PAYABLE

*            In the event of an occurrence of a Litigation Event described herein, interest shall accrue on the 1999A Bonds at the sum of the Interest Rate set forth above and the Supplemental Interest at the rate of up to 5.625% per annum, as described herein.

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SOLELY FROM AND SECURED BY THE TRUST ESTATE TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE DESCRIBED HEREIN.  NO HOLDER OF ANY OF THE SERIES 1999A BONDS HAS THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF THE VILLAGE OF ROBBINS OR OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO PAY THE SERIES 1999A BONDS OR THE INTEREST HEREON.  THE SERIES 1999A BONDS HAVE BEEN ISSUED PURSUANT TO THE CONSTITUTION AND LAWS OF THE STATE OF ILLINOIS INCLUDING THE INDUSTRIAL PROJECT REVENUE BOND ACT (65 ILCS 5/11-74-1 ET SEQ.), THE TAX INCREMENT ALLOCATION REDEVELOPMENT ACT (65 ILCS 5/11-74.4 ET SEQ.) AND THE LOCAL GOVERNMENT DEBT REFORM ACT (30 ILCS 350 ET SEQ.).  THE SERIES 1999A BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE VILLAGE OF ROBBINS, THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF OR A LOAN OF THE CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION.

THE SERIES 1999A BONDS SHALL BE SUBJECT TO FURTHER MANDATORY EXCHANGE IN THE EVENT OF A STOCK SALE AS FURTHER DESCRIBED BELOW.

The Village of Robbins, Cook County, Illinois, a home rule unit of local government duly organized and validly existing under the Constitution and laws of the State of Illinois (the “Issuer”), hereby promises to pay, solely from the sources described in this Series 1999A Bond, to the Registered Owner hereof, or registered assigns, the Principal Amount shown above on the Maturity Date stated above, or, if this Series 1999A Bond is called for earlier redemption as described herein, on the redemption date, and to pay interest solely from the sources described in this Series 1999A Bond, from the date hereof on the balance of said Principal Amount from time to time remaining unpaid at the rate per annum shown above (computed on the basis of a 360-day year of twelve 30-day months) on April 15 and October 15 of each year commencing on [April 15, 2000 being the first April 15 or October 15 following the [Initial Exchange Date]], until the payment of principal.  This Series 1999A Bond shall bear interest at the rate of 8.375% per annum unless a Litigation Event occurs while the Series 1999A Bonds are Outstanding in which case the Series 1999A Bonds will bear interest at the Interest Rate set forth above plus the Supplemental Interest at a rate not to exceed 5.625% per annum, all as provided in the Indenture.

Principal of this Series 1999A Bond is payable in lawful money of the United States of America at the principal corporate trust office located in the City of Orlando, Florida, of SunTrust Bank, Central Florida, National Association, as trustee or its successor or assigns (the “Trustee”).  Interest payments shall be made to the Registered Owner hereof as of the last day of the calendar month immediately preceding the month in which an interest payment date falls (the “Record Date”) by check or draft mailed to such Registered Owner at his address as it appears on the registration books of the Issuer maintained by the Trustee or at such other address as is furnished in writing by such Registered Owner to the Trustee on or prior to the Record Date, or, upon request by any Registered Owner of $1 million or more in aggregate principal amount of the Series 1999A Bonds, by wire transfer to such Registered Owner pursuant to wire instructions reasonably satisfactory to the Trustee furnished to the Trustee prior to the Record Date.  Any

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such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Owner hereof on such Record Date and may be paid to the person in whose name this Series 1999A Bond is registered at the close of business on a Special Record Date, which shall be determined as provided in the Indenture.  If any payment on the Series 1999A Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

1.             Indenture; Amended and Partially Restated Lease Agreement.   This Series 1999A Bond is one of a series of bonds.  Each Series 1999A Bond has been authorized by virtue of an ordinance adopted by the President and Board of Trustees of the Issuer on October 19, 1999.  The Series 1999A Bonds are secured pursuant to the Second Amended and Restated Mortgage, Security Agreement and Indenture of Trust dated as of October 15, 1999, between the Issuer and the Trustee (the “Indenture”).  Pursuant to the Indenture, the Issuer has also issued its (i) Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999B (the “Series 1999B Bonds”) in the aggregate principal amount $45,000,000; (ii) Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999C in the aggregate principal amount of $95,000,000; and (iii) Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999D in the aggregate principal amount of $18,000,000 (collectively, with the Series 1999A Bonds, the “Series 1999 Bonds”).

Terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.  Series 1999A Bondholders are referred to the Indenture for a statement of those terms.

The Series 1999 Bonds are being issued in an exchange, in accordance with Section 2.02 of the Indenture for the “Exchanged 1994 Bonds” and the “Non-Consenting 1994 Bonds,” both as defined in the Indenture. The Exchanged 1994 Bonds and the Non-Consenting Bonds, (collectively, the “1994 Bonds”), were issued by the Issuer to finance a portion of the costs of equipping and installing certain recycling and waste-to-energy facilities designed to process municipal solid waste (the “Project”), to fund a portion of a debt service reserve account with respect to the 1994 Bonds, pay capitalized interest on the 1994 Bonds, and to pay the costs incurred in connection with the issuance of the 1994 Bonds.  Neither the Issuer nor the Company will receive any cash proceeds from the issuance of the 1999 Bonds.

The Series 1999A Bonds have been issued by the Issuer in furtherance of the public purposes of, and pursuant to The Industrial Project Revenue Bond Act, 65 ILCS 5/11-74-1 et seq., as supplemented and amended, and in particular as supplemented by the Local Government Debt Reform Act, 30 ILCS 350/l et seq., as supplemented and amended, and the Tax Increment Allocation Redevelopment Act., 65 ILCS 5/11-74.4-1 et. seq., as supplemented and amended.  Under the Indenture, the Issuer has allocated to the Series 1999A Bonds the Incremental Taxes derived from the Original 1994A Bonds that were issued for the purpose of financing “Redevelopment Project Costs” as defined in the Tax Increment Allocation Redevelopment Act.

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The Series 1999 Bonds are being issued in exchange for the outstanding 1994 Bonds pursuant to the Order, confirming the Joint Prepackaged Chapter 11 Plan of Reorganization Proposed by RRRP Robins, Inc., Robbins Resource Recovery Partners, L.P., and RRRP Illinois, Inc., dated                           , 2000 of the United States Bankruptcy Court for the District of Delaware. The Initial Exchange Date, the date on which all the 1999 Bonds have been issued, fixed pursuant to the Order, is                                   , 2000.

The Project is leased to Robbins Resource Recovery Partners, L.P., a Delaware limited partnership (the “Company”), pursuant to an Amended and Partially Restated Lease Agreement dated as of October 15, 1999 and effective as of the Initial Exchange Date, between the Issuer and the Company (the “Facility Lease Agreement”).  The Company has agreed in the Facility Lease Agreement to pay the Issuer Rentals sufficient to pay all amounts coming due on the Series 1999A Bonds and the Series 1999B Bonds and the Issuer has assigned substantially all of its rights to such payments under the Facility Lease Agreement to the Trustee as security for the Bonds issued under the Indenture. The Indenture and the Facility Lease Agreement may be amended, and reference to them include any amendments.

2.             Mandatory Exchange Upon Stock Sale. In the event of a “Stock Sale” (as defined in the Indenture), Additional Bonds will be issued in exchange for the Outstanding Series 1999A Bonds and Outstanding Series 1999B Bonds.  Before the Trustee will consummate the exchange, the terms and provisions of said Additional Bonds will have been authorized by the Issuer and approved in writing by the Owners of a majority of an aggregate Outstanding principal amount of the Series 1999A Bonds and the Series 1999B Bonds voting as a single class.

3.             Source of Payments. The Series 1999A Bonds are limited obligations of the Issuer and, as provided in the Indenture, are payable solely from certain payments to be made by the Company under the Facility Lease Agreement and other security pledged to secure such payments pursuant to the Indenture.

The Series 1999A Bonds are secured by the Revenues (as defined in the Indenture) of the Project and certain other property constituting the Trust Estate, to the extent and in the manner provided in the Indenture, including, among other things, a pledge of the stock and ownership interests of the general and limited partners of the Company, Incremental Taxes and other moneys and investments credited to the Special Tax Allocation Account and the Incremental Tax Surplus Account and Litigation Proceeds and other amounts actually deposited in the funds and accounts established by the Indenture to pay Debt Service on the Series 1999A Bonds; provided that moneys and investments credited to the Tax Equalization Account do not secure the Series 1999A Bonds.

4.             Forbearance. Regardless of the occurrence of any Event of Default (as defined in the Indenture) with respect to the Series 1999A Bonds, the Owners thereof shall be required to forebear from exercising any of their rights and remedies under such bonds or under the Indenture until the earlier of (i) October 15, 2001, and (ii) the date of issue of Additional Bonds upon a Stock Sale.

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5.             Method of Payment. Owners must surrender Series 1999A Bonds to the Trustee to collect principal. Interest will be paid to the registered owner hereof as of the Record Date by check mailed to such Owner’s registered address.  Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money.  If any payment on the Series 1999A Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue after such payment date.

6.             Redemption. The Series 1999A Bonds are subject to redemption prior to maturity as set forth below. Unless the Indenture or a supplemental indenture specifies otherwise, any partial redemption shall be on a pro rata basis. In selecting portions of such Bonds for redemption, the Trustee shall treat each such Bond as representing that number of Bonds of the minimum Authorized Denomination which is obtained by dividing the principal amount of such Bond to be redeemed in part by the minimum Authorized Denomination for such Bonds.  If less than all of the 1999A Bonds are to be redeemed and such Bonds are held in book-entry only form, the Trustee shall direct the Securities Depository for such series of Bonds to select the particular Bonds or portions thereof to be redeemed in such a manner as to redeem such Bonds pro rata among all of its direct participants shown on the Securities Depository’s books to be holders of such Bonds.

Mandatory Sinking Fund Redemption. The Series 1999A Bonds are subject to redemption prior to maturity at a Redemption Price equal to the principal amount thereof, plus accrued interest, and plus a premium equal to certain Litigation Proceeds as provided in the Indenture, by application by the Trustee of funds on deposit to the credit of the Series 1999A Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

Year	Amount
2001	$2,449
2002	3,428
2003	2,989,118
2004	3,919,208
2005	4,752,321
2006	4,998,680
2007	5,536,946
2008	7,250,192
2009	$7,985,349
2010	8,769,485
2011	8,720,507
2012	9,651,086
2013	10,778,066
2014	11,904,557
2015	13,159,859
2016*	14,578,748

*  Final Maturity

Special Mandatory Redemption. The Series 1999A Bonds are subject to special mandatory redemption in whole, or in part (as described below), at a redemption price of 100%, or 103%, in the case of a redemption pursuant to (a) below, of the principal amount of the Series

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1999A Bonds being redeemed, plus accrued interest, if any, to the redemption date upon the occurrence of certain events as follows:

(a)           The Series 1999A Bonds are subject to special mandatory redemption not later than 180 days after the occurrence of a Determination of Taxability.  Fewer than all the Series 1999A Bonds may be redeemed if redemption of fewer than all would result in the interest payable on the Series 1999A Bonds remaining outstanding being not includable in the gross income for Federal income tax purposes of any owner other than a “substantial user” or “related person.”  If the lien of the Indenture as to the Series 1999A Bonds is discharged prior to the occurrence of a determination of taxability, as described in Section 10 below, the Series 1999A Bonds will not be redeemed as described in this paragraph.

(b)           The Series 1999A Bonds are subject to special mandatory redemption in part on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall transfer any moneys in the Insurance and Condemnation Proceeds Account of the Construction Fund to the Redemption Fund pursuant to the Indenture), in an amount equal (to the nearest $1,000 increment) to the pro rata portion (based on the principal amounts of Series 1999A Bonds and Series 1999B Bonds then Outstanding) of the amount transferred from the Insurance and Condemnation Proceeds Account of the Construction Fund to the Redemption Fund pursuant to the Indenture.

(c)           The Series 1999A Bonds are subject to special mandatory redemption from moneys paid to the Trustee from the DBT Trustee pursuant to Section 4.01 of the DBT Trust Agreement on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall receive such funds), in whole or in part in an amount equal to the pro rata proportion of the principal amounts of Series 1999A Bonds and Series 1999B Bonds then Outstanding up to the amount of Series 1999A Bonds Outstanding.

Special Optional Redemption. The 1999A Bonds, together with the other 1999 Bonds, are subject to redemption in whole at the option of the Issuer on the date that is ten and one half (10½) years after the Initial Exchange Date at a Redemption Price of 100% of the principal amount of the Series 1999A Bonds being redeemed, plus accrued interest, if any, to the redemption date if there is to be a “change in use” to be effected under Treasury Regulation Section 1.141-12. Less than all of the 1999 Bonds may be redeemed if, in the opinion of Bond Counsel (which opinion shall be delivered to the Trustee and the Issuer), redemption of all of the 1999 Bonds is not necessary to effect such change in use. If less than all of the 1999 Bonds are to be redeemed, the Series 1999A Bonds and Series 1999B Bonds shall be redeemed before any Series 1999C Bonds or Series 1999D Bonds are redeemed if in the opinion of Bond Counsel, such order of redemption will not, in and of itself, cause a Determination of Taxability.

Notice of Redemption. Not less than 30 days nor more than 60 days before each redemption date, the Trustee will mail a notice of redemption by first-class mail, postage prepaid to each Owner of Series 1999A Bonds to be redeemed at the addresses shown on the

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registration books of the Issuer maintained by the Trustee.  Failure to give any required notice of redemption as to any particular Series 1999A Bond will not affect the validity of the call for redemption of any Series 1999A Bonds in respect of which no failure occurs.  Any notice mailed as provided in this paragraph will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice of Redemption. When notice of redemption is required and given and the conditions to any such redemption are satisfied. Series 1999A Bonds called for redemption become due and payable on the redemption date at the applicable redemption price; in such case when funds are deposited with the Trustee sufficient for redemption, interest on the Series 1999A Bonds to be redeemed ceases to accrue as of the date of redemption.

7.             Denominations; Transfer; Exchange. The Series 1999A Bonds shall be in Authorized Denominations (but no single Series 1999A Bond shall represent principal maturing on more than one date) and shall be numbered consecutively but need not be authenticated or delivered in consecutive order. An Owner may transfer or exchange Series 1999A Bonds in accordance with the Indenture. The Trustee may require an Owner, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Trustee need not register the transfer of or exchange any Series 1999A Bond for the period beginning 15 days before mailing a notice of redemption of such Series 1999A Bond and ending on the redemption date.

8.             Persons Deemed Owners. The Registered Owner of this Series 1999A Bond shall be treated as the Owner of it for all purposes.

9.             Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for six years, at the request of the Issuer, the Trustee will pay the money to or for the account of the Company.  Thereafter Owners entitled to the money must look only to the Company and not to the Trustee for payment unless an abandoned property law designates another person.

10.           Discharge Before Redemption or Maturity. If the Company at any time deposits with the Trustee money or Governmental Obligations, as described in the Indenture, sufficient to pay at redemption or maturity the principal of and interest on all Series 1999A Bonds at the time Outstanding under the Indenture, and if the Company also pays or causes to be paid all other sums then payable by the Company pursuant to the terms of the Indenture, the lien of the Indenture with respect to such Series 1999A Bonds will be discharged.  After discharge, Series 1999A Bondholders must look only to the deposited money and securities for payment.  Governmental Obligations are securities backed by the faith and credit of the United States, or securities evidencing ownership interest in such full-faith-and-credit securities.

11.           Additional Bonds. Additional series of bonds may be issued in the future as provided in the Indenture and the Facility Lease Agreement.  If issued, such Additional Bonds may be entitled to certain benefits of the Indenture on a parity with the Series 1999A Bonds and

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all other series of Additional Bonds, to the extent provided in the Indenture.  No Series 1999A Bondholder consent is required in connection with the issuance of Additional Bonds.

12.           Amendment, Supplement, Waiver. The Indenture, the Facility Lease Agreement or the Series 1999A Bonds may be amended or supplemented (including certain amendments which may be made without the consent of the Owners of the Series 1999A Bonds), and any past default or compliance with any provision may be waived, to the extent and in the circumstances permitted by the Indenture and the Facility Lease Agreement.

13.           Defaults and Remedies. The Indenture provides that the occurrences of certain events constitute Events of Default. The Owner of this Series 1999A Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

14.           No Personal Liability. No officer or employee of the Issuer shall be individually or personally liable for the payment of the interest or principal or redemption premium, if any, on the Series 1999A Bonds. Each Series 1999A Bondholder, by accepting a Series 1999A Bond, waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Series 1999A Bonds.

15.           Authentication. This Series 1999A Bond shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on this Series 1999A Bond.

16.           Abbreviations. Customary abbreviations may be used in the name of a Bondholder or an assignee, such as TEN COM (tenants in common) TEN ENT (tenants by the entireties).  JT TEN (joint tenants with right of survivorship and not as tenants in common).  CUST (Custodian), U/G/M/A (Uniform Gifts to Minors Act) and U/T/M/A (Uniform Transfers to Minors Act).

17.           Estoppel Clause. It is hereby certified, recited and declared that all acts, conditions and things required to be done, exist and be performed precedent to and in the issuance of this bond in order to make it a legal, valid and binding obligation of the Issuer have been done, exist and have been performed in regular and due time, form and manner as required by law, and that the series of bonds of which this bonds is one is within every debt or other limit prescribed by law.

IN WITNESS WHEREOF, the Village of Robbins, Cook County, Illinois has caused this bond to be executed in its name and on its behalf by the manual or facsimile signature of its Village President, and its corporate seal, or a facsimile thereof, to be hereunto affixed or otherwise reproduced hereon and attested by the manual or facsimile signature of its Village Clerk.

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VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS

By:
Village President

ATTEST:

By:
Village Clerk

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CERTIFICATE OF AUTHENTICATION

This is one of the Series 1999A Bonds referred to in the within-referenced Indenture.

Dated: [Initial Exchange Date]

SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

For value received the undersigned sells, assigns and transfers unto                                                      the within bond and hereby irrevocably constitutes and appoints                       attorney to transfer the said bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated

Signature Guarantee:

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EXHIBIT C-2

FORM OF SERIES 199B BONDS

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Exhibit C-2 to Indenture

[FORM OF SERIES 1999B BOND]

UNLESS THIS SERIES 1999B BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 1999B BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

STATE OF ILLINOIS
COUNTY OF COOK

VILLAGE OF ROBBINS
RESOURCE RECOVERY REVENUE BOND
(ROBBINS RESOURCE RECOVERY PARTNERS, L.P. PROJECT)
MANDATORILY EXCHANGEABLE SERIES 1999B

No. RB-1	$45,000,000

REGISTERED OWNER: Cede & Co.

PRINCIPAL AMOUNT:      Forty-Five Million Dollars

MATURITY DATE	INTEREST RATE		DATED DATE	CUSIP

October 15, 2016	8.375	%*	[Initial Exchange Date]	770222AL1

THE SERIES 1999B BONDS (HEREINAFTER DEFINED) ARE SPECIAL, LIMITED OBLIGATIONS OF THE VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS, PAYABLE SOLELY FROM AND SECURED BY THE TRUST ESTATE TO THE EXTENT AND IN

*                 In the event of an occurrence of a Litigation Event as defined in the Indenture and described herein, interest shall accrue on the 1999B Bonds at the sum of the Interest Rate set forth above and the Supplemental Interest at the rate of up to 5.625% per annum, as discussed herein.

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THE MANNER PROVIDED IN THE INDENTURE DESCRIBED HEREIN.  NO HOLDER OF ANY OF THE SERIES 1999B BONDS HAS THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF THE VILLAGE OF ROBBINS OR OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO PAY THE SERIES 1999B BONDS OR THE INTEREST HEREON.  THE SERIES 1999B BONDS HAVE BEEN ISSUED PURSUANT TO THE CONSTITUTION AND LAWS OF THE STATE OF ILLINOIS INCLUDING THE INDUSTRIAL PROJECT REVENUE BOND ACT (65 ILCS 5/11-74-1 ET SEQ.) AND THE LOCAL GOVERNMENT DEBT REFORM ACT (30 ILCS 350 ET SEQ.).  THE SERIES 1999B BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE VILLAGE OF ROBBINS, THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF OR A LOAN OF THE CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION.

THE SERIES 1999B BONDS SHALL BE SUBJECT TO FURTHER MANDATORY EXCHANGE IN THE EVENT OF A STOCK SALE AS FURTHER DESCRIBED BELOW.

The Village of Robbins, Cook County, Illinois, a home rule unit of local government duly organized and validly existing under the Constitution and laws of the State of Illinois (the “Issuer”), hereby promises to pay, solely from the sources described in this Series 1999B Bond, to the Registered Owner hereof, or registered assigns, the Principal Amount shown above on the Maturity Date stated above, or, if this Series 1999B Bond is called for earlier redemption as described herein, on the redemption date, and to pay interest solely from the sources described in this Series 1999B Bond, from the date hereof on the balance of said Principal Amount from time to time remaining unpaid at the rate per annum shown above (computed on the basis of a 360- day year of twelve 30-day months) on April 15 and October 15 of each year commencing on [April 15, 2000 being the first April 15 or October 15 following the [Initial Exchange Date]] until the payment of principal.  This Series 1999B Bond shall bear interest at the rate of 8.375% per annum unless a Litigation Event occurs while the Series 1999B Bonds are Outstanding in which case the Series 1999B Bonds will bear interest at the Interest Rate set forth above plus the Supplemental Interest at a rate not to exceed 5.625% per annum, all as provided in the Indenture.

Principal of this Series 1999B Bond is payable in lawful money of the United States of America at the principal corporate trust office located in the City of Orlando, Florida of SunTrust Bank, Central Florida, National Association, as trustee or its successor or assigns (the “Trustee”).  Interest payments shall be made to the Registered Owner hereof as of the last day of the calendar month immediately preceding the month in which an interest payment date falls (the “Record Date”) by check or draft mailed to such Registered Owner at his address as it appears on the registration books of the Issuer maintained by the Trustee or at such other address as is furnished in writing by such Registered Owner to the Trustee on or prior to the Record Date, or, upon request by any Registered Owner of $1 million or more in aggregate principal amount of the Series 1999B Bonds, by wire transfer to such Registered Owner pursuant to wire instructions reasonably satisfactory to the Trustee furnished to the Trustee prior to the Record Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Owner hereof on such Record Date and may be paid to the person in whose name

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this Series 1999B Bond is registered at the close of business on a Special Record Date, which shall be determined as provided in the Indenture.  If any payment on the Series 1999B Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

1.  Indenture; Amended and Partially Restated Lease Agreement.  This Series 1999B Bond is one of a series of bonds.  Each Series 1999B Bond has been authorized by virtue of an ordinance adopted by the President and Board of Trustees of the Issuer on October 19, 1999.  The Series 1999B Bonds are secured pursuant to the Second Amended and Restated Mortgage, Security Agreement and Indenture of Trust dated as of October 15, 1999, between the Issuer and the Trustee (the “Indenture”).  Pursuant to the Indenture, the Issuer has also issued its (i) Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999A (the “Series 1999A Bonds”) in the aggregate principal amount $115,000,000;  (ii) Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999C in the aggregate principal amount of $95,000,000; and (iii) Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999D in the aggregate principal amount of $18,000,000 (collectively, with the Series 1999B Bonds, the “Series 1999 Bonds”).

Terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.  Series 1999B Bondholders are referred to the Indenture for a statement of those terms.

The Series 1999 Bonds are being issued in an exchange, in accordance with Section 2.02 of the Indenture for the “Exchanged 1994 Bonds” and the “Non-Consenting 1994 Bonds,” both as defined in the Indenture, The Exchanged 1994 Bonds and the Non-Consenting Bonds, (collectively, the “1994 Bonds”), were issued by the Issuer to finance a portion of the costs of equipping and installing certain recycling and waste-to-energy facilities designed to process municipal solid waste (the “Project”), to fund a portion of a debt service reserve account with respect to the 1994 Bonds, pay capitalized interest on the 1994 Bonds, and to pay the costs incurred in connection with the issuance of the 1994 Bonds.  Neither the Issuer nor the Company will receive any cash proceeds from the issuance of the 1999 Bonds.

The Series 1999B Bonds have been issued by the Issuer in furtherance of the public purposes of, and pursuant to The Industrial Project Revenue Bond Act, 65 ILCS 5/11-74-1 et seq., as supplemented and amended, and in particular as supplemented by the Local Government Debt Reform Act, 30 ILCS 350/1 et seq., as supplemented and amended.

The Series 1999 Bonds are being issued in exchange for the outstanding 1994 Bonds pursuant to the Order, confirming the Joint Prepackaged Chapter 11 Plan of Reorganization Proposed by RRRP Robbins, Inc., Robbins Resource Recovery Partners, L.P., and RRRP Illinois, Inc., dated                , 2000 by the United States Bankruptcy Court for the District of Delaware.  The Initial Exchange Date, the date on which all the 1999 Bonds have been issued, fixed pursuant to the Order, is                , 2000.

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The Project is leased to Robbins Resource Recovery Partners, L.P., a Delaware limited partnership (the “Company”), pursuant to an Amended and Partially Restated Lease Agreement dated as of October 15, 1999 and effective as of the Initial Exchange Date, between the Issuer and the Company (the “Facility Lease Agreement”).  The Company has agreed in the Facility Lease Agreement to pay the Issuer Rentals sufficient to pay all amounts coming due on the Series 1999A Bonds and the Series 1999B Bonds and the Issuer has assigned substantially all of its rights to such payments under the Facility Lease Agreement to the Trustee as security for the Bonds issued under the Indenture.  The Indenture and the Facility Lease Agreement may be amended, and reference to them include any amendments.

2.  Mandatory Exchange Upon Stock Sale.  In the event of a “Stock Sale” (as defined in the Indenture), Additional Bonds will be issued in exchange for the Outstanding Series 1999A Bonds and Outstanding Series 1999B Bonds.  Before the Trustee will consummate the exchange, the terms and provisions of said Additional Bonds will have been authorized by the Issuer and approved in writing by the Owners of a majority of an aggregate Outstanding principal amount of the Series 1999A Bonds and the Series 1999B Bonds voting as a single class.

3.  Source of Payments.  The Series 1999B Bonds are limited obligations of the Issuer and, as provided in the Indenture, are payable solely from certain payments to be made by the Company under the Facility Lease Agreement and other security pledged to secure such payments pursuant to the Indenture.

The Series 1999B Bonds are secured by the Revenues (as defined in the Indenture) of the Project and certain other property constituting the Trust Estate, to the extent and in the manner provided in the Indenture, including a pledge of the stock and ownership interests of the general and limited partners of the Company, moneys and investments credited to the Tax Equalization Account and Litigation Proceeds and other amounts actually deposited in the funds and accounts established by the Indenture to pay Debt Service on the Series 1999B Bonds; provided that moneys and investments credited to the Special Tax Allocation Account and the Incremental Tax Surplus Account do not secure the Series 1999B Bonds.

4.  Forbearance.  Regardless of the occurrence of any Event of Default (as defined in the Indenture) with respect to the Series 1999B Bonds, the Owners thereof shall be required to forebear from exercising any of their rights and remedies under such bonds or under the Indenture until the earlier of (i) October 15, 2001, and (ii) the date of issue of Additional Bonds (as defined in the Indenture) upon a Stock Sale.

5.  Method of Payment.  Owners must surrender Series 1999B Bonds to the Trustee to collect principal.  Interest will be paid to the registered owner hereof as of the Record Date by check mailed to such Owner’s registered address.  Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money.  If any payment on the Series 1999B Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue after such payment date.

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6.  Redemption.  The Series 1999B Bonds are subject to redemption prior to maturity as set forth below.  Unless the Indenture or a supplemental indenture specifies otherwise, any partial redemption shall be on a pro rata basis.  In selecting portions of such Bonds for redemption, the Trustee shall treat each such Bond as representing that number of Bonds of the minimum Authorized Denomination which is obtained by dividing the principal amount of such Bond to be redeemed in part by the minimum Authorized Denomination for such Bonds.  If less than all of the 1999B Bonds are to be redeemed and such Bonds are held in book-entry only form, the Trustee shall direct the Securities Depository for such series of Bonds to select the particular Bonds or portions thereof to be redeemed in such a manner as to redeem such Bonds pro rata among all of its direct participants shown on the Securities Depository’s books to be holders of such Bonds.

Mandatory Sinking Fund Redemption.  The Series 1999B Bonds are subject to redemption prior to maturity at a Redemption Price equal to the principal amount thereof, plus accrued interest, and plus a premium equal to certain Litigation Proceeds as provided in the Indenture, by application by the Trustee of funds on deposit to the credit of the Series 1999B Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

YEAR	PRINCIPAL AMOUNT

2015	$17,376,761
2016*	27,623,239

*  Final Maturity

Special Mandatory Redemption.  The Series 1999B Bonds are subject to special mandatory redemption in whole, or in part (as described below), at a redemption price of 100%, or 103% in the case of a redemption pursuant to (a) below, of the principal amount of the Series 1999B Bonds being redeemed, plus accrued interest, if any, to the redemption date upon the occurrence of certain events as follows:

(a)           The Series 1999B Bonds are subject to special mandatory redemption not later than 180 days after the occurrence of a Determination of Taxability.  Fewer than all the Series 1999B Bonds may be redeemed if redemption of fewer than all would result in the interest payable on the Series 1999B Bonds remaining outstanding being not includable in the gross income for Federal income tax purposes of any owner other than a “substantial user” or “related person.”  If the lien of the Indenture as to the Series 1999B Bonds is discharged prior to the occurrence of a determination of taxability, as described in Section 10 below, the Series 1999B Bonds will not be redeemed as described in this paragraph.

(b)           The Series 1999B Bonds are subject to special mandatory redemption in part on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall transfer any moneys in the Insurance and Condemnation Proceeds

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Account of the Construction Fund to the Redemption Fund pursuant to the Indenture), in an amount equal (to the nearest $1,000 increment) to the pro rata portion (based on the principal amounts of Series 1999A Bonds and Series 1999B Bonds then Outstanding) of the amount transferred from the Insurance and Condemnation Proceeds Account of the Construction Fund to the Redemption Fund pursuant to the Indenture.

(c)           The Series 1999B Bonds are subject to special mandatory redemption from moneys paid to the Trustee from the DBT Trustee pursuant to Section 4.01 of the DBT Trust Agreement on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall receive such funds), in whole or in part in an amount equal to the pro rata proportion of the principal amounts of Series 1999A Bonds and Series 1999B Bonds then Outstanding up to the amount of Series 1999B Bonds Outstanding.

Special Optional Redemption.  The 1999B Bonds, along with the other 1999 Bonds, are subject to redemption in whole at the option of the Issuer on the date that is ten and one half (10 1/2) years after the Initial Exchange Date at a Redemption Price of 100% of the principal amount of the Series 1999B Bonds being redeemed, plus accrued interest, if any, to the redemption date if there is a “change in use” to be effected under Treasury Regulation Section 1.141-12.  Less than all of the 1999 Bonds may be redeemed if, in the opinion of Bond Counsel (which opinion shall be delivered to the Trustee and the Issuer), redemption of all of the 1999 Bonds is not necessary to effect such change in use.  If less than all of the 1999 Bonds are to be redeemed, the Series 1999A Bonds and Series 1999B Bonds shall be redeemed before any Series 1999C Bonds or Series 1999D Bonds are redeemed if in the opinion of Bond Counsel, such order of redemption will not, in and of itself, cause a Determination of Taxability.

Notice of Redemption.  Not less than 30 days nor more than 60 days before each redemption date the Trustee will mail a notice of redemption by first-class mail, postage pre-paid to each Owner of Series 1999B Bonds to be redeemed at the addresses shown on the registration books of the Issuer maintained by the Trustee.  Failure to give any required notice of redemption as to any particular Series 1999B Bond will not affect the validity of the call for redemption of any Series 1999B Bonds in respect of which no failure occurs.  Any notice mailed as provided in this paragraph will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice of Redemption.  When notice of redemption is required and given and the conditions to any such redemption are satisfied.  Series 1999B Bonds called for redemption become due and payable on the redemption date at the applicable redemption price; in such case when funds are deposited with the Trustee sufficient for redemption, interest on the Series 1999B Bonds to be redeemed ceases to accrue as of the date of redemption.

7.  Denominations; Transfer; Exchange.  The Series 1999B Bonds shall be in Authorized Denominations (but no single Series 1999B Bond shall represent principal maturing on more than one date) and shall be numbered consecutively but need not be authenticated or delivered in consecutive order.  An Owner may transfer or exchange Series 1999B Bonds in accordance with

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the Indenture.  The Trustee may require an Owner, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Trustee need not register the transfer of or exchange any Series 1999B Bond for the period beginning 15 days before mailing a notice of redemption of such Series 1999B Bond and ending on the redemption date.

8.  Persons Deemed Owners.  The Registered Owner of this Series 1999B Bond shall be treated as the Owner of it for all purposes.

9.  Unclaimed Money.  If money for the payment of principal, premium, if any, or interest remains unclaimed for six years, at the request of the Issuer, the Trustee will pay the money to or for the account of the Company.  Thereafter, Owners entitled to the money must look only to the Company and not to the Trustee for payment unless an abandoned property law designates another person.

10.  Discharge Before Redemption or Maturity.  If the Company at any time deposits with the Trustee money or Governmental Obligations as described in the Indenture sufficient to pay at redemption or maturity the principal of and interest on all Series 1999B Bonds at the time Outstanding under the Indenture, and if the Company also pays or causes to be paid all other sums then payable by the Company pursuant to the terms of the Indenture, the lien of the Indenture with respect to such Series 1999B Bonds will be discharged.  After discharge, Series 1999B Bondholders must look only to the deposited money and securities for payment.  Governmental Obligations are securities backed by the faith and credit of the United States, or securities evidencing ownership interest in such full-faith-and-credit securities.

11.  Additional Bonds.  Additional series of bonds may be issued in the future as provided in the Indenture and the Facility Lease Agreement.  If issued, such Additional Bonds may be entitled to certain benefits of the Indenture on a parity with the Series 1999B Bonds and all other series of Additional Bonds, to the extent provided in the Indenture.  No Series 1999B Bondholder consent is required in connection with the issuance of Additional Bonds.

12.  Amendment, Supplement, Waiver.  The Indenture, the Facility Lease Agreement or the Series 1999B Bonds may be amended or supplemented (including certain amendments which may be made without the consent of the Owners of the Series 1999B Bonds), and any past default or compliance with any provision may be waived, to the extent and in the circumstances permitted by the Indenture and the Facility Lease Agreement.

13.  Defaults and Remedies.  The Indenture provides that the occurrences of certain events constitute Events of Default.  The Owner of this Series 1999B Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

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14.  No Personal Liability.  No officer or employee of the Issuer shall be individually or personally liable for the payment of the interest or principal or redemption premium, if any, on the Series 1999B Bonds.  Each Series 1999B Bondholder by accepting a Series 1999B Bond waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Series 1999B Bonds.

15.  Authentication.  This Series 1999B Bond shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on this Series 1999B Bond.

16.  Abbreviations.  Customary abbreviations may be used in the name of a Bondholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), U/G/M/A (Uniform Gifts to Minors Act) and U/T/M/A (Uniform Transfers to Minors Act).

17.  Estoppel Clause.  It is hereby certified, recited and declared that all acts, conditions and things required to be done, exist and be performed precedent to and in the issuance of this bond in order to make it a legal, valid and binding obligation of the Issuer have been done, exist and have been performed in regular and due time, form and manner as required by law, and that the series of bonds of which this bonds is one is within every debt or other limit prescribed by law.

IN WITNESS WHEREOF, the Village of Robbins, Cook County, Illinois has caused this bond to be executed in its name and on its behalf by the manual or facsimile signature of its Village President, and its corporate seal, or a facsimile thereof, to be hereunto affixed or otherwise reproduced hereon and attested by the manual or facsimile signature of its Village Clerk.

VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS

By:
Village President

ATTEST:

By:
Village President

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CERTIFICATE OF AUTHENTICATION

This is one of the Series 1999B Bonds referred to in the within-referenced Indenture.

Dated:	October 15, 1999

SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

For value received the undersigned sells, assigns and transfers unto                                                       the within bond and hereby irrevocably constitutes and appoints                      attorney to transfer the said bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated

Signature Guarantee:

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EXHIBIT D

FORM OF SERIES 1999C BONDS

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EXHIBIT D TO INDENTURE

[FORM OF SERIES 1999C BOND MATURING OCTOBER 15, 2009]

UNLESS THIS SERIES 1999C BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 1999C BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

STATE OF ILLINOIS

COUNTY OF COOK

VILLAGE OF ROBBINS

RESOURCE RECOVERY REVENUE BOND

(ROBBINS RESOURCE RECOVERY PARTNERS, L.P. PROJECT)

SERIES 1999C

NO. RC-1	$17,845,000

REGISTERED OWNER:	Cede & Co.

PRINCIPAL AMOUNT:	Seventeen Million Eight Hundred Forty-Five Thousand Dollars

MATURITY DATE	INTEREST RATE	DATED DATE	CUSIP

October 15, 2009	7.25%	October 15,1999	770222AP2

THE SERIES 1999C BONDS (HEREINAFTER DEFINED) ARE SPECIAL, LIMITED OBLIGATIONS OF THE VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS, PAYABLE SOLELY FROM AND SECURED BY THE TRUST ESTATE TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE DESCRIBED HEREIN. NO HOLDER OF ANY OF THE SERIES 1999C BONDS HAS THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF THE VILLAGE OF ROBBINS OR OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO PAY THE SERIES 1999C BONDS OR THE INTEREST HEREON. THE SERIES 1999C BONDS HAVE BEEN ISSUED PURSUANT TO THE CONSTITUTION AND LAWS OF THE STATE OF ILLINOIS INCLUDING THE INDUSTRIAL PROJECT REVENUE BOND ACT, 65 ILCS 5/11-74-1 ET

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SEQ. THE SERIES 1999C BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE VILLAGE OF ROBBINS, THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVIS1ON THEREOF OR A LOAN OF THE CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION.

THE SERIES 1999C BONDS ARE NOT SECURED BY PAYMENTS UNDER THE HEREINAFTER DEFINED FACILITY LEASE AGREEMENT.

The Village of Robbins, Cook County, Illinois, a home rule unit of local government duly organized and validly existing under the Constitution and laws of the State of Illinois (the "Issuer"), promises to pay, solely from the source described in this Series 1999C Bond, to the Registered Owner hereof, or registered assigns, the Principal Amount shown above on the Maturity Date stated above, or, if this Series 1999C Bond is called for earlier redemption as described herein, on the redemption date, and to pay interest solely from the source described in this Series 1999C Bond, from the date hereof on the balance of said Principal Amount from time to time remaining unpaid at the rate per annum shown above (computed on the basis of a 360-day year of twelve 30-day months) on April 15 and October 15 of each year, commencing April 15, 2000, until the payment of principal.

Principal of this Series 1999C Bond is payable in lawful money of the United Stares of America in the city of Orlando, Florida at the principal office of SunTrust Bank, Central Florida, National Association, as trustee or its successor or assigns (the "Trustee"). Interest payments shall be made to the Registered Owner hereof as of the last day of the calendar month immediately preceding the month in which an interest payment date falls (the ''Record Date'') by check or draft mailed to such Registered Owner at his address as it appears on the registration books of the Issuer maintained by the Trustee or at such other address as is furnished in writing by such Registered Owner to the Trustee on or prior to the Record Date, or upon request by any Registered Owner of $1 million or more in aggregate principal amount of Series 1999C Bonds, by wire transfer to such Registered Owner pursuant to wire instructions reasonably satisfactory to the Trustee furnished to the Trustee prior to the Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Owner hereof on such Record Date and may be paid to the person in whose name this Series 1999C Bond is registered at the close of business on a Special Record Date, which shall be determined as provided in the Indenture. If any payment on the Series 1999C Bonds is due on a nonBusiness Day, it will be made on the next Business Day, and no interest will accrue as a result,

I - Indenture; Amended and Partially Restated Facility Lease Agreement. This Series 1999C Bond is one of a series of bonds, limited to 595,000,000 in principal amount. Each Series 1999C Bond has been authorized by virtue of an ordinance adopted by the President and Board of Trustees of the Issuer on October 19, 1999. The Series 1999C Bonds are secured pursuant to a Second Amended Mortgage, Security Agreement and Indenture of Trust between the Issuer and the Trustee dated as of October 15, 1999 and amended and restated as of the Initial Exchange Date (the "Indenture"). Pursuant to the Indenture, the Issuer is also issuing its,

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(i) Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999A (the “Series 1999A Bonds”) in the aggregate principal amount of $115,000,000; (ii) Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999B (the “Series 1999B Bonds”) in the aggregate principal amount of $45,000,000; and (iii) Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999D (the “Series 1999D Bonds”) in the aggregate principal amount of $18,000,000 (collectively, with the Series 1999C Bonds, the “1999 Bonds”).

Terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture. Series 1999C Bondholders are referred to the Indenture for a statement of those terms.

The Series 1999 Bonds are being issued in an exchange, in accordance with Section 2.02 of the Indenture for the “Exchanged 1994 Bonds” and the “Non-Consenting 1994 Bonds,” both as defined in the Indenture. The Exchanged 1994 Bonds and the Non-Consenting Bonds, (collectively, the “1994 Bonds”), were issued by the Issuer to finance a portion of the costs of equipping and installing certain recycling and waste-to-energy facilities designed to process municipal solid waste (the “Project”), to fund a portion of a debt service reserve account with respect to the 1994 Bonds, pay capitalized interest on the 1994 Bonds, and to pay the costs incurred in connection with the issuance of the 1994 Bonds. Neither the Issuer nor the Company will receive any cash proceeds from the issuance of the 1999 Bonds.

The Series 1999C Bonds have been issued by the Issuer in furtherance of the public purposes of, and pursuant to The Industrial Project Revenue Bond Act, 65 ILCS 5/11-74-1 et seq., as supplemented and amended, and in particular as supplemented by the Local Government Debt Reform Act, 30 ILCS 350/1 et seq., as supplemented and amended.

The 1999 Bonds are being issued in exchange for the outstanding 1994 Bonds which were discharged pursuant to the Order, confirming the Joint Prepackaged Chapter 11 Plan of Reorganization Proposed by RRRP Robins, Inc., Robbins Resource Recovery Partners, L.P., and RRP Illinois, Inc., issued on              , 2000 by the United States Bankruptcy Court for the District of Delaware. The Initial Exchange Date, the date on which all the 1999 Bonds have been issued, fixed pursuant to the Order              , 2000.

The Project is leased to Robbins Resource Recovery Partners, L.P., a Delaware limited partnership (the “Company”), pursuant to an Amended and Partially Restated Lease Agreement dated as of October 15, 1999, between the Issuer and the Company (the “Facility Lease Agreement”). The Company has agreed in the Facility Lease Agreement to pay the Issuer Rentals sufficient to pay all amounts coming due on the Series 1999A Bonds and the Series 1999B Bonds and the Issuer has assigned its rights to such payments under the Facility Lease Agreement to the Trustee as security for the Bonds, other than the Series 1999C Bonds and the Series 1999D Bonds, issued under the Indenture.

The Indenture may be amended, and references thereto include any such amendments.

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2.             Source of Payments.   The Series 1999C Bonds are limited obligations of the Issuer and, as provided in the Indenture, are payable, solely from the Exit Funding Payments and other moneys deposited in the accounts established under the Indenture for payment of the Series 1999C Bonds. Exit Funding Payments are payable by Foster Wheeler Corporation under the Exit Funding Agreement between Foster Wheeler Corporation and the Trustee, dated as of October 15, 1999 and effective as of the Initial Exchange Date.

EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THE SERIES 1999C BONDS ARE NOT SECURED BY A MORTGAGE ON OR SECURITY INTEREST IN THE MORTGAGED PROPERTY GRANTED BY THE INDENTURE OR THE REVENUES.

3.             Method of Payment.   The Redemption Price of this Bond will be payable at the principal corporate trust office of the Trustee. Interest will be paid to the registered owner hereof as of the Record Date by check mailed to such Owner’s registered address. Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money. If any payment on the Series 1999C Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

4.             Redemption.   The Series 1999C Bonds are subject to redemption prior to maturity as set forth in this Section. Unless the Indenture or a supplemental indenture specifies otherwise, any partial redemption shall be on a pro rata basis. In selecting portions of such Bonds for redemption, the Trustee shall treat each such Bond as representing that number of Bonds of the minimum Authorized Denomination which is obtained by dividing the principal amount of such Bond to be redeemed in part by the minimum Authorized Denomination for such Bonds. If less than all of the 1999C Bonds are to be redeemed and such Bonds are held in book-entry only form, the Trustee shall direct the Securities Depository for such series of Bonds to select the particular Bonds or portions thereof to be redeemed in such a manner as to redeem such Bonds pro rata among all of its direct participants shown on the Securities Depository’s books to be holders of such Bonds.

Mandatory Sinking Fund Redemption.   This Series 1999C Bond is subject to redemption prior to maturity at a Redemption Price equal to the principal amount thereof, plus accrued interest, as provided in the Indenture, by application by the Trustee of funds on deposit to the credit of the Series 1999C Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

D-4

Year	Amount

2000	$1,285,000
2001	1,375,000
2002	1,475,000
2003	1,580,000
2004	1,690,000
2005	$1,810,000
2006	1,940,000
2007	2,080,000
2008	2,225,000
2009*	2,385,000

*  Final Maturity

Special Mandatory Redemption.   (a)  The Series 1999C Bonds are subject to special mandatory redemption not later than 180 days after a Determination of Taxability at a Redemption Price of 100% of the principal amount of such Bonds being redeemed, plus, in any case, accrued interest, if any, to the redemption date. Fewer than all of a Series 1999C Bonds may be redeemed if redemption of fewer than all Series 1999C Bonds would result in the interest payable on the Series 1999C Bonds remaining Outstanding being not includable in the gross income for Federal income tax purposes of any owner other than a “substantial user” or “related person.”  If the lien of the Indenture as to any Series 1999C Bonds is discharged prior to the occurrence of a Determination of Taxability, as described in paragraph 8 below, the Series 1999C Bonds will not be redeemed as described in this paragraph.

(b)  If no Series 1999D Bonds shall be Outstanding, the Series 1999C Bonds are subject to special mandatory redemption, in whole or in part, on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall make the following deposits to the credit of the Redemption Fund), at a Redemption Price of 100% of their principal amount, plus accrued interest to the redemption date on which the Series 1999C Bonds are to be redeemed from certain Litigation Proceeds from the Retail Rate Litigation at the sole discretion of Foster Wheeler Corporation. The Retail Rate Litigation concerns electric rates for electricity produced by the Project as described in the Indenture.

(c)  The 1999C Bonds are subject to special mandatory redemption, pro rata with the 1999D Bonds, from moneys paid to the Trustee by the Delaware Trustee on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall receive such funds), provided, however, there are no Series 1999A Bonds and Series 1999B Bonds then Outstanding.

Special Optional Redemption.  The 1999C Bonds, along with the other 1999 Bonds, are subject to redemption in whole at the option of the Issuer on the date that is ten and one half (10 1/2) years after the Initial Exchange Date at a Redemption Price of 100% of the principal amount of the Series 1999C Bonds being redeemed, plus accrued interest, if any, to the redemption date if there is to be a “change in use” to be effected under Treasury Regulation Section 1.141-12. Less than all of the 1999 Bonds may be redeemed if, in the opinion of Bond Counsel (which opinion shall be delivered to the Trustee and the Issuer), redemption of all of the

D-5

1999 Bonds is not necessary to effect such change in use. If less than all of the 1999 Bonds are to be redeemed, the Series 1999A Bonds and Series 1999B Bonds shall be redeemed before any Series 1999C Bonds or Series 1999D Bonds are redeemed if in the opinion of Bond Counsel, such order of redemption will not, in and of itself, cause a Determination of Taxability.

Notice of Redemption.   Not less than 30 days nor more than 60 days before each redemption date the Trustee will mail a notice of redemption by first-class mail, postage pre-paid to each Owner of Series 1999C Bonds to be redeemed at the addresses shown on the registration books of the Issuer maintained by the Trustee. Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect of which no failure occurs. Any notice mailed as provided in this paragraph will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice of Redemption.   When notice of redemption is required and given, and the conditions to any such redemption is satisfied the Series 1999C Bonds called for redemption are to become due and payable on the redemption date at the applicable redemption price; in such case when funds are deposited with the Trustee sufficient for redemption, interest on the Series 1999C Bonds to be redeemed ceases to accrue as of the date of redemption.

5.             Denominations; Transfer; Exchange.   The Series 1999C Bonds are in registered form without coupons in denominations of $1,000 or any integral multiple in excess thereof. An Owner may transfer or exchange Series 1999C Bonds in accordance with the Indenture. The Trustee may require an Owner, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Trustee need not register the transfer to or exchange of any Series 1999C Bond for the period beginning 15 days before mailing a notice of redemption of such Series 1999C Bond and ending on the redemption date.

6.             Persons Deemed Owners.   The Registered Owner of this Series 1999C Bond may be treated as the owner of it for all purposes.

7.             Unclaimed Money.   If money for the payment of principal, premium, if any, or interest remains unclaimed for six years, at the request of the Issuer the Trustee will pay the money to or for the account of the Company.  Thereafter, Owners entitled to the money must look only to the Company and not to the Trustee for payment unless an abandoned property law designates another person.

8.             Discharge Before Redemption or Maturity.   If the Company at any time deposits with the Trustee money or Governmental Obligations as described in the Indenture sufficient to pay at redemption or maturity the principal of and interest on all Series 1999C Bonds at the time Outstanding under the Indenture, and if the Company also pays or causes to be paid all other sums then payable by the Company pursuant to the terms of the Indenture, the lien of the Indenture with respect to the Series 1999C Bonds will be discharged.  After discharge, Series 1999C Bondholders must look only to the deposited money and securities for payment.

D-6

Governmental Obligations are securities backed by the faith and credit of the United States, or securities evidencing ownership interest in such full-faith-and-credit securities.

9.             Additional Bonds.   Additional series of bonds may be issued in the future as provided in the Indenture and the Facility Lease Agreement.  No Series 1999C Bondholder consent is required in connection with the issuance of Additional Bonds.

10.           Amendment, Supplement, Waiver.   The Indenture, the Facility Lease Agreement or the Series 1999C Bonds may be amended or supplemented (including certain amendments which may be made without the consent of the Owners of the Series 1999C Bonds), and any past default or compliance with any provision may be waived, to the extent and in the circumstances permitted by the Indenture and the Facility Lease Agreement.

11.           Defaults and Remedies.   The Indenture provides that the occurrences of certain events constitute Events of Default. The Owner of this Series 1999C Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

12.           No Personal Liability.   No officer or employee of the Issuer shall be individually or personally liable for the payment of the interest or principal or redemption premiums, if any, on the Series 1999C Bonds. Each Series 1999C Bondholder by accepting a Series 1999C Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series 1999C Bonds.

13.           Authentication.   This Series 1999C Bond shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Series 1999C Bond.

14.           Abbreviations.   Customary abbreviations may be used in the name of a Series 1999C Bondholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/T/MA (Uniform Transfers to Minors Act).

D-7

The Trustee will furnish to any Series 1999C Bondholder upon written request and without charge a copy of the Indenture. Requests may be made to:

SunTrust Bank, Central Florida National Association
225 East Robinson Street, Suite 250
Orlando, Florida 32801
Attention: Corporate Trust Department

IN WITNESS WHEREOF, the Village of Robbins, Cook County, Illinois has caused this bond to be executed in its name and on its behalf by the manual or facsimile signature of its Village President, and its corporate seal, or a facsimile thereof, to be hereunto affixed or otherwise reproduced hereon and attested by the manual or facsimile signature of its Village Clerk.

VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS

By:
Village President

ATTEST:

By:
Village President

D-8

CERTIFICATE OF AUTHENTICATION

This is one of the Series 1999A Bonds referred to in the within-referenced Indenture.

Dated:	October 15, 1999

SUNTRUST BANK, CENTRAL FLORIDA NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

For value received the undersigned sells, assigns and transfers unto                                                                                        the within bond and hereby irrevocably constitutes and appoints                                    attorney to transfer the said bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated

Signature Guarantee:

Signatory

D-9

EXHIBIT D TO INDENTURE

[FORM OF SERIES 1999C BOND MATURING OCTOBER 15, 2024]

UNLESS THIS SERIES 1999C BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 1999C BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

STATE OF ILLINOIS
COUNTY OF COOK

VILLAGE OF ROBBINS
RESOURCE RECOVERY REVENUE BOND
(ROBBINS RESOURCE RECOVERY PARTNERS, L.P. PROJECT)
SERIES 1999C

NO. RC-2	$77,155,000

REGISTERED OWNER:	Cede & Co.

PRINCIPAL AMOUNT:	Seventy-Seven Million One Hundred Fifty-Five Thousand Dollars

MATURITY DATE	INTEREST RATE	DATED DATE	CUSIP

October 15, 2024	7.25%	October 15, 1999	770222AM9

THE SERIES 1999C BONDS (HEREINAFTER DEFINED) ARE SPECIAL, LIMITED OBLIGATIONS OF THE VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS, PAYABLE SOLELY FROM AND SECURED BY THE TRUST ESTATE TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE DESCRIBED HEREIN.  NO HOLDER OF ANY OF THE SERIES 1999C BONDS HAS THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF THE VILLAGE OF ROBBINS OR OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO PAY THE SERIES 1999C BONDS OR THE INTEREST HEREON.  THE SERIES 1999C BONDS HAVE BEEN ISSUED PURSUANT TO THE CONSTITUTION AND LAWS OF THE STATE OF ILLINOIS INCLUDING THE INDUSTRIAL PROJECT REVENUE BOND ACT, 65 ILCS 5/11-74-1 ET

SEQ. THE SERIES 1999C BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE VILLAGE OF ROBBINS, THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF OR A LOAN OF THE CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION.

THE SERIES 1999C BONDS ARE NOT SECURED BY PAYMENTS UNDER THE HEREINAFTER DEFINED FACILITY LEASE AGREEMENT.

The Village of Robbins, Cook County, Illinois, a home rule unit of local government duly organized and validly existing under the Constitution and laws of the State of Illinois (the “Issuer”), promises to pay, solely from the source described in this Series 1999C Bond, to the Registered Owner hereof, or registered assigns, the Principal Amount shown above on the Maturity Date stated above, or, if this Series 1999C Bond is called for earlier redemption as described herein, on the redemption date, and to pay interest solely from the source described in this Series 1999C Bond, from the date hereof on the balance of said Principal Amount from time to time remaining unpaid at the rate per annum shown above (computed on the basis of a 360-day year of twelve 30-day months) on April 15 and October 15 of each year, commencing April 15, 2000, until the payment of principal.

Principal of this Series 1999C Bond is payable in lawful money of the United States of America in the city of Orlando, Florida at the principal office of SunTrust Bank, Central Florida, National Association, as trustee or its successor or assigns (the “Trustee”).  Interest payments shall be made to the Registered Owner hereof as of the last day of the calendar month immediately preceding the month in which an interest payment date falls (the “Record Date”) by check or draft mailed to such Registered Owner at his address as it appears on the registration books of the Issuer maintained by the Trustee or at such other address as is furnished in writing by such Registered Owner to the Trustee on or prior to the Record Date, or, upon request by any Registered Owner of $1 million or more in aggregate principal amount of Series 1999C Bonds, by wire transfer to such Registered Owner pursuant to wire instructions reasonably satisfactory to the Trustee furnished to the Trustee prior to the Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Owner hereof on such Record Date and may be paid to the person in whose name this Series 1999C Bond is registered at the close of business on a Special Record Date, which shall be determined as provided in the Indenture. If any payment on the Series 1999C Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

1.             Indenture; Amended and Partially Restated Facility Lease Agreement.   This Series 1999C Bond is one of a series of bonds, limited to $95,000,000 in principal amount. Each Series 1999C Bond has been authorized by virtue of an ordinance adopted by the President and Board of Trustees of the Issuer on October 19, 1999.  The Series 1999C Bonds are secured pursuant to a Second Amended Mortgage, Security Agreement and Indenture of Trust between the Issuer and the Trustee dated as of October 15, 1999 and amended and restated as of the Initial Exchange Date (the “Indenture”).  Pursuant to the Indenture, the Issuer is also issuing its

(i) Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999A (the “Series 1999A Bonds”) in the aggregate principal amount of $115,000,000; (ii) Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999B (the “Series 1999B Bonds”) in the aggregate principal amount of $45,000,000; and (iii) Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999D (the “Series 1999D Bonds”) in the aggregate principal amount of $18,000,000 (collectively, with the Series 1999C Bonds, the “1999 Bonds”).

Terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture. Series 1999C Bondholders are referred to the Indenture for a statement of those terms.

The Series 1999 Bonds are being issued in an exchange, in accordance with Section 2.02 of the Indenture for the “Exchanged 1994 Bonds” and the “Non-Consenting 1994 Bonds,” both as defined in the Indenture. The Exchanged 1994 Bonds and the Non-Consenting Bonds, (collectively, the “1994 Bonds”), were issued by the Issuer to finance a portion of the costs of equipping and installing certain recycling and waste-to-energy facilities designed to process municipal solid waste (the “Project”), to fund a portion of a debt service reserve account with respect to the 1994 Bonds, pay capitalized interest on the 1994 Bonds, and to pay the costs incurred in connection with the issuance of the 1994 Bonds. Neither the Issuer nor the Company will receive any cash proceeds from the issuance of the 1999 Bonds.

The Series 1999C Bonds have been issued by the Issuer in furtherance of the public purposes of, and pursuant to The Industrial Project Revenue Bond Act, 65 ILCS 5/11-74-1 et seq., as supplemented and amended, and in particular as supplemented by the Local Government Debt Reform Act, 30 ILCS 350/1 et seq., as supplemented and amended.

The 1999 Bonds are being issued in exchange for the outstanding 1994 Bonds which were discharged pursuant to the Order, confirming the Joint Prepackaged Chapter 11 Plan of Reorganization Proposed by RRRP Robins, Inc., Robbins Resource Recovery Partners, L.P., and RRP Illinois, Inc., issued on                             , 2000 by the United States Bankruptcy Court for the District of Delaware. The Initial Exchange Date, the date on which all the 1999 Bonds have been issued, fixed pursuant to the Order                    , 2000.

The Project is leased to Robbins Resource Recovery Partners, L.P., a Delaware limited partnership (the “Company”), pursuant to an Amended and Partially Restated Lease Agreement dated as of October 15, 1999, between the Issuer and the Company (the “Facility Lease Agreement”). The Company has agreed in the Facility Lease Agreement to pay the Issuer Rentals sufficient to pay all amounts coming due on the Series 1999A Bonds and the Series 1999B Bonds and the Issuer has assigned its rights to such payments under the Facility Lease Agreement to the Trustee as security for the Bonds, other than the Series 1999C Bonds and the Series 1999D Bonds, issued under the Indenture.

The Indenture may be amended, and references thereto include any such amendments.

2.             Source of Payments.  The Series 1999C Bonds are limited obligations of the Issuer and, as provided in the Indenture, are payable, solely from the Exit Funding Payments and other moneys deposited in the accounts established under the Indenture for payment of the Series 1999C Bonds.  Exit Funding Payments are payable by Foster Wheeler Corporation under the Exit Funding Agreement between Foster Wheeler Corporation and the Trustee, dated as of October 15, 1999 and effective as of the Initial Exchange Date.

EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THE SERIES 1999C BONDS ARE NOT SECURED BY A MORTGAGE ON OR SECURITY INTEREST IN THE MORTGAGED PROPERTY GRANTED BY THE INDENTURE OR THE REVENUES.

3.             Method of Payment.  The Redemption Price of this Bond will be payable at the principal corporate trust office of the Trustee.  Interest will be paid to the registered owner hereof as of the Record Date by check mailed to such Owner’s registered address.  Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money.  If any payment on the Series 1999C Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

4.             Redemption.  The Series 1999C Bonds are subject to redemption prior to maturity as set forth in this Section.  Unless the Indenture or a supplemental indenture specifies otherwise, any partial redemption shall be on a pro rata basis.  In selecting portions of such Bonds for redemption, the Trustee shall treat each such Bond as representing that number of Bonds of the minimum Authorized Denomination which is obtained by dividing the principal amount of such Bond to be redeemed in part by the minimum Authorized Denomination for such Bonds.  If less than all of the 1999C Bonds are to be redeemed and such Bonds are held in book-entry only form, the Trustee shall direct the Securities Depository for such series of Bonds to select the particular Bonds or portions thereof to be redeemed in such a manner as to redeem such Bonds pro rata among all of its direct participants shown on the Securities Depository’s books to be holders of such Bonds.

Mandatory Sinking Fund Redemption.  This Series 1999C Bond is subject to redemption prior to maturity at a Redemption Price equal to the principal amount thereof, plus accrued interest, as provided in the Indenture, by application by the Trustee of funds on deposit to the credit of the Series 1999C Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

Year	Principal Amount

2023	$37,230,000
2024*	39,925,000

*                 Final Maturity

Special Mandatory Redemption.  (a) The Series 1999C Bonds are subject to special mandatory redemption not later than 180 days after a Determination of Taxability at a Redemption Price of 100% of the principal amount of such Bonds being redeemed, plus, in any case, accrued interest, if any, to the redemption date.  Fewer than all of a Series 1999C Bonds may be redeemed if redemption of fewer than all Series 1999C Bonds would result in the interest payable on the Series 1999C Bonds remaining Outstanding being not includable in the gross income for Federal income tax purposes of any owner other than a “substantial user” or “related person.”  If the lien of the Indenture as to any Series 1999C Bonds is discharged prior to the occurrence of a Determination of Taxability, as described in paragraph 8 below, the Series 1999C Bonds will not be redeemed as described in this paragraph.

(b)  If no Series 1999D Bonds shall be Outstanding, the Series 1999C Bonds are subject to special mandatory redemption, in whole or in part, on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall make the following deposits to the credit of the Redemption Fund), at a Redemption Price of 100% of their principal amount, plus accrued interest to the redemption date on which the Series 1999C Bonds are to be redeemed from certain Litigation Proceeds from the Retail Rate Litigation at the sole discretion of Foster Wheeler Corporation.  The Retail Rate Litigation concerns electric rates for electricity produced by the Project as described in the Indenture.

(c)  The 1999C Bonds are subject to special mandatory redemption, pro rata with the 1999D Bonds, from moneys paid to the Trustee by the Delaware Trustee on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall receive such funds), provided, however, there are no Series 1999A Bonds and Series 1999B Bonds then Outstanding.

Special Optional Redemption.  The 1999C Bonds, along with the other 1999 Bonds, are subject to redemption in whole at the opinion of the Issuer on the date that is ten and one half (10 1/2) years after the Initial Exchange Date at a Redemption Price of 100% of the principal amount of the Series 1999C Bonds being redeemed, plus accrued interest, if any, to the redemption date if there is to be a “change in use” to the effected under Treasury Regulation Section 1.141-12.  Less than all of the 1999 Bonds may be redeemed if, in the opinion of Bond Counsel (which opinion shall be delivered to the Trustee and the Issuer), redemption of all of the 1999 Bonds is not necessary to effect such change in use.  If less than all of the 1999 Bonds are to be redeemed, the Series 1999A Bonds and Series 1999B Bonds shall be redeemed before any Series 1999C Bonds or Series 1999D Bonds are redeemed if in the opinion of Bond Counsel, such order of redemption will not, in and of itself, cause a Determination of Taxability.

Notice of Redemption.  Not less than 30 days nor more than 60 days before each redemption date the Trustee will mail a notice of redemption by first-class mail, postage pre-paid to each Owner of Series 1999C Bonds to be redeemed at the addresses shown on the registration books of the Issuer maintained by the Trustee.  Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect of which no failure occurs.  Any notice mailed as provided in this paragraph will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice of Redemption.  When notice of redemption is required and given, and the conditions to any such redemption is satisfied the Series 1999C Bonds called for redemption are to become due and payable on the redemption date at the applicable redemption price; in such case when funds are deposited with the Trustee sufficient for redemption, interest on the Series 1999C Bonds to be redeemed ceases to accrue as of the date of redemption.

5.             Denominations; Transfer; Exchange.  The Series 1999C Bonds are in registered form without coupons in denominations of $1,000 or any integral multiple in excess thereof.  An Owner may transfer or exchange Series 1999C Bonds in accordance with the Indenture.  The Trustee may require an Owner, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Trustee need not register the transfer to or exchange of any Series 1999C Bond for the period beginning 15 days before mailing a notice of redemption of such Series 1999C Bond and ending on the redemption date.

6.             Persons Deemed Owners.  The Registered Owner of this Series 1999C Bond may be treated as the owner of it for all purposes.

7.             Unclaimed Money.  If money for the payment of principal, premium, if any, or interest remains unclaimed for six years, at the request of the Issuer the Trustee will pay the money to or for the account of the Company.  Thereafter, Owners entitled to the money must look only to the Company and not to the Trustee for payment unless an abandoned property law designates another person.

8.             Discharge Before Redemption or Maturity.  If the Company at any deposits with the Trustee money or Governmental Obligations as described in the Indenture sufficient to pay at redemption or maturity the principal of and interest on all Series 1999C Bonds at the time Outstanding under the Indenture, and if the Company also pays or causes to be paid all other sums then payable by the Company pursuant to the terms of the Indenture, the lien of the Indenture with respect to the Series 1999C Bonds will be discharged.  After discharge, Series 1999C Bondholders must look only to the deposited money and securities for payment.  Governmental Obligations are securities backed by the faith and credit of the United States, or securities evidencing ownership interest in such full-faith-and-credit securities.

9.             Additional Bonds.  Additional series of bonds may be issued in the future as provided in the Indenture and the Facility Lease Agreement.  No Series 1999C Bondholder consent is required in connection with the issuance of Additional Bonds.

10.           Amendment, Supplement, Waiver.  The Indenture, the Facility Lease Agreement or the Series 1999C Bonds may be amended or supplemented (including certain amendments which may be made without the consent of the Owners of the Series 1999C Bonds), and any past default or compliance with any provision may be waived, to the extent and in the circumstances permitted by the Indenture and the Facility Lease Agreement.

11.           Defaults and Remedies.  The Indenture provides that the occurrences of certain events constitute Events of Default.  The Owner of this Series 1999C Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

12.           No Personal Liability.  No officer or employee of the Issuer shall be individually or personally liable for the payment of the interest or principal or redemption premiums, if any, on the Series 1999C Bonds.  Each Series 1999C Bondholder by accepting a Series 1999C Bond waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Series 1999C Bonds.

13.           Authentication.  This Series 1999C Bond shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Series 1999C Bond.

14.           Abbreviations.  Customary abbreviations may be used in the name of a Series 1999C Bondholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/T/MA (Uniform Transfers to Minors Act).

The Trustee will furnish to any Series 1999C Bondholder upon written request and without charge a copy of the Indenture.  Requests may be made to:

SunTrust Bank, Central Florida National Association
225 East Robinson Street, Suite 250
Orlando, Florida 32801
Attention: Corporate Trust Department

IN WITNESS WHEREOF, the Village of Robbins, Cook County, Illinois has caused this bond to be executed in its name and on its behalf by the manual or facsimile signature of its Village President, and its corporate seal, or a facsimile thereof, to be hereunto affixed or otherwise reproduced hereon and attested by the manual or facsimile signature of its Village Clerk.

VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS

By:
Village President
ATTEST:

By:
Village President

CERTIFICATE OF AUTHENTICATION

This is one of the Series 1999A Bonds referred to in the within-referenced Indenture.

Dated:  October 15, 1999

SUNTRUST BANK, CENTRAL FLORIDA NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

For value received the undersigned sells, assigns and transfers unto                                                                  the within bond and hereby irrevocably constitutes and appoints                                  attorney to transfer the said bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated

Signature Guarantee:

Signatory

EXHIBIT E

FORM OF SERIES 1999D BONDS

E-1

Exhibit E to Indenture

[FORM OF SERIES 1999D BOND]

UNLESS THIS SERIES 1999D BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST PARTNERSHIP,  A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 1999D BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC).  ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

STATE OF ILLINOIS
COUNTY OF COOK

VILLAGE OF ROBBINS
RESOURCE RECOVERY REVENUE BOND
(ROBBINS RESOURCE RECOVERY PARTNERS, L.P. PROJECT)
SERIES 1999D

NO. RD-1

REGISTERED OWNER:	Cede & Co.

ORIGINAL PRINCIPAL AMOUNT:  Eighteen Million Dollars ($18,000,000)

ACCRETED AMOUNT

DUE AT MATURITY:	Thirty-five Million Eight Hundred Sixteen Thousand Six Hundred Eighteen Dollars and Ninety-One Cents ($35,816,618.91)

MATURITY DATE	YIELD TO MATURITY	DATED DATE	CUSIP

October 15, 2009	7.0%	October 15, 1999	770222AN7

THE SERIES 1999D BONDS (HEREINAFTER DEFINED) ARE SPECIAL, LIMITED OBLIGATIONS OF THE VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS. PAYABLE SOLELY FROM AND SECURED BY THE TRUST ESTATE TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE DESCRIBED HEREIN.  NO HOLDER

OF ANY OF THE SERIES 1999D BONDS HAS THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF THE VILLAGE OF ROBBINS OR OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO PAY THE SERIES 1999D BONDS OR THE INTEREST HEREON.  THE SERIES 1999D BONDS HAVE BEEN ISSUED PURSUANT TO THE CONSTITUTION AND LAWS OF THE STATE OF ILLINOIS INCLUDING THE INDUSTRIAL PROJECT REVENUE BOND ACT, 65 ILCS 5/11-74-1 ET SEQ.  THE SERIES 1999D BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE VILLAGE OF ROBBINS, THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF OR A LOAN OF THE CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION.

THE SERIES 1999D BONDS ARE NOT SECURED BY PAYMENTS UNDER THE HEREINAFTER DEFINED FACILITY LEASE AGREEMENT.

The Village of Robbins, Cook County, Illinois, a home rule unit of local government duly organized and validly existing under the Constitution and laws of the State of Illinois (the “Issuer”), promises to pay, solely from the source described in this Series 1999D Bond, to the Registered Owner hereof, or registered assigns, the Accreted Amount (hereinafter defined) on the Maturity Date stated above, or, if this Series 1999D Bond is called for earlier redemption as described herein, on the redemption date, the Accreted Amount as of such date consisting of the Original Principal Amount set forth above, compounded on each April 15 and October 15 of each year during the period from the Original Issue Date to the redemption date and determined by reference to accretion tables contained in Exhibit A hereto.

Principal and Redemption Price of this Series 1999D Bond are payable in lawful money of the United States of America at the principal office, in the city of Orlando, Florida, of SunTrust Bank, Central Florida, National Association, as trustee or its successor or assigns (the “Trustee”).  If any payment on the Series 1999D Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

1.             Indenture; Amended and Partially Restated Facility Lease Agreement.  This Series 1999D Bond is one of a series of bonds.  Each Series 1999D Bond has been authorized by virtue of an ordinance adopted by the President and Board of Trustees of the Issuer on October 19, 1999.  The Series 1999D Bonds are secured pursuant to the Second Amended Mortgage, Security Agreement and Indenture of Trust dated as of October 15, 1999, between the Issuer and the Trustee (the “Indenture”) and effective as of the Initial Exchange Date.  Pursuant to the Indenture, the Issuer is also issuing its (i) Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999A (the “Series 1999A Bonds”) in the aggregate principal amount of $115,000,000; (ii) Mandatorily Exchangeable Resource Recovery Revenue Bonds (Robbins Resource Recovery Partners, L.P. Project) Series 1999B (the “Series 1999B Bonds”) in the aggregate principal amount of $45,000,000; and (iii) Resource Recovery Revenue Bonds (Robbins Resource Recovery

Partners, L.P. Project) Series 1999C (the “Series 1999C Bonds”) in the aggregate principal amount of $95,000,000 (collectively, with the Series 1999D Bonds, the “1999 Bonds”).

Terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.  Series 1999D Bondholders are referred to the Indenture for a statement of those terms.

The Series 1999 Bonds are being issued in an exchange, in accordance with Section 2.02 of the Indenture for the “Exchanged 1994 Bonds” and the “Non-Consenting 1994 Bonds,” both as defined in the Indenture.  The Exchanged 1994 Bonds and the Non-Consenting Bonds, (collectively, the “1994 Bonds”), were issued by the Issuer to finance a portion of the costs of equipping and installing certain recycling and waste-to-energy facilities designed to process municipal solid waste (the “Project”), to fund a portion of a debt service reserve account with respect to the 1994 Bonds, pay capitalized interest on the 1994 Bonds, and to pay the costs incurred in connection with the issuance of the 1994 Bonds.  Neither the Issuer nor the Company will receive any cash proceeds from the issuance of the 1999 Bonds.

The Series 1999D Bonds have been issued by the Issuer in furtherance of the public purposes of, and pursuant to The Industrial Project Revenue Bond Act, 65 ILCS 5/11-74-1 et seq., as supplemented and amended, and in particular as supplemented by the Local Government Debt Reform Act, 30 ILCS 350/1 et seq., as supplemented and amended.

The 1999 Bonds are being issued in exchange for the outstanding 1994 Bonds pursuant to the Order, confirming the Joint Prepackaged Chapter 11 Plan of Reorganization Proposed by RRRP Robins, Inc., Robbins Resource Recovery Partners, L.P., and RRRP Illinois, Inc., dated                    , 2000 of the United States Bankruptcy Court for the District of Delaware.  The Initial Exchange Date, the date on which all the 1999 Bonds have been issued, fixed pursuant to the Order is                    , 2000.

The Project is leased to Robbins Resource Recovery Partners, L.P., a Delaware limited partnership (the “Company”), pursuant to an Amended and Partially Restated Lease Agreement dated as of October 15, 1999, between the Issuer and the Company (the “Facility Lease Agreement”).  The Company has agreed in the Facility Lease Agreement to pay the Issuer Rentals sufficient to pay all amounts coming due on the Series 1999A Bonds and the Series 1999B Bonds and the Issuer has assigned its rights to such payments under the Facility Lease Agreement to the Trustee as security for the Bonds, other than the Series 1999C Bonds and the Series 1999D Bonds, issued under the Indenture.

The Indenture and the Facility Lease Agreement may be amended, and references to them include any amendments.

THIS BOND IS A CAPITAL APPRECIATION BOND AND SHALL NOT BEAR INTEREST.  The Principal Amount of this Bond shall accrete until maturity, early redemption or acceleration to the amounts specified in Exhibit A to this Bond (the “Accreted Amount”).

In the event of an acceleration of the Series 1999D Bonds upon the occurrence of an event of default under the Indenture, the amount payable with respect to this Bond will be equal to its then current Accreted Amount, rounded down to the nearest dollar incremental amount.

The Accreted Amount of a Capital Appreciation Bond is deemed to be its principal amount whenever the Indenture requires the principal of Outstanding Series 1999D Bonds to be calculated for purposes of giving notices, consents, requests or demands of registered owners thereof or selecting bonds for redemption.

2.             Source of Payments.  The Series 1999D Bonds are limited obligations of the Issuer and, as provided in the Indenture, are payable, solely from the Litigation Proceeds upon the occurrence of a Litigation Event, Exit Funding Payments and other moneys deposited in the accounts established under the Indenture for payment of the Series 1999D Bonds.  A Litigation Event occurs if any Litigation Proceeds, as defined in the Indenture, is actually received as a result of, or relating to the litigation referred to in the Indenture as the Retail Rate Litigation.  The Retail Rate Litigation concerns electric rates for electricity produced by the Project (hereafter defined).  Exit Funding Payments are payable by Foster Wheeler Corporation under the Exit Funding Agreement between Foster Wheeler Corporation and the Trustee, dated as of October 15, 1999 and effective as of the Initial Exchange Date.

EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THE SERIES 1999D BONDS ARE NOT SECURED BY THE TRUST ESTATE GRANTED BY THE ISSUER UNDER THE INDENTURE.

3.             Method of Payment.  The Principal or Redemption Price of this Bond will be payable at the principal corporate trust office of the Trustee and will be paid to the registered owner hereof as of the Record Date upon surrender of this Bond.  Such amounts will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money.  If any payment on the Series 1999D Bonds is due on a non-Business Day, it will be made on the next Business Day, and no additional amount will accrete as a result of such later payment.

4.             Redemption.  The Series 1999D Bonds are subject to redemption prior to maturity as set forth in this Section.  Unless the Indenture or a supplemental indenture specifies otherwise, any partial redemption shall be on a pro rata basis.  In selecting portions of such Bonds for redemption, the Trustee shall treat each such Bond as representing that number of Bonds of the minimum Authorized Denomination which is obtained by dividing the principal amount of such Bond to be redeemed in part by the minimum Authorized Denomination for such Bonds.  If less than all of the 1999D Bonds are to be redeemed and such Bonds are held in book-entry only form, the Trustee shall direct the Securities Depository for such series of Bonds to select the particular Bonds or portions thereof to be redeemed in such a manner as to redeem such Bonds pro rata among all of its direct Participants shown on the Securities Depository’s books to be holders of such Bonds in accordance with their relative ownership of such Bonds.

Special Mandatory Redemption.  (a)  The Series 1999D Bonds are subject to special mandatory redemption, in whole or in part, on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall make the following deposits to the credit of the Redemption Fund), at a Redemption Price of 100% of their Accreted Amount to the redemption date on which the Series 1999D Bonds are to be redeemed the Trustee shall transfer moneys in the Retail Rate Litigation Proceeds Fund to the Series 1999D Bonds Redemption Account in the Redemption Fund after receipt of Litigation Proceeds for such purpose as provided in the Indenture.

(b)  The Series 1999D Bonds are subject to special mandatory redemption not later than 180 days after a Determination of Taxability at a Redemption Price of 100% of the Accreted Amount of such Bonds being redeemed on the redemption date.  Fewer than all of the Series 1999D Bonds may be redeemed if redemption of fewer than all Series 1999D Bonds would result in the deemed interest payable on the Series 1999D Bonds remaining Outstanding being not includable in the gross income for Federal income tax purposes of any owner other than a “substantial user” or “related person.”  If the lien of the Indenture as to all or a portion of the Series 1999D Bonds is discharged prior to the occurrence of a Determination of Taxability, as described in paragraph 8 below, such Series 1999D Bonds will not be redeemed as described in this paragraph.

(c)  The 1999D Bonds are subject to special mandatory redemption, pro rata with the 1999C Bonds, from moneys paid to the Trustee by the Delaware Trustee pursuant to Section 4.01 of the DBT Trust Agreement on the earliest practicable date (which date shall not be less than 45 days from the date the Trustee shall receive such funds), provided, however, there are no Series 1999A Bonds and Series 1999B Bonds then Outstanding.

Special Optional Redemption.  The 1999D Bonds, along with the other 1999 Bonds, are subject to redemption in whole at the option of the Issuer on the date that is ten and one half (10 1/2) years after the Initial Exchange Date at a Redemption Price of 100% of the principal amount of the Series 1999D Bonds being redeemed, plus accrued interest, if any, to the redemption date if there is to be a “change in use” to be effected under Treasury Regulation Section 1.141-12.  Less than all of the 1999 Bonds may be redeemed if, in the opinion of Bond Counsel (which opinion shall be delivered to the Trustee and the Issuer), redemption of less than all of the 1999 Bonds is necessary to effect such change in use.  If less than all of the 1999 Bonds are to be redeemed, the Series 1999A Bonds and Series 1999B Bonds shall be redeemed before any Series 1999C Bonds or Series 1999D Bonds are redeemed if in the opinion of Bond Counsel, such order of redemption will not, in and of itself, cause a Determination of Taxability.

Notice of Redemption.  Not less than 30 days nor more than 60 days before each redemption date the Trustee will mail a notice of redemption by first-class mail, postage pre-paid to each Owner of Series 1999D Bonds to be redeemed at the addresses shown on the registration books of the Issuer maintained by the Trustee.  Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect of which no failure occurs.  Any notice mailed as provided in this paragraph will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice of Redemption.  When notice of redemption is required and given, and the conditions to any such redemption is satisfied the Series 1999D Bonds called for redemption are to become due and payable on the redemption date at the applicable redemption price; in such case when funds are deposited with the Trustee sufficient for redemption on the Series 1999D Bonds to be redeemed ceases to accrue as of the date of redemption.

3.  Denominations; Transfer; Exchange.  The Series 1999D Bonds are in registered form without coupons and shall be in the minimum Authorized Denominations or any integral multiple thereof and shall be numbered consecutively but need not be authenticated or delivered in consecutive order.  The Owner may transfer or exchange Series 1999D Bonds in accordance with the Indenture.  The Trustee may require an Owner, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Trustee need not register the transfer or exchange of any Series 1999D Bond for the period beginning 15 days before mailing a notice of redemption of such Series 1999D Bond and ending on the redemption date.

4.  Persons Deemed Owners.  The Registered Owner of this Series 1999D Bond may be treated as the owner of it for all purposes.

5.  Unclaimed Money.  If money for the payment of the Accreted Amount, principal, premium, if any, or interest remains unclaimed for six years, at the request of the Issuer the Trustee will pay the money to or for the account of the Company.  After that, Owners entitled to the money must look only to the Company and not to the Trustee for payment unless an abandoned property law designates another person.

6.  Discharge Before Redemption or Maturity.  If the Company at any time deposits with the Trustee money or Governmental Obligations as described in the Indenture sufficient to pay at redemption or maturity the Accreted Amount on all Series 1999D Bonds at the time Outstanding under the Indenture, and if the Company also pays or causes to be paid all other sums then payable by the Company pursuant to the terms of the Indenture, the lien of the Indenture with respect to the Series 1999D Bonds will be discharged.  After discharge, Series 1999D Bondholders must look only to the deposited money and securities for payment.  Governmental Obligations are securities backed by the faith and credit of the United States, or securities evidencing ownership interest in such full-faith-and-credit securities.

7.  Additional Bonds.  Additional series of Bonds may be issued in the future as provided in the Indenture and the Facility Lease Agreement.  No Series 1999D Bondholder consent is required in connection with the issuance of Additional Bonds.

8.  Amendment, Supplement, Waiver.  The Indenture, the Facility Lease Agreement or the Series 1999D Bonds may be amended or supplemented (including certain amendments which may be made without the consent of the Owners of the Series 1999D Bonds), and any past default or compliance with any provision may be waived, to the extent and in the circumstances permitted by the Indenture and the Facility Lease Agreement.

9.  Defaults and Remedies.  The Indenture provides that the occurrences of certain events constitute Events of Default.  The Owner of this Series 1999D Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

10.  No Personal Liability.  No officer or employee of the Issuer shall be individually or personally liable for the payment of the interest or principal or redemption premiums, if any, on the Series 1999D Bonds.  Each Series 1999D Bondholder by accepting a Series 1999D Bond waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Series 1999D Bonds.

11.  Authentication.  This Series 1999D Bond shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Series 1999D Bond.

12.  Abbreviations.  Customary abbreviations may be used in the name of a Series 1999D Bondholder or an assignee, such as TEN COM (tenants in common),  TEN ENT (tenants by the entireties),  JT TEN (joint tenants with right of survivorship and not as tenants in common),  CUST (Custodian), and U/T/MA (Uniform Transfers to Minors Act).

The Trustee will furnish to any Series 1999D Bondholder upon written request and without charge a copy of the Indenture.  Requests may be made to:

SunTrust Bank, Central Florida National Association

225 East Robinson Street, Suite 250

Orlando, Florida 32801

Attention:  Corporate Trust Department

IN WITNESS WHEREOF, the Village of Robbins, Cook County, Illinois has caused this bond to be executed in its name and on its behalf by the manual or facsimile signature of its Village President, and its corporate seal, or a facsimile thereof, to be hereunto affixed or otherwise reproduced hereon and attested by the manual or facsimile signature of its Village Clerk.

VILLAGE OF ROBBINS, COOK COUNTY, ILLINOIS

By:
Village President

ATTEST:

By:
Village President

CERTIFICATE OF AUTHENTICATION

This is one of the Series 1999A Bonds referred to in the within-referenced Indenture.

Dated: October 15, 1999

SUNTRUST BANK, CENTRAL FLORIDA NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

For value received the undersigned sells, assigns and transfers unto                                                                   the within bond and hereby irrevocably constitutes and appoints                                       attorney to transfer the said bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated

Signature Guarantee:

Signatory

EXHIBIT F

LAYDOWN SITE

LEGAL DESCRIPTION OF LAYDOWN SITE

THAT PART OF JAMES J. SMITH AND COMPANY’S SECOND ADDITION TO CLAIRMOUNT, (BEING A SUBDIVISION OF LOT 3 IN ENGELLAND’S SUBDIVISION OF THE EAST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 35, TOWNSHIP 37 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY ILLINOIS), AS PER PLAT THEREOF RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS OF COOK COUNTY, ILLINOIS ON MAY 3 1893, AS DOCUMENT # 1860792, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF LOT 108 IN BLOCK 1 IN THE AFOREDESCRIBED SUBDIVISION; THENCE S.00-13’-31”E., ALONG THE WEST LINE OF BLOCK 1 (SAID LINE ALSO BEING THE PRESENT EAST RIGHT-OF-WAY LINE OF SAWYER AVENUE) IN THE AFOREDESCRIBED SUBDIVISION, FOR A DISTANCE OF 50.00 FEET TO THE NORTHWEST CORNER OF LOT 110 IN SAID BLOCK 1; THENCE N.90-00’-00”W., FOR A DISTANCE OF 332.79 FEET TO THE SOUTHWEST CORNER OF LOT 230 IN BLOCK 4 IN THE AFOREDESCRIBED SUBDIVISION (SAID POINT ALSO BEING ON THE EAST RIGHT-OF-WAY LINE OF SPAULDING AVENUE); THENCE S.00-30’-35”E., ON THE LAST DESCRIBED LINE, FOR A DISTANCE OF 86.00 FEET TO A POINT ON A LINE WHICH IS THE EASTERLY PROLONGATION OF A LINE 11.00 FEET SOUTH OF AND PARALLEL WITH THE SOUTH LINE OF LOTS 353 AND 264 IN BLOCK 5 IN THE AFOREDESCRIBED SUBDIVISION; THENCE N.90-00’-00”W., ON THE LAST DESCRIBED LINE FOR A DISTANCE OF 269.81 FEET TO A POINT ON A LINE 63.00 FEET EAST OF AND PARALLEL WITH THE EAST LINE OF SAID BLOCK 5 (SAID LINE ALSO BEING THE EAST RIGHT-OF-WAY LINE OF TURNER AVENUE); THENCE S.00-29’-40”E., ON THE LAST DESCRIBED LINE, FOR A DISTANCE OF 374.00 FEET TO A POINT ON THE SOUTH LINE OF SAID BLOCK 5 (SAID LINE ALSO BEING THE NORTH RIGHT-OF-WAY LINE OF 135TH STREET); THENCE N.90-00’-00”W., ON THE LAST DESCRIBED LINE, FOR A DISTANCE OF 395.91 FEET TO THE SOUTHWEST CORNER OF BLOCK 8 IN THE AFOREDESCRIBED SUBDIVISION; THENCE N.00-28’-46”W., ALONG THE WEST LINE OF SAID BLOCK 8 (SAID LINE ALSO BEING THE EAST RIGHT-OF-WAY LINE OF HOMAN AVENUE), FOR A DISTANCE OF 510.00 FEET TO THE NORTHWEST CORNER OF LOT 469 IN SAID BLOCK 8; THENCE N.90-00-00”E. FOR A DISTANCE OF 998.34 FEET, TO THE POINT OF THE BEGINNING, ALL IN COOK COUNTY ILLINOIS.

Laydown Site Lease

Dated as of October 15, 1999

F-1

EXHIBIT G

TRANSFER STATION SITE

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE A

POLICY NO.: 1401 007523503 D1

5.             THE LAND REFERRED TO IN THIS POLICY IS DESCRIBED AS FOLLOWS:

PARCEL 1:

A PARCEL OF LAND LYING AND BEING IN THE SOUTHWEST 1/4 OF SECTION 5 AND THE NORTHWEST 1/4 OF SECTION 8, TOWNSHIP 38 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, BEING MORE PARTICULARLY DECRIBED AS FOLLOWS:

COMMENCING AT THE CENTER OF SECTION 5 ; THENCE SOUTH 01 DEGREE 03 MINUTES 03.4 SECONDS EAST ALONG AND UPON THE NORTH - SOUTH 1/4 LINE OF SAID SECTION, FOR A DISTANCE OF 1983.657 FEET TO A POINT OF BEGINNING; THENCE CONTINUE SOUTH 01 DEGREE 03 MINUTES 03.4 SECONDS EAST FOR A DISTANCE OF 45.213 FEET; THENCE ALONG A CURVE CONCAVE TO THE SOUTH, BEING 43.000 FEET NORTHWESTERLY AND EQUIDISTANT TO THE CENTERLINE OF THE EXISTING NORTHWESTERLY TRACK, AN ARC DISTANCE OF 140.636 FEET, A RADIUS OF 5857.131 FEET, AND A CHORD WHICH BEARS SOUTH 60 DEGREES, 48 MINUTES 35.1 SECONDS WEST FOR A DISTANCE OF 140.632 FEET; THENCE SOUTH 60 DEGREES 07 MINUTES 18.8 SECONDS WEST ALONG A LINE BEING 43.000 FEET NORTHWESTERLY AND PARALLEL TO THE EXISTING CENTERLINE OF SAID TRACK, FOR A DISTANCE OF 528.874 FEET; THENCE ALONG A CURVE CONCAVE TO THE NORTH, BEING 43.000 FEET NORTHWESTERLY AND EQUIDISTANT TO THE CENTERLINE OF SAID TRACK, AN ARC DISTANCE OF 488.668 FEET, A RADIUS OF 3847.000 FEET, AND A CHORD WHICH BEARS SOUTH 63 DEGREES 45 MINUTES 39.3 SECONDS WEST FOR A DISTANCE OF 488.340 FEET; THENCE SOUTH 67 DEGREES 23 MINUTES 59.7 SECONDS WEST ALONG A LINE BEING 43.000 FEET NORTHWESTERLY AND PARALLEL TO SAID CENTERLINE OF SAID TRACK, FOR A DISTANCE OF 536.055 FEET: THENCE NORTH 22 DEGREES 17 MINUTES 53.9 SECONDS WEST FOR A DISTANCE OF 165.162 FEET;  THENCE NORTH 67 DEGREES 42 MINUTES 06.1 SECONDS EAST FOR A DISTANCE OF 1703.486 FEET TO THE POINT OF BEGINNING                            .

PARCEL 3:

A 30.00 FOOT WIDE INGRESS AND EGRESS EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY LICENSE FOR ROADWAY ON RIGHT-OF-WAY DATED MARCH 21, 1996 AND RECORDED MARCH 22, 1996 AS DOCUMENT NO. 96221876 AND BY AGREEMENT FOR PRIVATE CROSSING DATED MARCH 21, 1996 AND RECORDED MARCH 22, 1996 AS DOCUMENT NO. 96221875, LYING ENTIRELY ON AT & SF RY PROPERY, LYING AND BEING IN THE NORTHWEST 1/4 OF SECTION 8, AND THE NORTHEAST 1/4 OF SECTION 7, TOWNSHIP 38 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPLE MERIDIAN, AND WHICH 30.00 WIDE EASEMENT IS DESCRIBED AS BEING 15.00 FEET ON EACH SIDES OF THE FOLLOWING DESCRIBED CENTERLINE:

COMMENCING AT THE CENTER OF SECTION 5, TOWNSHIP 38 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPLE MERIDIAN; THENCE SOUTH 01 DEGREE 03 MINUTES 03 SECONDS EAST ALONG AND UPON THE NORTH-SOUTH 1/4 LINE OF SAID SECTION, FOR A DISTANCE OF 1983.66 FEET; THENCE CONTINUE SOUTH 01 DEGREE 03 MINUTES 03 SECONDS EAST FOR A DISTANCE OF 45.21 FEET; THENCE ALONG THE ARC OF A CURVE CONCAVE TO THE SOUTH, BEING 43.00 FEET NORTHWESTERLY AND EQUIDISTANT TO THE CENTERLINE OF THE EXISTING NORTHWESTERLY TRACK, FOR AN ARC DISTANCE OF 140.64 FEET, WITH A RADIUS OF 5857.13 FEET, AND WITH

CONTINUED ON NEXT PAGE

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE A (continued)

POLICY NO.: 1401 007523503 D1

A CHORD WHICH BEARS SOUTH 60 DEGREES 48 MINUTES 35 SECONDS WEST FOR A DISTANCE OF 140.63 FEET; THENCE SOUTH 60 DEGREES 07 MINUTES 19 SECONDS WEST ALONG A LINE BEING 43.00 FEET NORTHWESTERLY AND PARALLEL TO THE EXISTING CENTERLINE OF SAID TRACK, FOR A DISTANCE OF 528.87 FEET; THENCE ALONG THE ARC OF A CURVE CONCAVE TO THE NORTH, BEING 43.00 FEET NORTHWESTERLY AND EQUIDISTANT TO THE CENTERLINE OF SAID TRACK, FOR AN ARC DISTANCE OF 488.67 FEET, WITH A RADIUS OF 3847.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 63 DEGREES 45 MINUTES 39 SECONDS WEST FOR A DISTANCE OF 488.34 FEET; THENCE SOUTH 67 DEGREES 24 MINUTES 00 SECONDS WEST ALONG A LINE BEING 43.00 FEET NORTHWESTERLY AND PARALLEL TO SAID CENTERLINE OF SAID TRACK, FOR A DISTANCE OF 536.06 FEET; THENCE NORTH 22 DEGREES 17 MINUTES 54 SECONDS WEST FOR A DISTANCE OF 15.00 FEET TO THE POINT-OF-BEGINNING OF SAID CENTERLINE; THENCE SOUTH 67 DEGREES 24 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 1618.60 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 52.95 FEET, WITH A RADIUS OF 1018.35 FEET, AND WITH A CHORD WHICH BEARS SOUTH 68 DEGREES 53 MINUTES 22 SECONDS WEST FOR A DISTANCE OF 52.94 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 31.40 FEET, WITH A RADIUS OF 40.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 47 DEGREES 53 MINUTES 22 SECONDS WEST FOR A DISTANCE OF 30.60 FEET; THENCE SOUTH 25 DEGREES 24 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 119.38 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT, TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF THE ORIGINAL 100-FOOT WIDE AT & SF RY RIGHT-OF-WAY, FOR AN ARC DISTANCE OF 23.94 FEET, WITH A RADIUS OF 40.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 42 DEGREES 32 MINUTES 32 SECONDS WEST FOR A DISTANCE OF 23.58 FEET TO THE POINT-OF-TERMINUS OF SAID EASEMENT, ALL IN COOK COUNTY, STATE OF ILLINOIS.

ALSO

THAT PORTION OF A 30.00-FOOT WIDE INGRESS AND EGRESS EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY LICENSE FOR ROADWAY ON RIGHT-OF-WAY DATED MARCH 21, 1996 AND RECORDED MARCH 22, 1996 AS DOCUMENT NO. 96221876, LYING ENTIRELY ON THE AT & SF RY PROPERTY, LYING AND BEING IN THE NORTHEAST 1/4 AND THE NORTHWEST 1/4 OF SECTION 7, TOWNSHIP 38 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPLE MERIDIAN, AND WHICH 30.00-FOOT WIDE EASEMENT IS DESCRIBED AS BEING 15.00 FEET ON EACH SIDES OF THE FOLLOWING DESCRIBED CENTERLINE:

COMMENCING AT THE CENTER OF SECTION 5, TOWNSHIP 38 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPLE MERIDIAN; THENCE SOUTH 01 DEGREE 03 SECONDS EAST ALONG AND UPON THE NORTH-SOUTH 1/4 LINE OF SAID SECTION, FOR A DISTANCE OF 1983.66 FEET; THENCE CONTINUE SOUTH 01 DEGREE 03 MINUTES 03 SECONDS EAST FOR A DISTANCE OF 45.21 FEET; THENCE ALONG THE ARC OF A CURVE CONCAVE TO THE SOUTH, BEING 43.00 FEET NORTHWESTERLY AND EQUIDISTANT TO THE CENTERLINE OF THE EXISTING NORTHWESTERLY TRACK, FOR AN ARC DISTANCE OF 140.64 FEET, WITH A RADIUS OF 5857.13 FEET, AND WITH A CHORD WHICH BEARS SOUTH 60 DEGREES 48 MINUTES 35 SECONDS WEST FOR A DISTANCE OF 140.63 FEET; THENCE SOUTH 60 DEGREES 07 MINUTES 19 SECONDS WEST ALONG A LINE BEING 43.00 FEET NORTHWESTERLY AND PARALLEL TO THE EXISTING CENTERLINE OF SAID TRACK, FOR A DISTANCE OF 528.87 FEET; THENCE ALONG THE ARC OF A CURVE CONCAVE TO THE NORTH, BEING 43.00 FEET NORTHWESTERLY AND EQUIDISTANT TO THE CENTERLINE OF SAID TRACK, FOR AN ARC DISTANCE OF 488.67 FEET, WITH A RADIUS OF 3847.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 63 DEGREES 45 MINUTES 39 SECONDS WEST FOR A DISTANCE OF 488.34 FEET; THENCE SOUTH 67 DEGREES 24 MINUTES 00 SECONDS WEST ALONG A LINE BEING 43.00 FEET NORTHWESTERLY AND PARALLEL TO SAID CENTERLINE OF SAID TRACK, FOR A DISTANCE OF 486.14

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.

2

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE A (continued)

POLICY NO.: 1401 007523503 D1

FEET; THENCE SOUTH 22 DEGREES 36 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 15.00 FEET; THENCE SOUTH 67 DEGREES 24 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 1668.44 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 83.04 FEET, WITH A RADIUS OF 1048.35 FEET, AND WITH A CHORD WHICH BEARS SOUTH 69 DEGREES 40 MINUTES 10 SECONDS WEST FOR A DISTANCE OF 83.02 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 32.49 FEET, WITH A RADIUS OF 40.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 48 DEGREES 40 MINUTES 10 SECONDS WEST FOR A DISTANCE OF 31.60 FEET; THENCE SOUTH 25 DEGREES 24 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 77.51 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT, TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF THE ORIGINAL 100-FOOT WIDE AT & SF RIGHT-OF-WAY, FOR AN ARC DISTANCE OF 23.94 FEET, WITH A RADIUS OF 40.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 42 DEGREES 32 MINUTES 32 SECONDS WEST FOR A DISTANCE OF 23.58 FEET; THENCE CONTINUING ALONG AND UPON SAID PREVIOUS CURVES FOR AN ARC DISTANCE OF 5.39 FEET, WITH A RADIUS OF 40.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 63 DEGREES 32 MINUTES 32 SECONDS WEST FOR A DISTANCE OF 5.38 FEET; THENCE SOUTH 67 DEGREES 24 MINUTES 00 SECONDS WEST FOR A DISTANCE 213.81 FEET; THENCE ALONG THE ARC OF THE CURVE TO THE RIGHT FOR AN ARC DISTANCE 244.55 FEET, WITH A RADIUS OF 275.35 FEET, AND WITH A CHORD WHICH BEARS NORTH 87 DEGREES 09 MINUTES 25 SECONDS WEST FOR A DISTANCE OF 236.59 FEET; THENCE NORTH 61 DEGREES 42 MINUTES 51 SECONDS WEST FOR A DISTANCE OF 177.32 FEET TO A POINT ON SAID CENTERLINE WHICH DEFINES THE INTERSECTION OF SAID CENTERLINE WITH A LINE DRAWN PERPENDICULARLY AND THROUGH THE POINT WHERE THE NORTHERLY LINE OF THIS EASEMENT INTERSECTS THE SOUTHERLY LINE OF THE ORIGINAL 100-FOOT WIDE AT & SF RY RIGHT-OF-WAY, WHICH IS ALSO THE BEGINNING OF THAT PORTION OF THIS 30-FOOT WIDE EASEMENT LYING AND BEING NORTH OF THE SOUTHERLY LINE OF THE AT & SF RY RIGHT-OF-WAY; THENCE NORTH 61 DEGREES 42 MINUTES 51 SECONDS WEST CONTINUING ALONG AND UPON SAID CENTERLINE, FOR A DISTANCE OF 90.11 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 83.21 FEET, WITH A RADIUS OF 195.00 FEET, AND WITH A CHORD WHICH BEARS NORTH 73 DEGREES 56 MINUTES 19 SECONDS WEST FOR A DISTANCE OF 82.58 FEET TO A POINT ON SAID CENTERLINE WHICH DEFINES THE INTERSECTION OF SAID CENTERLINE WITH A LINE DRAWN PERPENDICULARLY AND THROUGH THE POINT WHERE THE NORTHERLY LINE OF THIS EASEMENT INTERSECTS THE SOUTHERLY LINE OF THE ORIGIANL 100-FOOT WIDE AT & SF RY RIGHT-OF-WAY, WHICH IS ALSO THE POINT OF TERMINUS OF THAT PORTION OF THIS 30-FOOT WIDE EASEMENT LYING AND BEING NORTH OF THE SOUTHERLY LINE OF THE AT &SF RY RIGHT-OF-WAY, ALL IN COOK COUNTY, ILLINOIS.

PARCEL 4:

A 30.00-FOOT WIDE INGRESS AND EGRESS EASEMENT, EXCEPT AS NOTED WITHIN THE BODY OF THE DESCRIPTION, TOGETHER WITH A 40.00-FOOT WIDE INGRESS AND EGRESS EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY EASEMENT AGREEMENT DATED MARCH 7, 1996 AND RECORDED MARCH 22, 1996 AS DOCUMENT NO. 96221874, LYING ENTIRELY ON THE WATER RECLAMATION DISTRICT’S PROPERTY, SAID EASEMENTS BEING PART OF LOTS 86, 88, 90, 92, 94, 96, 98, 100, 102 AND 104 OF THE SANITARY DISTRICT TRUSTEE’ SUBDIVISION, AND ALSO LYING AND BEING IN THE NORTHEAST 1/4 AND THE NORTHWEST 1/4 OF SECTION 7, TOWNSHIP 38 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPLE MERIDIAN, AND THE NORTHEAST 1/4 AND SOUTHEAST 1/4 OF SECTION 12, TOWNSHIP 38 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPLE MERIDIAN, AND WHICH 30.00-FOOT WIDE EASEMENT IS DESCRIBED AS BEING 15.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

COMMENCING AT THE CENTER OF SECTION 5, TOWNSHIP 38 NORTH, RANGE 13 EAST OF THE THIRD

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.

3

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE A (continued)

POLICY NO.: 1401 007523503 D1

PRINCIPLE MERIDIAN; THENCE SOUTH 01 DEGREE 03 MINUTES 03 SECONDS EAST ALONG AND UPON THE NORTH-SOUTH 1/4 LINE OF SAID SECTION, FOR A DISTANCE OF 1983.66 FEET; THENCE CONTINUE SOUTH 01 DEGREE 03 MINUTES 03 SECONDS EAST FOR A DISTANCE OF 45.21 FEET; THENCE ALONG THE ARC OF A CURVE CONCAVE TO THE SOUTH, BEING 43.00 FEET NORTHWESTERLY AND EQUIDISTANT TO THE CENTERLINE OF THE EXISTING NORTHWESTERLY TRACK, FOR AN ARC DISTANCE OF 140.64 FEET, WITH A RADIUS OF 5857.13 FEET, AND WITH A CHORD WHICH BEARS SOUTH 60 DEGREES 48 MINUTES 35 SECONDS WEST FOR A DISTANCE OF 140.63 FEET; THENCE SOUTH 60 DEGREES 07 MINUTES 19 SECONDS WEST ALONG A LINE BEING 43.00 FEET NORTHWESTERLY AND PARALLEL TO THE EXISTING CENTERLINE OF SAID TRACK, FOR A DISTANCE OF 528.87 FEET; THENCE ALONG THE ARC OF A CURVE TO CONCAVE TO THE NORTH, BEING 43.00 FEET NORTHWESTERLY AND EQUIDISTANT TO THE CENTERLINE OF SAID TRACK, FOR AN ARC DISTANCE OF 488.67 FEET, WITH A RADIUS OF 3847.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 63 DEGREES 45 MINUTES 39 SECONDS WEST FOR A DISTANCE OF 488.34 FEET; THENCE SOUTH 67 DEGREES 24 MINUTES 00 SECONDS WEST ALONG A LINE BEING 43.00 NORTHWESTERLY AND PARALLEL TO SAID CENTERLINE OF SAID TRACK, FOR A DISTANCE OF 486.14 FEET; THENCE SOUTH 22 DEGREES 36 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 15.00 FEET; THENCE SOUTH 67 DEGREES 24 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 1668.44 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 83.04 FEET, WITH A RADIUS OF 1048.35 FEET, AND WITH A CHORD WHICH BEARS SOUTH 69 DEGREES 40 MINUTES 10 SECONDS WEST FOR A DISTANCE OF 83.02 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 32.49 FEET, WITH A RADIUS OF 40.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 48 DEGREES 40 MINUTES 10 SECONDS WEST FOR A DISTANCE OF 31.60 FEET; THENCE SOUTH 25 DEGREES 24 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 77.51 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT, TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF THE ORIGINAL 100-FOOT WIDE AT & SF RY RIGHT-OF-WAY, FOR AN ARC DISTANCE OF 23.94 FEET, WITH A RADIUS OF 40.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 42 DEGREES 32 MINUTES 32 SECONDS WEST FOR A DISTANCE OF 23.58 FEET TO THE POINT-OF-BEGINNING OF SAID 30.00-FOOT WIDE EASEMENT; THENCE CONTINUING ALONG AND UPON SAID PREVIOUS CURVES FOR AN ARC DISTANCE OF 5.39 FEET, WITH A RADIUS OF 40.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 63 DEGREES 32 MINUTES 32 SECONDS WEST FOR A DISTANCE OF 5.38 FEET; THENCE SOUTH 67 DEGREES 24 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 213.81 FEET TO A POINT OF INTERSECTION OF ANOTHER 30 FOOT WIDE EASEMENT, SAID POINT TO BE LABELED POINT “B”; THENCE ALONG THE ARC OF THE CURVE TO THE RIGHT FOR AN ARC DISTANCE 244.55 FEET, WITH A RADIUS OF 275.35 FEET, AND WITH A CHORD WHICH BEARS NORTH 87 DEGREES 09 MINUTES 25 SECONDS WEST FOR A DISTANCE OF 236.59 FEET; THENCE FOR THE NEXT TWO COURSES OF THIS EASEMENT, THE NORTHERLY HALF OF THIS EASEMENT VARIES IN WIDTH FROM 1 FOOT TO 15 FEET SO AS TO BE CONTIGUOUS AND ADJACENT TO THE SOUTHERLY LINE OF SAID RAILROAD RIGHT-OF-WAY, FOR A CENTERLINE BEARING OF NORTH 61 DEGREES 42 MINUTES 51 SECONDS WEST FOR A DISTANCE OF 267.43 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 84.49 FEET, WITH A RADIUS OF 195.00 FEET, AND WITH A CHORD WHICH BEARS NORTH 74 DEGREES 07 MINUTES 38 SECONDS WEST FOR A DISTANCE OF 83.83 FEET; THENCE NORTH 86 DEGREES 32 MINUTES 25 SECONDS WEST FOR A DISTANCE OF 74.82 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 164.08 FEET, WITH A RADIUS OF 400 FEET, AND WITH A CHORD WHICH BEARS SOUTH 81 DEGREES 42 MINUTES 30 SECONDS WEST FOR A DISTANCE OF 162.93 FEET; THENCE SOUTH 69 DEGREES 57 MINUTES 25 SECONDS WEST FOR A DISTANCE OF 60.67 FEET; THENCE SOUTH 68 DEGREES 04 MINUTES 33 SECONDS WEST FOR A DISTANCE OF 280.47 FEET TO A POINT OF INTERSECTION WITH ANOTHER 30-FOOT WIDE EASEMENT, SAID POINT LABELLED POINT “C”; THENCE SOUTH 68 DEGREES 04 MINTES 33 SECONDS WEST FOR A DITANCE OF 274.80 FEET; THENCE SOUTH 66 DEGREES 53 MINUTES 13 SECONDS WEST FOR A DISTANCE OF 215.52 FEET;

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.

4

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE A (continued)

POLICY NO.: 1401 007523503 D1

THENCE SOUTH 67 DEGREES 42 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 1,829.65 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 94.61 FEET, WITH A RADIUS OF 205.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 54 DEGREES 29 MINUTES 10 SECONDS WEST FOR A DISTANCE OF 93.77 FEET; THENCE SOUTH 41 DEGREES 15 MINUTES 52 SECONDS WEST FOR A DISTANCE OF 50.41 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 96.72 FEET, WITH A RADIUS OF 210.00 FEET, AND WITH CHORD WHICH BEARS SOUTH 54 DEGREES 27 MINUTES 32 SECONDS WEST FOR A DISTANCE OF 95.87 FEET; THENCE SOUTH 67 DEGREES 39 MINUTES 12 SECONDS WEST FOR A DISTANCE OF 179.73 FEET TO A POINT OF INTERSECTION WITH THE CENTERLINE OF SAID 40.00 FEET WIDE EASEMENT, SAID POINT TO BE LABELED POINT “A”; THENCE SOUTH 67 DEGREES 39 MINUTES, 12 SECONDS WEST CONTINUING ALONG AND UPON THE CENTER LINE OF SAID 30.00 FEET WIDE EASEMENT, FOR DISTANCE OF 275.12 FEET; THENCE ALONG THE ARC OF A CIRCLE TO THE RIGHT FOR AN ARC DISTANCE OF 379.66 FEET, WITH A RADIUS OF 1,683.46 FEET, AND WITH A CHORD WHICH BEARS SOUTH 74 DEGREES 06 MINUTES 51 SECONDS WEST FOR A DISTANCE OF 378.86 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 359.39 FEET, WITH A RADIUS OF 1,575.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 74 DEGREES 02 MINUTES 16 SECONDS WEST FOR A DISTANCE OF 358.62 FEET; THENCE SOUTH 67 DEGREES 30 MINUTES 03 SECONDS WEST FOR A DISTANCE OF 315.76 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 404.91, WITH A RADIUS OF 745.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 51 DEGREES 55 MINUTES 50 SECONDS WEST FOR A DISTANCE OF 399.95 FEET; THENCE SOUTH 36 DEGREES 21 MINUTES 37 SECONDS WEST FOR A DISTANCE OF 213.28 FEET; THENCE SOUTH 46 DEGREES 39 MINUTES 53 SECONDS WEST FOR A DISTANCE OF 136.80 FEET; THENCE SOUTH 44 DEGREES 58 MINUTES 35 SECONDS WEST FOR A DISTANCE OF 72.41 FEET; THENCE SOUTH 59 DEGREES 11 MINUTES 33 SECONDS WEST FOR A DISTANCE OF 442.69 FEET; THENCE SOUTH 30 DEGREES 48 MINUTES 27 SECONDS EAST FOR A DISTANCE 18.95 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 81.12 FEET, WITH A RADIUS OF 50.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 77 DEGREES 17 MINUTES 06 SECONDS EAST FOR A DISTANCE OF 72.51 FEET, THENCE NORTH 56 DEGREES 14 MINUTES 14 SECONDS EAST ALONG AND UPON THE OFF-RAMP FROM THE I-55 HIGHWAY, TO THE POINT-OF-INTERSECTION WITH THE NORTHERLY RIGHT-OF-WAY LINE OF SAID HIGHWAY, AS DEPICTED ON THE RIGHT-OF-WAY PLANS KNOWN AS FEDERAL AID PROJECT #I-55-7(21)278, AND WHICH ARE DATED DECEMBER 28, 1962;

TOGETHER WITH A 40.00-FOOT WIDE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY EASEMENT AGREEMENT DATED MARCH 7, 1996 AND RECORDED MARCH 22, 1996 AS DOCUMENT NO. 96221874, 20.00 FEET ON EACH SIDES OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT THE PREVIOUSLY LABELLED POINT “A”; THENCE SOUTH 22 DEGREES 20 MINUTES 48 SECONDS EAST FOR A DISTANCE OF 18.82 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 101.72, WITH A RADIUS OF 70.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 19 DEGREES 16 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 93.00 FEET; THENCE SOUTH 60 DEGREES 54 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 129.24 FEET; THENCE SOUTH 72 DEGREES 46 MINUTES 44 SECONDS WEST ALONG AND UPON THE ON-RAMP TO THE I-55 HIGHWAY, TO THE POINT-OF-INTERSECTION WITH THE NORTHERLY RIGHT-OF-WAY LINE OF SAID HIGHWAY, AS DEPICTED ON THE RIGHT-OF-WAY PLANS KNOWN AS FEDERAL AID PROJECT #I-55-7(21)278, AND WHICH ARE DATED DECEMBER 28, 1962;

TOGETHER WITH ANOTHER 30-FOOT WIDE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY EASMENT AGREEMENT DATED MARCH 7, 1996 AND RECORDED MARCH 22, 1996 AS DOCUMENT NO. 96221874, 15 FEET ON EACH OF THE FOLLOWING DESCRIBED CENTERLINE:

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.

5

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE A (continued)

POLICY NO.: 1401 007523503 D1

BEGINNING AT THE PREVIOUSLY LABLED POINT “B”; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 185.00 FEET, WITH A RADIUS OF 400.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 80 DEGREES 39 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 183.36 FEET; THENCE NORTH 86 DEGREES 06 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 93.75 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 101.98 FEET, WITH A RADIUS OF 140.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 73 DEGREES 01 MINUTES 58 SECONDS WEST FOR A DISTANCE OF 99.74 FEET; THENCE SOUTH 52 DEGREES 09 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 28.00 FEET, THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 98.60 FEET, WITH A RADIUS OF 100.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 80 DEGREES 24 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 94.65 FEET; THENCE NORTH 71 DEGREES 20 MINUTES 36 SECONDS WEST FOR A DISTANCE OF 92.03 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 47.66 FEET, WITH A RADIUS OF 200.00 FEET, AND A WITH A CHORD WHICH BEARS NORTH 64 DEGREES 31 MINUTES 01 SECONDS WEST FOR A DISTANCE OF 47.54 FEET; THENCE NORTH 57 DEGREES 41 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 118.62 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 51.32 FEET, WITH A RADIUS OF 200.00 FEET, AND WITH A CHORD WHICH BEARS NORTH 65 DEGREES 02 MINUTES 28 SECONDS WEST FOR A DISTANCE OF 51.17 FEET; THENCE NORTH 72 DEGREES 23 MINUTES 30 SECONDS WEST FOR A DISTANCE OF 55.20 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 100.41 FEET, WITH A RADIUS OF 140.00 FEET, AND WITH A CHORD WHICH BEARS SOUTH 87 DEGREES 03 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 98.27 FEET; THENCE SOUTH 66 DEGREES 30 MINUTES 49 SECONDS WEST FOR A DISTANCE OF 125.08 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 29.02 FEET, WITH A RADIUS OF 35.00 FEET, AND WITH A CHORD WHICH BEARS NORTH 89 DEGREES 43 MINUTES 57 SECONDS WEST FOR A DISTANCE OF 28.20 FEET; THENCE NORTH 65 DEGREES 58 MINUTES 42 SECONDS WEST FOR A DISTANCE OF 11.81 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT FOR AN ARC DISTANCE OF 40.10 FEET, WITH A RADIUS OF 50.00 FEET, AND WITH A CHORD WHICH BEARS NORTH 88 DEGREES 57 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 39.03 FEET TO SAID POINT “C”, ALL IN COOK COUNTY, ILLINOIS.

6

EXHIBIT H

SERIES 1999D BONDS,
TABLE OF ACCRETED AMOUNTS

Date	Accreted

10/15/1999	$18,000,000.00
4/15/2000	18,630,014.33
10/15/0200	19,282,234.96
4/15/2001	19,957,020.06
10/15/2001	20,655,444.13
4/15/2002	21,378,581.66
10/15/2002	22,126,790.83
4/15/2003	22,901,146.13
10/15/2003	23,702,722.06
4/15/2004	24,532,234.96
10/15/2004	25,390,759.31
4/15/2005	$26,279,727.79
10/15/2005	27,199,498.57
04/15/2006	28,151,504.30
10/15/2006	29,136,819.48
4/15/2007	30,156,518.62
10/15/2007	31,212,034.38
4/15/2008	32,304,441.26
10/15/2008	33,435,171.92
4/15/2009	34,605,300.86
10/15/2009	35,816,618.91

H-1